Exhibit 10.1

                                                  SIXTH AMENDMENT

                  SIXTH AMENDMENT, dated as of June 9, 1999 (this "Amendment"), to the Credit and Guarantee Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among:

(a) REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Company");

(b) REMINGTON CONSUMER PRODUCTS LIMITED, a corporation organized and existing under the laws of the United Kingdom (the "UK Borrower");

(c) each Acquisition Subsidiary from time to time party thereto (together with the Company and the UK Borrower, the "Borrowers");

(d) the Lenders from time to time parties to the Agreement including the Issuing Bank;

(e) FLEET NATIONAL BANK and BANQUE NATIONALE DE PARIS, as Co- Documentation Agents (in such capacity, the "Co-Documentation Agents"); and

(f) THE CHASE MANHATTAN BANK (formerly known as CHEMICAL BANK), a New York banking corporation, as administrative agent (in such capacity, the "Agent") for the Lenders hereunder.

                              W I T N E S S E T H :

         WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Credit Agreement;

         WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to amend certain provisions of the Credit Agreement in accordance with the terms hereof;

         WHEREAS, the Agent and the Lenders are willing to amend such provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

         NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

         1. Defined Terms. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Credit Agreement.

         2. Amendment of Credit Agreement. (a) The Credit Agreement hereby is amended to effect the changes contained in Annex I hereto, such that (after giving effect to this Amendment) the Credit Agreement will have the terms and conditions reflected in Annex I hereto.

         (b) The Credit Agreement hereby is further amended by inserting therein as new Exhibits A-5A and A-5B each of Annex II and Annex III, respectively, hereto.

         3. Amendment of Guarantees and Security Documents. Each Lender hereby authorizes and instructs the Agent to execute and deliver an amendment (the "Security Amendment") to each Guarantee and Security Document substantially in the form of Annex IV hereto.

         4. Certain Matters Regarding Supplemental Loans. Each party hereto hereby acknowledges and consents to the provisions of subsection 9.6 of the Credit Agreement.

         5. Representation and Warranty. Each of the Company, each of its Affiliates who is a party hereto and each of its Subsidiaries who is a party hereto (each, a "Credit Party") hereby represents and warrants to the Agent and the Lenders that (a) the Security Documents and Guarantees to which such Credit Party is a party are in full force and effect immediately prior to the effectiveness of this Amendment and the Security Amendment and shall remain in full force and effect after giving effect hereto and thereto and (b) each of the representations and warranties contained in each Security Document and Guarantee to which such Credit Party is a party is true and correct in all material respects on the date hereof.

         6. Certain Voting Matters. (a) Each Unsecured Supplemental Lender hereby grants to the Agent such Unsecured Supplemental Lender's irrevocable and unconditional proxy to exercise any and all voting rights attributable to the Unsecured Supplemental Loans of such Unsecured Supplemental Lender (including, without limitation, any voting rights attributable to claims existing on account of such Unsecured Supplemental Loans in a bankruptcy or similar proceeding). Each Lender hereby authorizes and instructs the Agent to (i) accept such proxy and (ii) exercise such voting rights with respect to the Unsecured Supplemental Loans by voting with respect to such Unsecured Supplemental Loans in the same manner as the Majority Lenders (assuming for purposes of calculating the "Majority Lenders" that the Unsecured Supplemental Loans did not exist). The Agent hereby accepts such proxy and agrees to exercise the voting rights attributable to the Unsecured Supplemental Loans in the manner contemplated by clause (ii) above.

         (b) Notwithstanding the provisions of Section 6(a) above, each Unsecured Supplemental Lender may request in writing that the Agent vote the Unsecured Supplemental Loans held by such Unsecured Supplemental Lender in a particular manner with respect to any matter which is of the type described in clause (i), (ii)(a), (ii)(b) or (iii) of the proviso to subsection 18.1 of the Credit Agreement and, if such request is actually received by the Agent prior to 12:00 Noon (New York City time) at least one Business Day prior to the deadline established for collecting votes on the relevant issue, the Agent shall vote the Unsecured Supplemental Loans of such record holder in such manner; provided that, in the event that any Unsecured Supplemental Lender shall have demanded payment under (and in accordance with the terms of) the Guarantee, dated as of June 7, 1999 (as amended, supplemented or otherwise modified from time to time, the "Vestar Guarantee"), made by Vestar Equity Partners, L.P. ("Vestar") in favor of such Unsecured Supplemental Lender and has not been paid within 15 days following such demand, the provisions of this Section 6 shall be suspended as to such Unsecured Supplemental Lender (and such Unsecured Lender shall have the right to exercise all voting power attributable to its Unsecured Supplemental Loans) until such time as such Unsecured Supplemental Lender has received payment in accordance with the terms of the Vestar Guarantee.

         (c) Each party hereto hereby acknowledges and agrees that the Agent shall have no liability for exercising (or failing to exercise such voting rights) in the manner contemplated by this Section 6.

         7. Conditions to Effectiveness. This Amendment shall become effective on the date (such date, the "Amendment Closing Date") upon which the Agent receives:

(a) counterparts hereof, executed and delivered by a duly authorized officer of each Borrower, each Supplemental Lender and the Required Lenders;

(b) counterparts of the Security Amendment, executed and delivered by a duly authorized officer of each party thereto;

(c) an amendment fee, for the ratable account of the Lenders which execute and deliver this Amendment on or prior to 12:00 Noon (New York City time) on Wednesday, June 9, 1999 (or such later date as the Agent and the Borrower shall agree), in the amount equal to 0.125% of the amount of the Domestic Revolving Credit Commitments then in effect, the UK Revolving Credit Commitments then in effect and the aggregate then outstanding principal amount of the Domestic Term Loans and the UK Term Loans;

(d) a Secretary's Certificate, executed and delivered by a duly authorized Secretary or Assistant Secretary of the Company, certifying as to (i) the names and true signatures of the officers of the Company authorized to sign this Amendment and each other document, instrument and agreement contemplated hereby, (ii) the authenticity and completeness of an attached copy of the Certificate of Formation (and each amendment thereto) of the Company, as certified (as of a recent date which is satisfactory to the Administrative Agent) by the Secretary of State of Delaware as being a true and complete copy thereof, (iii) the authenticity and completeness of an attached copy of the Limited Liability Company Agreement (and each amendment thereto) of the Company and (iv) the authenticity, completeness and continuing effect of the resolutions of the Members of the Company approving this Amendment, each other documents, instrument and agreement contemplated hereby to which the Company is a party and the borrowing and repayment by the Borrower of the Supplemental Loans in accordance with the terms of the Credit Agreement. Such Secretary's Certificate shall be in form and substance reasonably satisfactory to the Agent and shall be dated as of a date which is not earlier than the date hereof;

(e) a Secretary's Certificate, executed and delivered by a duly authorized Secretary or Assistant Secretary of each Affiliate or Subsidiary of the Company which is a party to a Guarantee or Security Document, certifying as to (i) the names and true signatures of the officers of such Affiliate or Subsidiary authorized to sign the Security Amendment and each other document, instrument and agreement contemplated hereby to which such Subsidiary or Affiliate (as the case may be) is a party,
         (ii) the authenticity and completeness of an attached copy of the Certificate of Incorporation (or analogous document) and each amendment thereto of such Subsidiary or Affiliate, as certified (as of a recent date which is satisfactory to the Administrative Agent) by the Secretary of State of jurisdiction of organization thereof as being a true and complete copy thereof, (iii) the authenticity and completeness of an attached copy of By-Laws (or analogous document) and each amendment thereto of such Subsidiary or Affiliate and (iv) the authenticity, completeness and continuing effect of the resolutions of the Board of Directors of such Subsidiary or Affiliate, approving the Security Amendment, each other documents, instrument and agreement contemplated hereby to which such Subsidiary or Affiliate (as the case may be) is a party and the other matters contemplated by this Amendment. Such Secretary's Certificate shall be in form and substance reasonably satisfactory to the Agent and shall be dated as of a date which is not earlier than the date hereof;

(e) the Vestar Guarantee made in favor of each Unsecured Supplemental Lender, executed and delivered by a duly authorized officer of Vestar; and

(f) a favorable written opinion, in form and substance reasonably satisfactory to the Agent, of (i) counsel to the Company and each of its Domestic Subsidiaries, in form and substance reasonably satisfactory to the Agent, (ii) counsel to Vestar, in form and substance reasonably satisfactory to the Unsecured Supplemental Lenders and (iii) such local counsel as the Agent reasonably shall require. Each such legal opinion shall be (x) dated the Amendment Closing Date,
         (y) addressed to the Agent and the Lenders, and (z) covering such matters relating to this Amendment and the Security Amendment as the Agent reasonably shall require.

         8. Representations and Warranties. The Borrowers hereby confirm, reaffirm and restate the representations and warranties set forth in Section 6 of the Credit Agreement; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Borrowers represent and warrant that no Default or Event of Default has occurred and is continuing.

         9. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of a Borrower that would require a waiver or consent of the Agent or the Lenders. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

         10. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

         11. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

REMINGTON PRODUCTS COMPANY, L.L.C.


By:
   Title:

THE CHASE MANHATTAN BANK, as
Administrative Agent and as a Lender


By:
   Title:

BANQUE NATIONALE DE PARIS, as a Co-
Documentation Agent and as a Lender


By:
   Title:

FLEET NATIONAL BANK, as a Co-Documentation
Agent and as a Lender


By:
   Title:

FIRST UNION NATIONAL BANK (as successor by merger to CORESTATES BANK, N.A.)


By:
   Title:

BANKBOSTON, N.A. (formerly known as THE
FIRST NATIONAL BANK OF BOSTON)


By:
   Title:

FIRST UNION NATIONAL BANK (formerly
known as FIRST UNION BANK OF CONNECTICUT)


By:
   Title:

HELLER FINANCIAL, INC.


By:
   Title:

PEOPLE'S BANK


By:
   Title:

PNC BANK, NATIONAL ASSOCIATION


By:
   Title:

THE PROVIDENT BANK


By:
   Title:

                           ACKNOWLEDGMENT AND CONSENT

Each of the undersigned hereby acknowledges and consents to the execution and delivery by the Company of this Amendment and the other documents, instruments and agreements contemplated hereby. Each of the undersigned hereby further (a) acknowledges and agrees that all guarantees and collateral security provided by the undersigned shall remain in full force and effect after giving effect to the terms of this Amendment and such other documents, instruments and agreements and
(b) confirms that the Secured Supplemental Loans shall constitute "Obligations" for purposes of each Guarantee and Security Document.

VESTAR SHAVER CORP.


By:
    --------------------------
      Title:

VESTAR RAZOR CORP.


By:
      Title:

RPI CORP.


By:
      Title:

REMINGTON RAND CORPORATION


By:
      Title:

REMINGTON CORPORATION, L.L.C.


By:
      Title:

REMINGTON CAPITAL CORP.


By:
      Title:

                                    ANNEX II
                                       to
                                 Sixth Amendment






                                                       EXHIBIT A-5A to
                                                       Credit Agreement

                                     Form of
                            SECURED SUPPLEMENTAL NOTE

$                                                      New York, New York
                                                       June ___, 1999


     FOR VALUE RECEIVED, the undersigned, REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of (the "Lender") at the office of The Chase Manhattan Bank (the "Agent"), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of DOLLARS ($ ), or, if less, the unpaid principal amount of the Secured ---------------------- ---------- Supplemental Loans made by the Lender pursuant to subsection 9.1(a) of the Credit and Guarantee Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among the Borrower, Remington Consumer Products Limited, the Lender, the several banks and other financial institutions from time to time parties thereto, Fleet National Bank and Banque Nationale de Paris, as co-documentation agents, and the Agent. The principal amount shall be due and paid in the amounts and on the dates specified in subsection 9.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money on the unpaid principal amount of the Secured
Supplemental Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 10.3 and 10.5 of the Credit Agreement.

         The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Secured Supplemental Loan made by the Lender pursuant to such Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and the applicable Eurodollar Rate with respect thereto. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower under such Credit Agreement or this Note.

     This Note is (a) one of the Secured Supplemental Notes referred to in the Credit Agreement, (b) subject to the provisions of the Credit Agreement and (c) subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents (subject to, among other things, the intercreditor agreements contained in subsection 9.6 of the Credit Agreement). Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


REMINGTON PRODUCTS COMPANY, L.L.C.




By:
    Name:
    Title:

                                    ANNEX III
                                       to
                                 Sixth Amendment






                                                 EXHIBIT A-5B to
                                                 Credit Agreement

                                     Form of
                           UNSECURED SUPPLEMENTAL NOTE

$                                                 New York, New York
                                                  June ___, 1999


     FOR VALUE RECEIVED, the undersigned, REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of (the "Lender") at the office of The Chase Manhattan Bank (the "Agent"), located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of DOLLARS ($ ), or, if less, the unpaid principal amount of the Secured Supplemental Loans made by the Lender pursuant to subsection 9.1(b) of the Credit and Guarantee Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among the Borrower, Remington Consumer Products Limited, the Lender, the several banks and other financial institutions from time to time parties thereto, Fleet National Bank and Banque Nationale de Paris, as co-documentation agents, and the Agent. The principal amount shall be due and paid in the amounts and on the dates specified in subsection 9.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money on the unpaid principal amount of the Unsecured Supplemental Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 10.3 and 10.5 of the Credit Agreement.

     The holder of this Note is authorized to record on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Unsecured Supplemental Loan made by the Lender pursuant to such Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and the applicable Eurodollar Rate with respect thereto. Each such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of the Borrower under such Credit Agreement or this Note.

     This Note is (a) one of the Unsecured Supplemental Notes referred to in the Credit Agreement, (b) subject to the provisions of the Credit Agreement and (c) subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is not secured by the Loan Documents.

     Upon the occurrence of any one or more Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


REMINGTON PRODUCTS COMPANY, L.L.C.




By:
    Name:
    Title:

                                   Annex IV to
                                 Sixth Amendment





                                 FIRST AMENDMENT
                                       to
                        Guarantees and Security Documents

                  FIRST AMENDMENT, dated as of June 9, 1999 (this "Amendment"), to each of:

(a) the Company Pledge Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Company Pledge Agreement"), made by Remington Products Company, L.L.C. (the "Company") in favor of the The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent (in such capacity, the "Agent");

(b) the Company Security Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Company Security Agreement"), made by the Company in favor of the Agent; and

(c) the Subsidiaries Guarantee, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Subsidiaries Guarantee"), made by each Subsidiary of the Company which is from time to time party thereto in favor of the Agent;

(collectively, the "Support Documents"). Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Support Documents.

                              W I T N E S S E T H :

                  WHEREAS, the Company and Remington Consumer Products Limited (collectively, the "Borrowers") are parties to the Credit Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the banks and other financial institutions from time to time parties thereto (the "Lenders"), the Co-Documentation Agents named therein and the Agent;

                  WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to amend certain provisions of the Credit Agreement and it is a condition to the agreement of the Lenders to amend such provisions of the Credit Agreement that each party hereto shall have executed and delivered this Amendment;

                  WHEREAS, each party hereto (other than the Agent) is a Subsidiary or an Affiliate of the Borrowers and will obtain material benefits from the contemplated amendments of the Credit Agreement;

                  NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

                  1. Amendment of Subsidiaries Guarantee. The Subsidiaries Guarantee hereby is amended by deleting in its entirety the definition of the term "Obligations" contained in Section 1 thereof and by substituting therefor the following:

               "Obligations": the collective reference to all obligations and liabilities of the Borrowers in respect of the unpaid principal of and interest on the Loans, the Letters of Credit (including,without limitation, any Reimbursement Obligations) and all other obligations and liabilities of each of the Borrowers to the Agent or the Lenders (including, without limitation, interest accruing after the maturity of the Loans and L/C Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or to the Lenders that are required to be paid by the Borrowers or the Guarantors pursuant to the terms of the Credit Agreement or this Agreement or any other Loan Document).

                  2. Amendment of Company Pledge Agreement and Company Security Agreement. Each of the Company Pledge Agreement and the Company Security Agreement hereby is amended by deleted in its entirety the definition of the term "Obligations" contained in Section 1 thereof and by substituting therefor the following:

                  "Obligations": the collective reference to all obligations and liabilities of the Company (including, without limitation, those arising pursuant to Section 15 of the Credit Agreement) in respect of the unpaid principal of and interest on the Loans, the Letters of Credit (including, without limitation, any Reimbursement Obligations) and all other obligations and liabilities of each of the Borrowers to the Agent or the Lenders or (in the case of any Lender Hedging
         Agreement) any affiliate thereof (including, without limitation, interest accruing after the maturity of the Loans and L/C Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the Letters of Credit, the other Loan Documents, any Lender Hedging Agreement or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent, to the Lenders or the relevant affiliate that are required to be paid by the Borrowers or the Guarantors pursuant to the terms of the Credit Agreement or this Agreement or any other Loan Document or the relevant Lender Hedging Agreement).

                  3. Amendment of Support Documents. Each of the Support Documents hereby is amended by inserting in Section 1 thereof, in its proper alphabetical order, the following new defined term:

                  "Lender Hedging Agreements": all short-term currency futures, options and similar hedging arrangements entered into by a Borrower with any Lender (or any affiliate of any Lender) in the ordinary course of business to provide for protection against fluctuations in currency exchange rates (either generally or under specific contingencies).

                  4. Conditions to Effectiveness. This Amendment shall become effective on the date (such date, the "Amendment Closing Date") upon which:

(a) the Agent receives counterparts hereof, executed and delivered by a duly authorized officer of each signatory hereto; and

(b) the "Amendment Effective Date" occurs under (and as such term is defined in) the Sixth Amendment, dated as of the date hereof, to the Credit Agreement.

                  5. Continuing Effect of Support Documents. This Amendment shall not constitute a waiver or amendment of any other provision of any Support Document (or of any other Guarantee or Security Document) not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of a Borrower that would require a waiver or consent of the Agent or the Lenders.

                  6. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

THE CHASE MANHATTAN BANK, as
Administrative Agent


By:
   Title:

REMINGTON PRODUCTS COMPANY, L.L.C.


By:
   Title:

VESTAR SHAVER CORP.


By:
      Name:
      Title:

VESTAR RAZOR CORP.


By:
      Name:
      Title:

RPI CORP.


By:
      Name:
      Title:

REMINGTON RAND CORPORATION


By:
      Name:
      Title:

REMINGTON CORPORATION, L.L.C.


By:
      Name:
      Title:

REMINGTON CAPITAL CORP.


By:
      Name:
      Title:

                  CREDIT AND GUARANTEE AGREEMENT, dated as of May 23, 1996, among:

(a) REMINGTON PRODUCTS COMPANY, L.L.C., a Delaware limited liability company (the "Company");

(b) REMINGTON CONSUMER PRODUCTS LIMITED, a corporation organized and existing under the laws of the United Kingdom (the "UK Borrower"; together with the Company, the "Borrowers");

(c) the Lenders (as hereinafter defined) from time to time parties to this Agreement, including the Issuing Bank;

(d) FLEET NATIONAL BANK and BANQUE NATIONALE DE PARIS, as Co- Documentation Agents (in such capacity, the "Co-Documentation Agents"); and

(e) CHEMICAL BANK, a New York banking corporation, as administrative agent (in such capacity, the "Agent") for the Lenders hereunder.

                  The parties hereto hereby agree as follows:


                                              SECTION 1.  DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%.

                  "ABR Loans": Loans denominated in Dollars the rate of interest applicable to which is based upon the ABR.

                  "Account": as defined in "Eligible Domestic Accounts" or in "Eligible UK Accounts," as the context shall require.

                  "Account Debtor": with respect to any Account, the obligor with respect to such Account.

                  "Adjusted Domestic Sterling Rate": with respect to any Domestic Sterling Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the Domestic Sterling Rate in effect for such Interest Period and (b) MLA Cost.

                  "Adjusted LIBO Rate": with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. Unless
         otherwise   qualified,   all   references  to  an   "Affiliate"  or  to
         "Affiliates" in this Agreement shall refer to an Affiliate or Affiliates of the Company.

                  "Agent": has the meaning assigned to such term in the preamble hereto.

                  "Agreement": this Credit and Guarantee Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Advance Rate": with respect to (a) Eligible Domestic Accounts, 85% and (b) Eligible Domestic Inventory, 60% (collectively, the "Basic Advance Rates"); provided that, during each period set forth below, the Basic Advance Rates shall be increased to the extent necessary to cause the Domestic Borrowing Base to be increased by the amount equal to the "Increase Amount" set forth below opposite such period:

                 Period                                Increase Amount
                 ---------------------                 ---------------
                 01/01/99  -  12/15/99                    $10,000,000
                 12/16/99  -  03/15/00                             $0
                 03/16/00  -  12/15/00                    $10,000,000
                 12/16/00  -  03/15/01                             $0
                 03/16/01  -  06/29/01                    $10,000,000
                 Thereafter                                        $0


                  "Applicable Margin": for each Type of Loan, or with respect to commitment fees, as applicable, the rate per annum set forth under the relevant column heading below, based upon the Leverage Ratio in effect from time to time as described below:


                          Eurodollar, Domestic
                         Sterling and Sterling         ABR               Fee
                               Base Rate Loans     Rate Loans        Percentage
                              ----------------       -------           --------
Leverage Ratio of greater than  2.75%                  1.50%             0.50%
or equal to 5.00 to 1.00
Leverage Ratio of less than     2.50%                  1.25%             0.50%
5.00 to 1.00 and greater than
or equal to 4.00 to 1.00
Leverage Ratio of less than     2.25%                  1.00%             0.50%
4.00 to 1.00 and greater than
or equal to 3.50 to 1.00
Leverage Ratio of less than     2.00%                  0.75%             0.375%
3.50 to 1.00

         Notwithstanding the foregoing, (x) at all times prior to the date upon which the Company delivers the financial statements required pursuant to subsection 13.4(b) for its fiscal quarter ended June 30, 1996, the Company shall be deemed (for purposes of this definition only) to have a Leverage Ratio of greater than 5.00 to 1.00, (y) the "Applicable Margin" with respect to Secured Supplemental Loans shall at all times be (i) in the case of Eurodollar Loans, 6% per annum and (ii) in the case of ABR Rate Loans, 4.75% per annum and (z) the "Applicable Margin" with respect to the Unsecured Supplemental Loans shall at all times be
         (i) in the case of Eurodollar Loans, 1% per annum and (ii) in the case of ABR Rate Loans, 0% per annum. Any change in the Applicable Margin shall become effective on the date which is three Business Days following the date of delivery by the Company of its financial statements for the relevant fiscal period in accordance with the provisions of subsection 13.4(a) or (b), as the case may be.

                  "Application": with respect to any requested Letter of Credit, an application, in such form as the relevant Issuing Bank may specify from time to time, requesting the Issuing Bank to issue such Letter of Credit.

                  "Assignee":  as defined in subsection 18.6(c).

                  "Attributable  Debt":  in  respect  of a  Sale  and  Leaseback
         Transaction, at the time of determination, the present value (discounted at the actual rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Available Domestic Revolving Credit Commitment": as to any Domestic Lender at any time, the amount equal to the excess (if any) of
         (a) the amount of such Domestic Lender's Domestic Revolving Credit Commitment then in effect over (b) the amount equal to the sum of (i) the aggregate principal amount of Domestic Revolving Credit Loans of such Domestic Lender which are then outstanding and (ii) such Domestic Lender's Commitment Percentage of the L/C Obligations then outstanding.

                  "Available UK Revolving Credit Commitment": as to any UK Lender at any time, the amount equal to the excess (if any) of (a) the amount of such UK Lender's UK Revolving Credit Commitment then in effect over (b) the amount equal to the aggregate principal amount of UK Revolving Credit Loans of such UK Lender which are then outstanding.

                  "Board": the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowers":  as defined in the recitals hereto.

                  "Business Day": a day other than (a) with respect to the Domestic Loans, a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
         (b) with respect to any Eurodollar Loans and the UK Loans, a day on which banks are not open in London, England or otherwise for dealings in Dollar or Pounds Sterling (as applicable) deposits in the London interbank market.

                  "Capital Expenditures": for any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures on a consolidated statement of cash flows for the Company and its
         Subsidiaries for such period. Notwithstanding the foregoing, the term "Capital Expenditures" shall not include (a) capital expenditures in respect of the reinvestment of sales proceeds, insurance proceeds and condemnation proceeds received by the Company and its Subsidiaries in connection with the sale, transfer or other disposition of the Company's business units, assets or properties, if such reinvestment (including, in the case of insurance proceeds, reinvestment in the form of restoration or replacement of damaged property) is not considered a "Prepayment Event" as contemplated in the definition of such term and
         (b) capital expenditures which, after giving effect to the making thereof, would not cause the Permitted Excess Cash Flow Basket to be less than zero.

                  "Capital Lease Obligations": of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Interest Expense": for any period, the gross interest expense of the Company and its Subsidiaries for such period excluding any fees (other than the commitment fee and all fees, charges and commissions relating to the Letters of Credit) and expenses payable or amortized during such period by the Company and its Subsidiaries in connection with the Recapitalization less gross cash interest income of the Company and its Subsidiaries for such period and excluding the effects of (i) amortization of debt discounts, (ii) deferred financing fees payable in connection with the Recapitalization and (iii) imputed interest expense on deferred compensation arrangements, in each case determined on a consolidated basis in accordance with GAAP, excluding any interest expense accruing during such period and not paid in cash during such period. For all purposes hereunder, the Cash Interest Expense of the Company and its Subsidiaries shall be deemed to be $4,333,333 for each of the fiscal quarters ending on each of December 31, 1995, March 31, 1996 and June 30, 1996.

                  "Change in Control":  the occurrence of any of the following:

                           (i) the sale,  lease,  transfer,  conveyance or other
                  disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended), other than Vestar;

                           (ii)  the   adoption  of  a  plan   relating  to  the
                  liquidation or dissolution of the Company;

                           (iii) prior to the  consummation of an initial public
                  offering of equity securities of the Company, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) Vestar ceases to have sufficient voting power (including, without limitation, by contractual arrangement) to elect a majority of the members of the Management Committee or (b) Vestar sells, grants an option to sell, pledges or otherwise disposes of more than 20% of the amount of its investment in the Company as of the Closing Date (other than in connection with such an initial public offering and sales or other dispositions of Capital Stock that do not result in Vestar ceasing to beneficially own such Capital Stock);

                           (iv) following the  consummation of an initial public
                  offering of equity securities of the Company, the Company becomes aware (by way of a report or other filing with the Securities and Exchange Commission or otherwise) that any "person" (as used in Section 13(d)(3) of the Exchange Act of 1934, as amended), other than Vestar, has become the beneficial owner, directly or indirectly, of (a) more than 35% of the voting power of the voting Capital Stock of the Company or (b) more of the voting power of such voting Capital Stock than is beneficially owned by Vestar;

                           (v) the first day on which the  Company  fails to own
                  100% of the issued and outstanding equity interests in Remington Capital Corp., other than by reason of a merger of Remington Capital Corp. with and into a corporate successor to the Company, or in any such successor; and

                           (vi) the first day on which  more than  one-third  of
                  the members of the Management Committee are not Continuing Members;

         provided, however, that Vestar shall be deemed to be the beneficial owner of the voting power of voting common stock if (a) Vestar retains the right (by contractual arrangement or otherwise) to vote such Capital Stock and (b) Vestar beneficially owns at least 20% of the common Equity Interests of the Company (excluding any equity interests which Vestar may be deemed to beneficially own solely because it has the contractual right to vote such Capital Stock). For purposes of this definition only, the term "Capital Stock" shall mean (w) in the case of a corporation, corporate stock, (x) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (y) in the case of a partnership, partnership interests (whether general or limited) and (z) any other interest or participation that confers on a

         Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; and the term "Equity Interests" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Chemical":  Chemical Bank.

                  "Closing Date": the date on which the conditions precedent set forth in subsection 12.2 shall be satisfied.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Company and its Subsidiaries, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commercial Letter of Credit": as defined in subsection 4.1(b)(i).

                  "Commitment": as to any Lender, its Domestic Revolving Credit Commitment, its Domestic Term Loan Commitment, its UK Revolving Credit Commitment, its UK Term Loan Commitment, its Secured Supplemental Commitment or its Unsecured Supplemental Commitment, as the context shall require; collectively, such Lender's "Commitments."

                  "Commitment Percentage": as to any Lender at any time, the percentage which the Commitments of such Lender then constitutes of the Commitments of all Lenders (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Domestic Term Loans, Domestic Revolving Credit Exposure, UK Term Loans, UK Revolving Credit Exposure, Secured Supplemental Loans and Unsecured Supplemental Loans then outstanding constitutes of the aggregate principal amount of the Domestic Term Loans, Domestic Revolving Credit Exposure, UK Term Loans, UK Revolving Credit Exposure, Secured Supplemental Loans and Unsecured Supplemental Loans then outstanding); provided that, with respect to the Commitment of such Lender to provide any particular Loans and/or other extensions of credit, the term "Commitment Percentage" shall mean the percentage which the Commitment of such Lender to provide such Loans and/or other extensions of credit then constitutes of the Commitments of all Lenders to provide such Loans and/or other extensions of credit (or, at any time after such Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Domestic Term Loans, Domestic Revolving Credit Exposure, UK Term Loans, UK Revolving Credit Exposure, Secured Supplemental Loans or Unsecured Supplemental Loans, as the case may be, then outstanding constitutes of the aggregate principal amount of the Domestic Term Loans, Domestic Revolving Credit Exposure, UK Term Loans, UK Revolving Credit Exposure, Secured Supplemental Loans or Unsecured Supplemental Loans, respectively, then outstanding).

                  "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                  "Company":  as defined in the preamble.

                  "Company Mortgage": the Mortgage to be executed and delivered by the Company, in form and substance reasonably satisfactory to the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Company Pledge Agreement": the Company Pledge Agreement to be executed and delivered by the Company, substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Company Security Agreement": the Security Agreement to be executed and delivered by the Company, substantially in the form of Exhibit C-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Condemnation Proceeds" shall have the meaning assigned to such term in subsection 18.8(b).

                  "Confidential   Information   Memorandum":   the  Confidential
         Information Memorandum of the Company dated April 1996.

                  "Continuing Members": as of any date of determination, any member of the Management Committee who (i) was a member of the Management Committee on the date hereof or (ii) was nominated for election to the Management Committee with the approval of at least a majority of the Continuing Members who were members of the Management Committee at the time of such nomination or election.

                  "control": the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative thereto.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Current Assets": as of any date, the total assets (excluding cash and cash equivalents) that would properly be classified as current assets of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

                  "Current Liabilities": as of any date, the total liabilities (excluding Indebtedness for borrowed money) that would properly be classified as current liabilities of the Company and its Subsidiaries as of such date determined on a consolidated basis in accordance with GAAP.

                  "Default": any of the events specified in Section 16, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Borrowing Base": as of any date of determination, an amount equal to the sum, without duplication of (a) the Applicable Advance Rate of the total of Eligible Domestic Accounts of the Company and its Domestic Subsidiaries as of such date less the Domestic Dilution Reserve then in effect and (b) the Applicable Advance Rate of the Eligible Domestic Inventory of the Company and its Domestic Subsidiaries as of such date. For purposes of determining the Domestic Borrowing Base from time to time, Eligible Domestic Accounts and
         Eligible Domestic Inventory of the Company and its Domestic Subsidiaries shall be determined from time to time by the Agent by reference to the Domestic Borrowing Base Certificate then most recently delivered to it; provided that the information contained in such
         Domestic   Borrowing  Base  Certificate  shall  not  be  conclusive  in calculating the amount of Eligible Domestic Accounts and Eligible Domestic Inventory and, after consultation with the Company, the Agent shall be entitled to adjust the amounts and other information contained therein to the extent that it believes in its reasonable credit judgment that such adjustment is appropriate to reflect (x) the then current amounts of Eligible Domestic Inventory and Eligible Domestic Accounts or (y) changes in the business practices of the Company and its Domestic Subsidiaries (or newly disclosed matters with respect to them).

                  "Domestic Borrowing Base Certificate": a certificate, in substantially the form attached hereto as Exhibit I-1, with such changes as the Agent may from time to time reasonably request for the purpose of monitoring the Domestic Borrowing Base.

                  "Domestic Dilution Factors": with respect to the Company and its Domestic Subsidiaries at any date, the aggregate Dollar amount equal to the sum of (a) any credit memos, adjustments, returns, and allowances (such as for co-op advertising), (b) cash discounts, (c) bad debt write-offs, (d) other non-cash credits, in each case applied to an Account Debtor's balance in respect of Accounts domiciled in the United States.

                  "Domestic Dilution Ratio": at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the Domestic Dilution Factors for the 12 most recently ended fiscal months divided by (b) total gross credit sales of the Company and its Domestic Subsidiaries for such 12 fiscal months.

                  "Domestic Dilution Reserve": with respect to the Company and its Domestic Subsidiaries, at any date which occurs (a) during the period from March 1st through November 30th of any year, the amount equal to the Domestic Dilution Ratio times the amount of Eligible Domestic Accounts at such date and (b) during any other period, the amount equal to the sum of (a) $1,500,000 and (b) the amount equal to the Domestic Dilution Ratio times the amount of Eligible Domestic Accounts at such date.

                  "Domestic Lender": at any date, each bank or other financial institution which holds any Domestic Term Loan Commitment (or, after the Closing Date, Domestic Term Loans) or Domestic Revolving Credit
         Loan Commitment (or, at any time after the Domestic Revolving Credit Loan Commitment has terminated, Domestic Revolving Credit Exposure) on such date; collectively, the "Domestic Lenders".

                  "Domestic Loan": a Domestic Revolving Credit Loan or Domestic Term Loan, as the context shall require; collectively, the "Domestic Loans."

                  "Domestic Revolving Credit Commitment": as to any Domestic Lender, the obligation of such Domestic Lender to make Domestic Revolving Credit Loans and to participate in Domestic Swing Line Loans made to, and to participate in Letters of Credit issued for the account of, the Company hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Domestic Lender's name on Schedule I under the heading "Domestic Revolving Credit Commitments", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Domestic Revolving Credit Exposure": at any date, (a) as to all Domestic Lenders, the amount equal to the aggregate outstanding principal amount of all Domestic Revolving Credit Loans, all Domestic Swing Line Loans and all L/C Obligations then outstanding and (b) as to any Domestic Lender, the amount equal to (i) the aggregate outstanding principal amount of all then-outstanding Domestic Revolving Credit Loans made by such Domestic Lender and (ii) such Domestic Lender's Commitment Percentage of the then-outstanding aggregate principal amount of all L/C Obligations and Domestic Swing Line Loans.

                  "Domestic  Revolving  Credit Loans":  as defined in subsection
         3.1.

                  "Domestic Revolving Credit Note": as defined in subsection 3.4(d).

                  "Domestic Sterling Loan": any Loan bearing interest based upon a Domestic Sterling Rate.

                  "Domestic Sterling Rate": with respect to any Domestic Sterling Loan for any Interest Period, (a) if at least two offered rates for Pounds Sterling deposits for a period comparable to such Interest Period appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the first day of such Interest Period, the arithmetic mean of all such offered rates and (b) if fewer than two such offered rates so appear on the Reuters Screen LIBO Page, the arithmetic mean, determined by the Agent based on quotations provided by each of the Reference Lenders, of the respective rates per annum at which Pounds Sterling deposits approximately equal to each Reference Lender's respective portion of the applicable Domestic Sterling Loan and for a period comparable to the applicable Interest Period are offered to the principal London office of such Reference Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the first day of such Interest Period. The term "Reuters Screen LIBO Page" shall mean the display screen designated "LIBO Page" on the Reuters Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates).

                  "Domestic Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

                  "Domestic Swing Line Commitment" of the Domestic Swing Line Lender at any date shall mean the obligation of the Domestic Swing Line Lender to make Domestic Swing Line Loans pursuant to subsection 5.1 in the amount referred to therein.

                  "Domestic Swing Line Lender" shall mean Chemical.

                  "Domestic Swing Line Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit J-1.

                  "Domestic Swing Line Loans" shall have the meaning assigned to such term in subsection 5.1(a).

                  "Domestic Swing Line Note" shall have the meaning assigned to such term in subsection 5.1(b).

                  "Domestic Term Loan":  as defined in subsection 2.1.

                  "Domestic Term Loan Commitment": as to any Domestic Lender, the obligation of such Domestic Lender to make Domestic Term Loans to the Company hereunder on the Closing Date in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Domestic Lender's name on Schedule I under the heading "Domestic Term Loan Commitments", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Domestic Term Loan Notes":  as defined in subsection 2.4(d).

                  "EBITDA": for any period, without duplication, the sum of (a) Net Income for such period, (b) all Federal, state, local and foreign income taxes (including, in any event, any dividends or distributions paid in accordance with the provisions of subsection 14.7(d)) deducted in determining such Net Income, (c) interest expense deducted in determining such Net Income, (d) depreciation, amortization and other non-cash expenses and charges (including any charges resulting from the write-up of inventory and other assets and including any foreign currency translation losses resulting from the repayment on the Closing Date of loans owing from the UK Borrower to the Company) deducted in determining such Net Income (and not already excluded from the definition of the term "Net Income") and (e) fees and expenses in connection with the Recapitalization which have been deducted in determining Net Income for such period. For all purposes hereunder, EBITDA of the Company and its Subsidiaries shall be deemed to be (x) $17,500,000 for the fiscal quarter ended December 31, 1995, (y) $600,000 for the fiscal quarter ended March 31, 1996 and (z) $7,400,000 for the fiscal quarter ended June 30, 1996.

                  "Eligible Domestic Accounts": with respect to the Company and its Domestic Subsidiaries at any date, the amount equal to the aggregate gross amount of accounts receivable ("Accounts") reflected on the receivable aging detail or other analogous statement (without reduction for reserves) of the Company or such Domestic Subsidiary, as the case may be, on such date that have been invoiced and represent the bona fide sale and delivery of merchandise, in each case in the ordinary course of business of the Company or such Domestic Subsidiary in connection with its trade operations. Unless otherwise approved from time to time in writing by the Agent, no Account shall be an Eligible Domestic Account if:

                           (a) (i) the  Company  and/or  a  Domestic  Subsidiary
                  thereof shall not be sole payee with respect to, or otherwise shall not have sole lawful and absolute title to, such Account or (ii) the sale to the Account Debtor giving rise to such Account is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory (other than for breaches of warranties provided in favor of consumers) or (iii) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor, or the transaction giving rise to such Account otherwise does not represent a completed sale; or

                           (b) such  Account  arises  out of a sale  made by the
                  Company or any Domestic Subsidiary thereof to an Affiliate; or

                           (c) (i) such Account  (without  giving  effect to any
                  netting for credits) is unpaid more than 60 days from the due date thereof or is unpaid for more than 180 days from the invoice date thereof or (ii) such Account has been written off the books of such person or has been otherwise designated as uncollectible or (iii) more than 50% in face amount of all Accounts of the same Account Debtor and its known affiliates, taken together, are ineligible pursuant to clauses (i) and
                  (ii) above or (iv) a check, promissory note, draft, trade acceptance or other instrument for the payment of money with respect to all or any part of such Account has been received, presented for payment and returned uncollected for any reason or (v) the Account Debtor with respect to such Account is in the "legal" aging category, is insolvent or the subject of any bankruptcy or insolvency proceeding of any kind; or

                           (d) the  Account  is not  payable  in  Dollars or the
                  Account Debtor is not incorporated under the laws of the United States of America or any State thereof or the Account Debtor is located outside (or has its principal place of business or substantially all of its assets outside) the continental United States, except (in any such case) to the extent the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; provided that up to $300,000 at any one time outstanding of Accounts which would not be Eligible Domestic Accounts pursuant to this clause (d) may be included as Eligible Domestic Accounts at the discretion of the Company; or

                           (e) the Account  Debtor with  respect to such Account
                  (i) is a creditor of the Company or any of its Domestic Subsidiaries, (ii) has or has asserted a right of setoff against the Company or any of its Domestic Subsidiaries, (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account which has not been resolved or (iv) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the Account Debtor or
                  (v) such Account relates to amounts that the Company or any of its Domestic Subsidiaries must remit to a taxing authority (such as VAT), in each case, without duplication, to the extent of the amount owed by the Company and its Domestic Subsidiaries to the Account Debtor, the amount of such actual or asserted right of setoff, the amount of such dispute or claim, the amount of such adverse security deposit, progress payment or other similar advance or the amount owed to such taxing authority, as the case may be; or

                           (f) the  Account  does  not  comply  in all  material
                  respects with all requirements of applicable law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                           (g) the Account  Debtor with  respect to such Account
                  is an independent authorized service center; or

                           (h) (i) such Account (other than any Account which is
                  owing from a Governmental Authority which is subject to the Assignment of Claims Act of 1940, as amended) is not subject to a valid and perfected first priority Lien in favor of the Agent (for the benefit of the Lenders), subject to no other Liens (other than the Liens, if any, permitted by the Loan Documents to encumber such Account) or (ii) such Account does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents; or

                           (i) the Account  Debtor with  respect to such Account
                  is the United States of America or any department, agency or instrumentality thereof, unless the Company or the relevant Domestic Subsidiary, as the case may be, duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Agent; provided that up to $450,000 at any one time outstanding of Accounts which would not be Eligible Domestic Accounts pursuant to this clause (i) may be included as Eligible Domestic Accounts at the discretion of the Company.

                  "Eligible Domestic Inventory": shall mean, with respect to the Company and its Domestic Subsidiaries at any date, the amount equal to the value (determined in accordance with the Inventory Valuation Standard and expressed in Dollars) of all inventory located within the United States of the Company or any of its Domestic Subsidiaries (the "Inventory"), net of any Inventory Reserves. Unless otherwise approved from time to time in writing by the Agent, no Inventory shall be "Eligible Domestic Inventory" if:

                           (a) such item of  Inventory  is comprised of packing,
                  packaging and/or shipping supplies or materials; or

                           (b) such item of Inventory is held on consignment, is
                  owned by the Company or any of its Domestic Subsidiaries and has been consigned to other Persons, or is located at, or in the possession of, a vendor of the Company or such Domestic Subsidiary, or is in transit to or from, or held or stored by, third parties; or

                           (c) such item of  Inventory  (i) is damaged or not in
                  good condition (to the extent not provided for by Inventory Reserves as described above), (ii) is a sample in the retail stores or for marketing purposes, or (iii) does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale or (iv) shall be a discontinued item or otherwise be believed by the Agent (using its commercially reasonable judgment, after consultation with the Company) to be not readily usable or salable under the customary terms upon which it usually is sold or at prices approximating at least the cost thereof (after giving effect to any write-downs and any Inventory Reserves applicable thereto); or

                           (d) the Company or its relevant Domestic  Subsidiary,
                  as the case may be, shall not have good and marketable title as sole owner of such item of Inventory or any claim disputing the title of the Company or the relevant Subsidiary, as the case may be, to, or right to possession of or dominion over, such item of Inventory shall have been asserted; or

                           (e) any  representation or warranty contained in this
                  Agreement or in any other Loan Document applicable to either Inventory in general or to any such specific item of Inventory has been breached in any material respect with respect to such item of Inventory; or

                           (f) such item of Inventory is evidenced by an Account; or

                           (g) such item of Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third party from whom the Company or any of its Subsidiaries has received notice of a dispute in respect of any such agreement to the extent that such dispute could reasonably be expected to prevent the sale of such item of Inventory; or

                           (h) such item of  Inventory  is not  assignable  or a
                  first priority, perfected security interest in such item of Inventory has not been obtained by the Agent pursuant to the Security Agreements; or

                           (i) such item of  Inventory  is  subject  to any Lien
                  whatsoever, other than Liens which are permitted to encumber Inventory pursuant to the Loan Documents; or

                           (j) in the case of any  determination of the Domestic
                  Borrowing Base made after the date which is three months after the Closing Date, such item of Inventory is located on a leasehold (including, without limitation, a leased department of a retail store) as to which the lessor has not entered into a landlord's waiver and consent, reasonably satisfactory in form and substance to the Agent, providing a waiver of any applicable Lien and providing the Agent with the right to receive notice of default, the right to repossess such item of Inventory (without the making of any payment to such landlord) at any time upon the occurrence or during the continuance of a Default or Event of Default and such other rights as may be reasonably acceptable to the Agent; provided that such items of Inventory shall be deemed not to constitute Eligible
                  Domestic Inventory only to the extent that the aggregate amount of such Inventory located as such location is in excess of $100,000.

                  "Eligible UK Accounts": with respect to the UK Borrower at any date, the amount equal to the aggregate gross amount of accounts receivable ("Accounts") reflected on its receivable aging detail or other analogous statement (without reduction for reserves) of the UK Borrower on such date that have been invoiced and represent the bona fide sale and delivery of merchandise, in each case in the ordinary course of business of the UK Borrower in connection with its trade operations. Unless otherwise approved from time to time in writing by the Agent, no Account shall be an Eligible UK Account if:

                           (a) (i) the UK Borrower  shall not be sole payee with
                  respect to, or otherwise shall not have sole lawful and absolute title to, such Account or (ii) the sale to the
                  Account   Debtor   giving  rise  to  such   Account  is  on  a
                  bill-and-hold,guaranteed         sale,        sale-and-return,
                  ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory (other than for breaches of warranties provided in favor of consumers) or (iii) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor, or the transaction giving rise to such Account otherwise does not represent a completed sale; or

                           (b) such Account  arises out of a sale made by the UK
                  Borrower to an Affiliate; or

                           (c) (i) such Account  (without  giving  effect to any
                  netting for credits) is unpaid more than 60 days from the due date thereof or is unpaid for more than 180 days from the invoice date thereof or (ii) such Account has been written off the books of such person or has been otherwise designated as uncollectible or (iii) more than 50% in face amount of all Accounts of the same Account Debtor and its known affiliates, taken together, are ineligible pursuant to clauses (i) and
                  (ii) above or (iv) a check, promissory note, draft, trade acceptance or other instrument for the payment of money with respect to all or any part of such Account has been received, presented for payment and returned uncollected for any reason or (v) the Account Debtor with respect to such Account is in the "legal" aging category, is insolvent or the subject of any bankruptcy or insolvency proceeding of any kind; or

                           (d) the Account is not payable in Pounds  Sterling or
                  the Account Debtor is not incorporated under the laws of the United Kingdom or the Account Debtor is located outside (or has its principal place of business or substantially all of its assets outside) the United Kingdom, except (in any such case) to the extent the Account is either (x) supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent or (y) insured by a policy reasonably satisfactory (as to issuer and terms) to the Agent; or

                           (e) the Account  Debtor with  respect to such Account
                  (i) is a creditor of the UK Borrower, (ii) has or has asserted a right of setoff against the UK Borrower, (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Account which has not been resolved or (iv) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the Account Debtor or (v) such Account relates to amounts that the UK Borrower must remit to a taxing authority (such as VAT), in each case, without duplication, to the extent of the amount owed by the UK Borrower to the Account Debtor, the amount of such actual or asserted right of setoff, the amount of such dispute or claim, the amount of such adverse security deposit, progress payment or other similar advance or the amount owed to such taxing authority, as the case may be; or

                           (f) the  Account  does  not  comply  in all  material
                  respects with all requirements of applicable law; or

                           (g) the Account  Debtor with  respect to such Account
                  is an independent authorized service center; or

                           (h) (i) such  Account  is not  subject to a valid and
                  perfected first priority Lien in favor of the Agent (for the benefit of the Lenders), subject to no other Liens (other than the Liens, if any, permitted by the Loan Documents to encumber such Account) or (ii) such Account does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents.

                  "Eligible UK Inventory": shall mean, with respect to the UK Borrower at any date, the amount equal to the value (determined in accordance with the Inventory Valuation Standard and expressed in Pounds Sterling) of all inventory located within the United Kingdom of the UK Borrower (the "Inventory"), net of any Inventory Reserves. Unless otherwise approved from time to time in writing by the Agent, no Inventory shall be "Eligible UK Inventory" if:

                           (a) such item of  Inventory  is comprised of packing,
                  packaging and/or shipping supplies or materials; or

                           (b) such item of Inventory is held on consignment, is
                  owned by the UK Borrower and has been consigned to other Persons, or is located at, or in the possession of, a vendor of the UK Borrower, or is in transit to or from, or held or stored by, third parties; or

                           (c) such item of  Inventory  (i) is damaged or not in
                  good condition (to the extent not provided for by Inventory Reserves as described above), (ii) is a sample in the retail stores or for marketing purposes, or (iii) does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale or (iv) shall be a discontinued item or otherwise be believed by the Agent (using its commercially reasonable judgment, after consultation with the Company) to be not readily usable or salable under the customary terms upon which it usually is sold or at prices approximating at least the cost thereof (after giving effect to any write-downs and any Inventory Reserves applicable thereto); or

                           (d) the UK Borrower shall not have good and marketable title as sole owner of such item of Inventory or any claim disputing the title of the UK Borrower to, or right to possession of or dominion over, such item of Inventory shall have been asserted; or

                           (e) any  representation or warranty contained in this
                  Agreement or in any other Loan Document applicable to either Inventory in general or to any such specific item of Inventory has been breached in any material respect with respect to such item of Inventory; or

                           (f) such item of Inventory is evidenced by an Account; or

                           (g) such item of Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third party from whom the UK Borrower has received notice of a dispute in respect of any such agreement to the extent that such dispute could reasonably be expected to prevent the sale of such item of Inventory; or

                           (h) such item of  Inventory  is not  assignable  or a
                  first priority, perfected security interest in such item of Inventory has not been obtained by the Agent pursuant to the Security Agreements; or

                           (i) such item of  Inventory  is  subject  to any Lien
                  whatsoever, other than Liens which are permitted to encumber Inventory pursuant to the Loan Documents; or

                           (j) in the case of any determination of the UK Borrowing Base made after the date which is three months after the Closing Date, such item of Inventory is located on a leasehold (including, without limitation, a leased department of a retail store) as to which the lessor has not entered into a landlord's waiver and consent, reasonably satisfactory in form and substance to the Agent, providing a waiver of any applicable Lien and providing the Agent with the right to receive notice of default, the right to repossess such item of Inventory (without the making of any payment to such landlord) at any time upon the occurrence or during the continuance of a Default or Event of Default and such other rights as may be reasonably acceptable to the Agent; provided that such items of Inventory shall be deemed not to constitute Eligible UK Inventory only to the extent that the aggregate amount of such Inventory located as such location is in excess of $100,000.

                  "environment": ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim": any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance relating to Hazardous Material, pollution, any adverse effect on the environment caused by any Hazardous Material, or fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release
         (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law": any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, enforceable notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or health and safety matters, including the

         Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

                  "Environmental Permit": any applicable permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate": any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Loan": any Loan bearing interest based upon the Adjusted LIBO Rate.

                  "Event of Default": any of the events specified in Section 16, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Excess Cash Flow": for any period, EBITDA for such period, minus (without duplication) (a) the sum of (i) Capital Expenditures for such period, (ii) increases in Net Working Capital during such period,
         (iii) decreases in Long-term Reserves during such period, (iv) all Federal, state, local and foreign taxes added back to Net Income in determining EBITDA for such period (including, in any event, any dividends or distributions paid in accordance with the provisions of subsection 14.7(d)), (v) the aggregate amount of Cash Interest Expense for such period, (vi) all scheduled debt amortization during such period and all voluntary prepayments of the Domestic Term Loans, the UK Term Loans and the Supplemental Loans during such period and (vii) all repayments of the Domestic Revolving Credit Loans and the UK Revolving Credit Loans during such period to the extent that such repayments were required pursuant to subsection 10.2(d) or (e) hereof in order to cause the aggregate outstanding principal amount thereof to be not greater than the Domestic Revolving Credit Commitments or the UK Revolving

         Credit Commitments, as the case may be, then in effect plus (b) the sum of (i) decreases in Net Working Capital during such period and (ii) increases in Long-term Reserves during such period.

                  "Excluded Equity Investment": any issuance and sale by the Company of its equity securities to its existing equity holders prior to the consummation of an initial public offering of its equity securities; provided that the proceeds of such issuance and sale are utilized within five Business Days thereafter to make a Permitted Acquisition.

                  "Facility": with respect to any Loan, its nature as a Domestic Term Loan, a Domestic Revolving Credit Loan, a Domestic Swing Line Loan, a UK Term Loan, a UK Revolving Credit Loan, a UK Swing Line Loan, a Secured Supplemental Loan or an Unsecured Supplemental Loan, as the case may be.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Fixed Charge Coverage  Ratio":  for any period,  the ratio of
         (a) the difference between (i) EBITDA for such period and (ii) Fixed Charges for such period to (b) the sum of (i) Cash Interest Expense for such period and (ii) all scheduled amortization of Indebtedness of the Company and its Subsidiaries (on a consolidated basis) for borrowed money (excluding maturities of working capital lines of credit of the Foreign Subsidiaries of the Company) during such period. For purposes of this definition, the aggregate amount of such scheduled amortization of such Indebtedness for borrowed money shall be deemed to be (x) $200,000 for the quarter ended December 31, 1995, (y) $200,000 for the quarter ended March 31, 1996 and (z) $200,000 for the quarter ending June 30, 1996.

                  "Fixed Charges": for any period, the amount equal to the sum of (a) consolidated Capital Expenditures of the Company and its Subsidiaries for such period and (b) cash income taxes paid by the Company and its Subsidiaries on a consolidated basis during such period (including, in any event, any dividends or distributions paid in accordance with the provisions of subsection 14.7(d)). For all purposes hereunder, the Fixed Charges of the Company and its Subsidiaries shall be deemed to be (x) $2,700,000 for the fiscal quarter ended December 31, 1995, (y) $900,000 for the fiscal quarter ended March 31, 1996 and
         (z) $2,500,000 for the fiscal quarter ended June 30, 1996.

                  "Foreign Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time; provided that, for purposes of determining compliance with the covenants contained in subsections 14.12 through 14.16, GAAP shall mean generally accepted accounting principles as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in subsection 11.5(a) for the 1995 fiscal year of the Company.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee  Obligation":  as to any Person (the  "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                  "Guarantees": the collective reference to the guarantee made by the Company pursuant to Section 15 hereof and each Subsidiary Guarantee.

                  "Guarantor": any Person delivering a Subsidiaries Guarantee pursuant to this Agreement.

                  "Hazardous Materials": all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes regulated pursuant to any Environmental Law and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Included Indebtedness":  at any date, the amount equal to the sum of (a) the average daily amount of Domestic Revolving Credit Exposure during the period of 12 consecutive fiscal months ended on such date, (b) the average daily principal amount of UK Revolving Credit Exposure outstanding during the period of 12 consecutive fiscal months ended on such date, (c) the average daily principal amount of working capital Indebtedness for borrowed money of the Foreign Subsidiaries of the Company (other than the UK Borrower) outstanding during the period of 12 consecutive fiscal months ended on such date,
         (d) the average daily principal amount of the Supplemental Loans during the period of 12 consecutive fiscal months ended on such date and (e) without duplication, the aggregate principal amount of all other Indebtedness for borrowed money (including without limitation, the Senior Subordinated Indebtedness and Loans owing hereunder which are not described in clause (a), (b), (c) or (d) of this definition) of the Company and its Subsidiaries (on a consolidated basis) outstanding as of such date. For all purposes hereof, the aggregate average daily principal amount of Indebtedness described in clauses (a), (b) and (c) of this definition shall be deemed to be $29,500,000 on each date through June 30, 1996.

                  "Indebtedness": of any Person at any date, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges customarily are paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price for property or services (excluding trade accounts payable and accrued expenses arising in the ordinary course of business in accordance with customary trade terms), (f) all indebtedness of others secured by a Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of Rate Protection Agreements (such obligations to be equal at any time to the termination value of such Agreements that would be payable by such Person at such time) and (j) all obligations of such Person as an account party to reimburse any bank or any other Person in respect of letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or member, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof pursuant to provisions and terms reasonably satisfactory to the Agent.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Insurance Proceeds" shall have the meaning assigned to such term in subsection 18.8(a).

                  "Interest Expense Coverage Ratio": for any period, the ratio of (a) EBITDA for such period to (b) Cash Interest Expense for such period.

                  "Interest Payment Date": (a) as to any ABR Loan or Sterling Base Rate Loan, the last day of each March, June, September and December, (b) as to any Eurodollar Loan or Domestic Sterling Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan or Domestic Sterling Loan having an Interest Period longer than three months, each day during such Interest Period which is three months or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan or Domestic Sterling Loan:

                                  (i  initially,  the period  commencing  on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or Domestic Sterling Loan, as the case may be, and ending one, two, three, six or (if confirmed by each relevant Lender to be available) nine or 12 months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                                 (ii thereafter,  each period  commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Loan or Domestic Sterling Loan, as the case may be, and ending one, two, three, six or (if confirmed by each relevant Lender to be available) nine or 12 months thereafter, as selected by the relevant Borrower by a notice of continuation with respect thereto;

          provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest  Period would  otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period that would  otherwise  extend
                  beyond the Termination Date shall end on the Termination Date (or, in the case of any Interest Period applicable to a Supplemental Loan, the maturity date with respect to the Supplemental Loans);

                           (3) any  Interest  Period  that  begins  on the  last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (4) the relevant Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan or Domestic Sterling Loan, as the case may be, during an Interest Period applicable thereto.

                  "International Pledge Agreement": each Pledge Agreement (or analogous agreement), in form and substance reasonably satisfactory to the Agent, to be executed and delivered by the Company and each Domestic Subsidiary pledging capital stock of any Foreign Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Inventory": as defined in "Eligible Domestic Inventory" or in "Eligible UK Inventory," as the context shall require.

                  "Inventory Reserves":  with respect to Inventory of:

                           (a) the Company and its Domestic  Subsidiaries at any
                  date, the amount equal to the sum of (i) the amount by which the value of the perpetual Inventory on such date exceeds the value of the Inventory on the general ledger on such date,
                  (ii) any profits or transfer price additions accrued in connection with transfers of such Inventory between the Company and its Subsidiaries or among Subsidiaries of the Company, (iii) any favorable variances (production material, production manufacturing, purchase price variance or other variance categories) that result when standard costs are greater than the actual costs and are remaining in the ending inventory balance (with such favorable variance inventory reserve to (x) be subject to review, testing and, if appropriate, adjustment by the Agent, (y) be calculated on the last day of the accounting period for each calendar quarter, commencing on March 31, 1999, on an individual product basis and (z) remain in effect until the next calculation), (iv) the amount of any reserve maintained by the Company and its Subsidiaries (consistent with their respective historical practices) for inactive, excess and obsolete inventory, shrinkage, and markdowns and (v) the amount of any accrued costs and expenses (such as freight, duty and insurance) required to be paid by the Company and its Domestic Subsidiaries in order to take possession at a facility of the Company or any of its Domestic Subsidiaries of any Inventory which is then in transit and which is included in the Domestic Borrowing Base; and

                           (b) the UK Borrower at any date,  the amount equal to
                  (i) the amount by which the value of the perpetual Inventory on such date exceeds the value of the Inventory on the general ledger on such date, (ii) any net favorable variances of the six previous months (production material, production manufacturing, purchase price variance, or other variance categories) that result when standard costs are greater than actual costs, (iii) the amount of any reserve maintained by the UK Borrower (consistent with its historical practices) for inactive, excess and obsolete inventory, shrinkage, and markdowns and (v) the amount of any accrued costs and expenses (such as freight, duty and insurance) required to be paid by the UK Borrower in order to take possession at a facility of the UK Borrower of any Inventory which is then in transit and which is included in the UK Borrowing Base.

                  "Inventory Valuation Standard": with respect to Inventory at any date, the lower of (a) cost of such Inventory, determined in accordance with GAAP (excluding any LIFO reserve) and stated on a basis consistent with the historical practices of the Company and its Subsidiaries as of the Closing date and (b) market value of such Inventory on such date.

                  "Issuing Bank": with respect to each Letter of Credit, (a) Chemical, (b) at the request of the Borrower (and with the consent of the Agent, which consent will not be unreasonably withheld), any other Lender who agrees to serve in such capacity or (c) any affiliate thereof.

                  "L/C Commitment": $10,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

                  "L/C Obligations":  at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired face amount of the then outstanding Letters of Credit and (b) the aggregate principal amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 4.5(a).

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Domestic Lenders other than the Issuing Bank with respect thereto, if it is then a Domestic Lender.

                  "Lender" shall mean a Domestic Lender, a UK Lender, a Secured Supplemental Lender or an Unsecured Supplemental Lender, as the context shall require, and shall include the Issuing Bank as appropriate; collectively, the "Lenders."

                  "Letter of Credit":  as defined in subsection 4.1(b)(i).

                  "Leverage Ratio": as of any date, the ratio of (a) the amount of Included Indebtedness as of such date minus cash and cash equivalents as of such date to (b) EBITDA for the period of twelve consecutive fiscal months ended on such date.

                  "LIBO Rate": with respect to any Eurodollar Loan for any Interest Period, (a) if at least two offered rates for Dollar deposits for a period comparable to such Interest Period appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period, the arithmetic mean of all such offered rates and (b) if fewer than two such offered rates so appear on the Reuters Screen LIBO Page, the arithmetic mean, determined by the Agent based on quotations provided by each of the Reference Lenders, of the respective rates per annum at which Dollar deposits approximately equal to each Reference Lender's respective portion of the applicable Eurodollar Loan and for a period comparable to the applicable Interest Period are offered to the principal London office of such Reference Lender in immediately available funds in the London intermarket market at approximately 11:00 a.m., London time, on the day that is two Business Days prior to the first day of such Interest Period. The term "Reuters Screen LIBO Page" shall mean the display screen designated "LIBO Page" on the Reuters Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": a Domestic Revolving Credit Loan, a Domestic Swing Line Loan, a Domestic Term Loan, a UK Revolving Credit Loan, a UK Swing Line Loan, a UK Term Loan, a Secured Supplemental Loan or an Unsecured Supplemental Loan, as the context shall require; collectively, the "Loans."

                  "Loan Documents": this Agreement, any Notes, any Joinder Agreements, the Guarantees, the Security Documents and the Rate Protection Agreements.

                  "Lock Box Agreement" shall mean a Lock Box Agreement among the Company or a Subsidiary, the Agent and a Lock Box Bank (as defined therein; provided that each Lock Box Bank shall be a Bank party to this Agreement), substantially in the form of Exhibit G hereto (with such changes therein as shall (x) in the case of any Lock Box Agreement with the UK Borrower or any of its Subsidiaries, be appropriate in accordance with customary practice in the United Kingdom and (y) in any case, be negotiated by the Agent and the respective Lock Box Bank), as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and of this Agreement.

                  "Long-term Reserves": as of any date, the non-current liabilities of the Company and its Subsidiaries as of such date in respect of (a) pension benefits, (b) post-retirement benefits other than pensions, such as retirement health care and life insurance benefits, and (c) post-employment benefits, in each case determined on a consolidated basis in accordance with GAAP.

                  "Management   Subscription    Agreements":    the   Management
         Subscription Agreements, dated on or about the date hereof, between the Company and certain of its executive officers.

                  "Margin Stock":  as defined in Regulation U.

                  "Material Adverse Effect": a (a) materially adverse effect on the business, assets, operations, properties, financial condition or contingent liabilities of the Company and the Subsidiaries taken as a whole, (b) material impairment of the ability of the Company or any Subsidiary to perform any of its material obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Agent, the Domestic Lenders, the UK Lenders, the Secured Supplemental Lenders or the Unsecured Supplemental Lenders under any Loan Document.

                  "Members":  the Persons listed on Schedule XIII hereto.

                  "Members Pledge Agreement": the Pledge Agreement to be executed and delivered by each of the Members, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                  "MLA Cost": in relation to a Domestic Sterling Loan, the cost imputed to the Lenders of compliance with the Mandatory Liquid Assets requirements of the Bank of England during an Interest Period, expressed as a rate per annum and determined in accordance with
         Schedule XVI.

                  "Mortgaged Property": each parcel of real property which is subject to the Company Mortgage.

                  "Multiemployer  Plan": (a) a multiemployer  plan as defined in
         Section 4001(a)(3) of ERISA to which the Company or any Subsidiary or ERISA Affiliate is making or accruing an obligation to make contributions and (b) any multiemployer plan (as so defined) to which the Company or any Subsidiary or ERISA Affiliate has within any of the preceding five plan years made or accrued an obligation to make contributions, but in the case of this clause (b) only if the Company, a Subsidiary or an ERISA Affiliate of either would be liable under Title IV of ERISA in respect of such plan.

                  "Net Cash Proceeds": with respect to any Prepayment Event or other event, (a) the gross proceeds in the form of cash or Permitted Investments (including insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable) received by or on behalf of the Company or any Subsidiary in respect of such Prepayment Event or other event minus (b) the sum of
         (i) in the case of any Prepayment Event, the amount, if any, of all taxes (other than income taxes) payable by the Company or any Subsidiary in connection with such Prepayment Event and the Company's good-faith best estimate of the amount of all income taxes payable in connection with such Prepayment Event (including, without limitations, distributions under subsection 14.7(d)), (ii) in the case of a Prepayment Event that is an asset sale or disposition, the amount of any reasonable reserve established in accordance with GAAP against any liabilities (including, without limitation, Indebtedness which is payable upon such Prepayment Event) associated with the assets sold or disposed of and retained by the Company or any Subsidiary, provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of a Prepayment Event occurring on the date of such reduction, and (iii) reasonable and customary fees, commissions and expenses and other costs paid by the Company or any Subsidiary in connection with such Prepayment Event or other event, in each case only to the extent not already deducted in arriving at the amount referred to in clause (a) above.

                  "Net Income": for any period, the aggregate net income (or net deficit) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that the term "Net Income" shall exclude extraordinary gains and losses from the sale of assets other than in the ordinary course of business (including, without limitation, dispositions of obsolete fixed assets).

                  "Net Working Capital": as of any date, Current Assets as of such date less Current Liabilities as of such date.

                  "Non-Excluded Taxes":  as defined in subsection 10.12(a).

                  "Notes": the collective reference to the Domestic Revolving Credit Notes, the Domestic Swing Line Note, the Domestic Term Loan Notes, the UK Revolving Credit Notes, the UK Swing Line Note, the UK Term Loan Notes, the Secured Supplemental Notes and the Unsecured Supplemental Notes.

                  "Participant":  as defined in subsection 18.6(b).

                  "Payment Sharing Notice" shall mean a written notice from the Company or any Lender informing the Agent that an Event of Default has occurred and is continuing and directing the Agent to allocate payments thereafter received from the Borrowers in accordance with the provisions of subsection 10.9(b)(ii).

                  "PBGC": the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Acquisition": as defined in subsection 14.5(f).

                  "Permitted Excess Cash Flow Basket": at any date, the amount equal to the aggregate amount of Excess Cash Flow of the Company during the period from the Closing Date through the last day of the fiscal quarter most recently ended minus the amount equal to the sum of (a) the aggregate amount required to be repaid pursuant to subsection 10.2(c) hereof in respect of such period, (b) the aggregate amount of any Capital Expenditures made during such period in reliance upon the provisions of clause (b) of the definition of such term and (c) the amount by which the sum of (i) the aggregate principal amount of Indebtedness then outstanding under subsection 14.1(h), (ii) the aggregate principal amount of Indebtedness and trade payables which is then guaranteed pursuant to subsection 14.3(c) and (iii) the aggregate amount of all investments in and capital contributions to all Foreign Subsidiaries since the Closing Date pursuant to subsection 14.5(e) (net, in the case of this clause (iii) only, of the aggregate amount of any dividends and distributions paid by such Foreign Subsidiaries to the Company and its Domestic Subsidiaries), exceeds $17,500,000.

                  "Permitted Investments":

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

                  (b) without limiting the provisions of clause (d) below, investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group or from Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, bankers' acceptances and time deposits (including, without limitation, eurodollar time deposits) maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank organized under the laws of the United States of America or any State thereof, or any Lender that is a commercial bank, that has a combined capital and surplus and undivided profits of not less than $250,000,000 and that is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's Ratings Group or A2 or better by Moody's Investors Service, Inc., or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank);

                  (d) investments in commercial paper maturing within one year from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof, or any Lender that is a commercial bank, that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies rate such holding company;

                  (e) repurchase agreements having a term of seven days or fewer with (i) any domestic office of the Agent or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof, or any Lender that is a commercial bank, that has a combined capital and surplus and undivided profits of not less than $250,000,000 and that is rated (or the senior debt securities of the holding company of such commercial bank are rated) A or better by Standard & Poor's Ratings Group or A2 or better by Moody's Investor Services, Inc. or carrying an equivalent rating by another nationally recognized rating agency if neither of the two named rating agencies shall rate such commercial bank (or the holding company of such commercial bank), and relating to marketable direct obligations issued or unconditionally guaranteed by the United States but only if the securities collateralizing such repurchase agreements are delivered to or to the order of the Agent;

                  (f) other investment instruments approved in writing by the Required Lenders and offered by financial institutions that have a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (g) investments in money market funds substantially all of the assets of which are comprised of securities of the types described in clauses (a) through (f) of this definition;

         provided that, in the case of any Foreign Subsidiary of the Company, the term "Permitted Investments" shall mean any investments which are comparable in credit quality and tenor to those referred to above and are used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan":  an employee  benefit plan (other than a Multiemployer
         Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by the Company, any of its Subsidiaries or any Affiliate or (ii) with respect to which the Company, any of its Subsidiaries or any ERISA Affiliate has retained any liability.

                  "Pledge Agreements: the collective reference to the Members Pledge Agreement, the Company Pledge Agreement, each Subsidiaries Pledge Agreement and each International Pledge Agreement.

                  "Pounds Sterling" and "(pound)": the lawful currency of the United Kingdom.

                  "Prepayment Event": (a) the sale, transfer or other disposition of any business unit, asset or other property of the Company or any Subsidiary (including dispositions in the nature of casualties (to the extent covered by insurance) or condemnations
         (including any Casualty or Condemnation in respect of any Mortgaged Property, as contemplated by and defined in Section 18.8)), (b) the issuance or incurrence by the Company or any Subsidiary of any Indebtedness incurred pursuant to subsection 14.1(e), or the issuance or sale by the Company or any Subsidiary of any debt securities or any obligations convertible into or exchangeable for, or giving any Person or entity any right, option or warrant to acquire from the Company or any Subsidiary, any Indebtedness or any such debt securities or any such convertible or exchangeable obligations or (c) the issuance or sale by the Company or any Subsidiary of any equity securities (other than the issuance of equity securities (x) to management of the Company and its Subsidiaries pursuant to the Management Subscription Agreements, (y) to the Company or any of its wholly-owned Subsidiaries or (z) constituting an Excluded Equity Investment) or any obligations convertible into or exchangeable for, or giving any Person any right, option or warrant to acquire from the Company or any Subsidiary, any equity securities or any such convertible or exchangeable obligations. Notwithstanding the foregoing, the term "Prepayment Event" shall not include:

                           (i) sales,  transfers and other  dispositions of used
                  or surplus equipment, vehicles and other assets in the ordinary course of business permitted by subsection 14.6(b) to the extent that the gross proceeds from all such sales does not exceed $3,000,000 in the aggregate in any fiscal year; provided, however, that to the extent that the Company shall have reinvested on the date of such event (or certified to the Agent that it intends to reinvest within 360 days of such event) any of such excess proceeds in equipment, vehicles or other assets used in the business of the Company, the resultant Prepayment Event shall be reduced by the amount so reinvested or to be reinvested (and provided, further, that any amounts not so reinvested within 360 days after such certification shall promptly be applied as Net Cash Proceeds of a Prepayment Event and, during such time as any Default or Event of Default has occurred and is continuing, shall be deposited in a cash collateral account with the Agent until so applied);

                           (ii) sales of  inventory  in the  ordinary  course of
                  business (including, without limitation, sales of damaged or obsolete inventory) and sales of Permitted Investments;

                           (iii) the receipt of insurance or condemnation proceeds (other than Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Property), except to the extent in excess of $3,000,000 in the aggregate in any fiscal year; provided, however, that to the extent that the Company shall have reinvested on the date of such event (or certified to the Agent that it intends to reinvest within 360 days of such event) any of such excess proceeds in equipment, vehicles or other assets used in the Company's business, the resultant Prepayment Event shall be reduced by the amount so reinvested or to be reinvested (and provided, further, that any amounts not so reinvested within 360 days after such certification shall promptly be applied as Net Cash Proceeds of a Prepayment Event and, during such time as any Default or Event of Default has occurred and is continuing, shall be deposited in a cash collateral account with the Agent until so applied); and

                           (iv) the receipt of Condemnation Proceeds and Insurance Proceeds in respect of Mortgaged Property to the extent that (A) such Condemnation Proceeds or Insurance Proceeds are used to restore, repair or locate, acquire and replace the related Mortgaged Property in accordance with subsection 18.8, (B) such Condemnation Proceeds or Insurance Proceeds, pursuant to subsection 18.8, are not otherwise required to be applied as a mandatory prepayment pursuant to subsection 10.2 or (C) to the extent permitted by subsection 18.8, such Condemnation Proceeds or Insurance Proceeds are (1) reinvested in equipment, vehicles or other assets used in the Company's principal lines of business within 180 days after the receipt thereof and (2) the Company, pending such reinvestment, has deposited such amounts in an escrow account with (or otherwise reasonably satisfactory to) the Agent as contemplated in subsection 18.8.

                  "Primary Obligations": all amounts owing hereunder and under the other Loan Documents (other than the Unsecured Supplemental Loans and the principal and interest owing on account of the Secured Supplemental Loans) and all Lender Hedging Obligations (as defined in the Security Documents).

                  "Prime Rate": the rate of interest per annum publicly announced from time to time by Chemical Bank as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors).

                  "Properties":  as defined in subsection 11.16(a).

                  "Qualifying Lender": at any time, a bank or other financial institution which is at that time either:

                     (a) a bank for  purposes  of  Section  349(3)(a)  of the UK
                  Income and Corporation Taxes Act 1988 which takes into account any interest payable or paid to it under this Agreement as a trading receipt of its business in the United Kingdom; or

                     (b) resident (as such term is defined in the appropriate double-taxation treaty) in a country with which the United Kingdom has an appropriate double-taxation treaty giving residents of that country complete exemptions from United Kingdom taxation on interest including, for the avoidance of doubt, complete exemption from the imposition of any withholding or deduction for or on account of United Kingdom taxation on interest (and which does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected) and which has secured relief from United Kingdom taxation in respect of interest and/or commissions to be paid to it under this Agreement pursuant to such treaty and for this purpose the term "double-taxation treaty" means any convention or agreement between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

                  "Rate Protection Agreements": mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement entered into by the Company to provide protection to the Company and the Subsidiaries against fluctuations in interest rates. Each Rate Protection Agreement shall be on terms (including terms relating to the calculation of payments for early termination) reasonably satisfactory to the Agent with a counterparty that is either a Lender or reasonably satisfactory to the Agent.

                  "Recapitalization": (a) the consummation of the transactions described in the "Transaction Overview" contained in Section 3 of the Confidential Information Memorandum and (b) the execution, delivery and performance by the Company and its Subsidiaries of each of the Loan Documents and the borrowings hereunder on the Closing Date.

                  "Recapitalization Documents": (a) the Loan Documents and (b) each of the documents, instruments and agreements described in Schedule XV hereto.

                  "Reference Lenders": Chemical, Banque Nationale de Paris and Fleet National
         Bank.

                  "Refunded Domestic Swing Line Loans" shall have the meaning assigned to such term in subsection 5.1(c).

                  "Refunded UK Swing Line Loans" shall have the meaning assigned to such term in subsection 8.1(c).

                  "Register":  as defined in subsection 18.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reimbursement Obligation": in respect of each Letter of Credit, the obligation of the account party thereunder to reimburse the Issuing Bank for all drawings made thereunder in accordance with
         Section 4 and the Application related to such Letter of Credit.

                  "Release": any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing, or threat thereof, of any Hazardous Material in, into, onto or through the environment.

                  "Remedial Action": (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment, or (iii) perform studies and investigations in connection with, or as a precondition to, actions described in clauses (i) or (ii) above.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event as to which the 30-day notice requirement has been waived).

                  "Required Lenders": at any time, Lenders with aggregate Commitment Percentages of at least 51% at such time.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to any Person, the chief executive officer, the president or any vice president of such Person, or, with respect to financial matters, the chief financial officer or chief accounting officer of such Person.

                  "RPI":  RPI Corp., a Delaware corporation.

                  "RPI Consulting Agreement": the Consulting and Transitional Services Agreement, dated as of the date hereof, among RPI and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 14.11(b).

                  "Secured Supplemental Commitment": as to any Secured Supplemental Lender, the obligation of such Secured Supplemental Lender to make Secured Supplemental Loans to the Company hereunder on the Supplemental Closing Date in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Secured Supplemental Lender's name on Schedule I under the heading "Secured Supplemental Commitments ", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Secured Supplemental Lender ": at any date, each bank or other financial institution which holds any Secured Supplemental Commitment (or, after the Supplemental Closing Date, Secured Supplemental Loans); collectively, the "Secured Supplemental Lenders ".

                  "Secured Supplemental Loans ":  as defined in subsection 9.1.

                  "Secured Supplemental Note " as defined in subsection 9.4(d).

                  "Security Agreements": the collective reference to the Company Security Agreement, each Subsidiaries Security Agreement, each Subsidiaries Trademark Security Agreement, each Subsidiaries Patent Security Agreement and the UK Debenture.

                  "Security Documents": the collective reference to the Company Mortgage, the Security Agreements, the Lock Box Agreements, the Pledge Agreements, and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Company hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "Senior Leverage Ratio ": as of any date, shall mean the ratio of (a) the amount of Included Indebtedness as of such date minus Senior Subordinated Indebtedness to (b) EBITDA for the period of twelve consecutive fiscal months ended on such date.

                  "Senior Subordinated Indebtedness": the $130,000,000 aggregate principal amount of the Company's senior subordinated indebtedness, to be issued on the Closing Date pursuant to the Indenture, dated as of May 23, 1996, between the Company and Remington Capital Corp., as co-issuers, and The Bank of New York, as trustee (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 14.11(b)).

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Specified Obligation Usage": at any date, the amount equal to the sum of (a) the aggregate principal amount of any purchase money Indebtedness then outstanding under subsection 14.1(d), (b) the aggregate principal amount of Attributable Debt then outstanding in respect of Sale and Leaseback Transactions permitted pursuant to subsection 14.4 and (c) the aggregate amount then outstanding of Capital Lease Obligations permitted pursuant to subsection 14.12.

                  "Standby   Letter  of  Credit":   as  defined  in   subsection
         4.1(b)(i).

                  "Statutory Reserves": a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or any other banking authority, domestic or foreign, to which the Agent or any Lender (including any branch, Affiliate, or other funding office making or holding a Loan) is subject for, with respect to the determination of the Adjusted LIBO Rate, Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include (with respect to Eurodollar Loans) those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation
         D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Sterling Base Rate": the rate of interest per annum publicly announced from time to time by Chemical Bank as its base lending rate (or analogous rate) in effect at its principal office in London, England (such base lending rate not being intended to be the lowest rate of interest charged by Chemical Bank in connection with extensions of credit to debtors) plus 1/4 of 1%.

                  "Sterling Base Rate Loans": any Loan bearing interest at a rate based upon the Sterling Base Rate.

                  "Subsidiaries Guarantees": the Guarantees to be executed and delivered by each Domestic Subsidiary, substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Pledge Agreements": the Pledge Agreements to be executed and delivered from time to time by each Domestic Subsidiary owning capital stock of any other Domestic Subsidiary, substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Patent Security Agreements": the Patent Security Agreements to be executed and delivered by each Domestic Subsidiary in favor of the Agent, substantially in the form of Exhibit D-5, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Security Agreements": the Security Agreements to be executed and delivered by each Domestic Subsidiary in favor of the Agent, substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiaries Trademark Security Agreements": the Trademark Security Agreements to be executed and delivered by each Domestic Subsidiary in favor of the Agent, substantially in the form of Exhibit D-4, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person (it being understood that, based upon present ownership and management control, Remington Licensing Corporation is not a "Subsidiary" of the Company). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Subsidiary Debt Basket Amount": the amount equal to $17,500,000 plus any additional amounts which, after giving effect thereto, would not cause the Permitted Excess Cash Flow Basket to be less than zero.

                  "Subsidiary   Obligations":   the  unpaid  principal  of,  and
         interest (including post-petition interest) on, the UK Term Loans, the UK Revolving Credit Loans and the UK Swing Line Loans and all other obligations and liabilities of the UK Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement (including, without limitation, any amendment and restatement or refinancing hereof), the Notes or any other Loan Document, or any other document executed and delivered in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or any Lender) or otherwise.

                  "Supplemental Closing Date ": the date on which the conditions precedent set forth in the Sixth Amendment, dated as of June 9, 1999, to this Agreement shall be satisfied.

                  "Supplemental  Loans  ": a  Secured  Supplemental  Loan  or an
         Unsecured   Supplemental   Loan,   as  the   context   shall   require;
         collectively, the "Supplemental Loans".

                  "Termination Date":  June 30, 2002.

                  "Tranche": the collective reference to Eurodollar Loans or Domestic Sterling Loans under a single Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transferee":  as defined in subsection 18.6(f).

                  "Type": as to any Loan, its nature as an ABR Loan, a Eurodollar Loan, a Sterling Base Rate Loan or a Domestic Sterling Loan.

                  "UK Borrower":  as defined in the preamble.

                  "UK Borrowing Base": as of any date of determination, an amount equal to the sum, without duplication of (a) 85% of the total of Eligible UK Accounts of the UK Borrower as of such date less the UK Dilution Reserve then in effect and (b) 60% of the Eligible UK Inventory of the UK Borrower. For purposes of determining the UK Borrowing Base from time to time, Eligible UK Accounts and Eligible UK Inventory of the UK Borrower shall be determined from time to time by the Agent by reference to the UK Borrowing Base Certificate then most recently delivered to it; provided that the information contained in such UK Borrowing Base Certificate shall not be conclusive in calculating the amount of Eligible UK Accounts and Eligible UK Inventory and, after consultation with the Company, the Agent shall be entitled to adjust the amounts and other information contained therein and/or the advance rates set forth above to the extent that it believes in its reasonable credit judgment that such adjustment is appropriate to reflect (x) the then current amounts of Eligible UK Inventory and Eligible UK Accounts or (y) changes in the business practices of the UK Borrower (or newly disclosed matters with respect to it).

                  "UK Borrowing Base Certificate": a certificate, in substantially the form attached hereto as Exhibit I-2, with such changes as the Agent may from time to time reasonably request for the purpose of monitoring the UK Borrowing Base.

                  "UK Debenture": the Debenture, dated as of the date hereof, given by the UK Borrower in favor of the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "UK Dilution Factors": with respect to the UK Borrower at any date, the aggregate Pounds Sterling amount equal to the sum of (a) any credit memos, adjustments, returns, and allowances (such as for co-op advertising), (b) cash discounts, (c) bad debt write-offs, (d) other non-cash credits, in each case applied to an Account Debtor's balance in respect of Accounts.

                  "UK Dilution Ratio": at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the UK Dilution Factors for the 12 most recently ended fiscal months divided by (b) total gross credit sales of the UK Borrower for such 12 fiscal months.

                  "UK Dilution Reserve": with respect to the UK Borrower at any date, the amount equal to the UK Dilution Ratio times the amount of Eligible UK Accounts at such date.

                  "UK Lender": at any date, each bank or other financial institution which holds any UK Term Loan Commitment (or, after the Closing Date, UK Term Loans) or UK Revolving Credit Loan Commitment (or, at any time after the UK Revolving Credit Loan Commitment has terminated, UK Revolving Credit Exposure) on such date; collectively, the "UK Lenders".

                  "UK Loan": a UK Revolving Credit Loan or UK Term Loan, as the context shall require; collectively, the "UK Loans."

                  "UK Revolving Credit Commitment": as to any UK Lender, the obligation of such UK Lender to make UK Revolving Credit Loans to, and to participate in UK Swing Line Loans to, the UK Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such UK Lender's name on Schedule I under the heading "UK Revolving Credit Commitments", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "UK Revolving Credit Exposure": at any date, (a) as to all UK Lenders, the amount equal to the aggregate outstanding principal amount of all UK Revolving Credit Loans and all UK Swing Line Loans then outstanding and (b) as to any UK Lender, the amount equal to (i) the aggregate outstanding principal amount of all then-outstanding UK Revolving Credit Loans made by such UK Lender and (ii) such UK Lender's Commitment Percentage of the then-outstanding principal amount of all UK Swing Line Loans.

                  "UK Revolving Credit Loans":  as defined in subsection 7.1.

                  "UK Revolving Credit Note":  as defined in subsection 7.4(d).

                  "UK Swing Line Commitment" of the UK Swing Line Lender at any date shall mean the obligation of the UK Swing Line Lender to make UK Swing Line Loans pursuant to subsection 8.1 in the amount referred to therein.

                  "UK Swing Line Lender" shall mean Chemical.

                  "UK Swing Line Loan Participation Certificate" shall mean a certificate, substantially in the form of Exhibit J-2.

                  "UK Swing Line Loans" shall have the meaning assigned to such term in subsection 8.1(a).

                  "UK Swing Line Note" shall have the meaning assigned to such term in subsection 8.1(b).

                  "UK Term Loan Commitment": as to any UK Lender, the obligation of such UK Lender to make UK Term Loans to the UK Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such UK Lender's name on Schedule I under the heading "UK Term Loan Commitments", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "UK Term Loans":  as defined in subsection 6.1.

                  "UK Term Loan Note":  as defined in subsection 6.4(d).

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

                  "Unsecured Supplemental Commitment ": as to any Unsecured Supplemental Lender, the obligation of such Unsecured Supplemental Lender to make Unsecured Supplemental Loans to the Company hereunder on the Supplemental Closing Date in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Unsecured Supplemental Lender's name on Schedule I under the heading "Unsecured Supplemental Commitments", as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Unsecured Supplemental Lender ": at any date, each bank or other financial institution which holds any Unsecured Supplemental Commitment (or, after the Supplemental Closing Date, Unsecured Supplemental Loans); collectively, the "Unsecured Supplemental Lenders ."

                  "Unsecured Supplemental Loans ": as defined in subsection 9.2.

                  "Unsecured  Supplemental  Note ":  as  defined  in  subsection
         9.4(e).

                  "Vestar":  Vestar Equity Partners, L.P.

                  "Vestar Guarantee": each Guarantee, dated as of June 9, 1999, made by Vestar Equity Partners, L.P. in favor of an Unsecured Supplemental Lender, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Vestar Management Agreement": the Management Agreement, dated as of the date hereof, among Vestar Capital Partners, the Company and certain of its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 14.11(b).

                  "Withdrawal Liability": the liability to a Multiemployer Plan, as defined in Section 4201 of ERISA.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto, unless otherwise specified herein or therein, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) For purposes of calculating amounts hereunder, any amount which is owing or denominated in a currency other than Dollars or Pounds Sterling and required to be paid or expressed in Dollars or Pounds Sterling, as the case may be, shall be converted into Dollars or Pounds Sterling, respectively, at the exchange rate set forth on the date as of which such calculation is made in The Wall Street Journal as the spot rate at which such currency can be converted into Dollars or Pounds Sterling, respectively (or, if no such rate is published, at any rate determined by the Agent in its reasonable discretion).

                  (f) As used herein, the terms "corporation" and "limited liability company" shall mean any business entity, regardless of structure (including, without limitation, partnerships, limited liability companies and business trusts); the terms "stockholders" and "members" with respect to any particular business entity shall mean any Persons with ownership interests in such business entity, regardless of structure; and references to particular types of organizational documents of a particular business entity, such as a certificate of incorporation and by-laws or a limited liability company agreements, shall mean all organizational documents of such business entity, regardless of structure.


                       SECTION 2. THE DOMESTIC TERM LOANS

                  2.1 Domestic Term Loans. Subject to the terms and conditions hereof, each Domestic Lender severally agrees to make a term loan (a "Domestic Term Loan") to the Company on the Closing Date in an amount not to exceed each such Domestic Lender's Domestic Term Loan Commitment. The Domestic Term Loans shall be made in Dollars and may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Company in the initial notice of borrowing or in any notice of conversion with respect thereto.

                  2.2 Procedure for Domestic Term Loan Borrowing. The Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., New York City time, on the Closing Date) requesting that the Domestic Lenders make the Domestic Term Loans on the Closing Date. Upon receipt of any such notice of borrowing from the Company, the Agent shall promptly notify each Domestic Lender of receipt of such notice of borrowing and of such Domestic Lender's Commitment Percentage of the Domestic Term Loans to be made pursuant thereto. Each Domestic Lender will make the amount of its pro rata share of the borrowing of Domestic Term Loans available to the Agent for the account of the Company at the office of the Agent specified in subsection 18.2 prior to 12:00 Noon, New York City time, on the Closing Date in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Domestic Lenders and in like funds as received by the Agent. Notwithstanding anything to the contrary contained herein, the Domestic Term Loans initially shall be made as ABR Loans hereunder.

                  2.3 Amortization of Domestic Term Loans. (a) The Company hereby unconditionally promises to pay to the Agent, for the account of the Domestic Lenders, on each date set forth below the principal amount of the Domestic Term Loans set forth opposite such date:

               Date                                         Amount
          ------------------                             ----------
          September 30, 1996                             $  125,000
          December 31, 1996                                 125,000
          March 31, 1997                                    125,000
          June 30, 1997                                     125,000
          September 30, 1997                                125,000
          December 31, 1997                                 125,000
          March 31, 1998                                    125,000
          June 30, 1998                                     125,000
          September 30, 1998                                187,500
          December 31, 1998                                 187,500
          March 31, 1999                                    187,500
          June 30, 1999                                     187,500
          September 30, 1999                                187,500
          December 30, 1999                                 187,500
          March 30, 2000                                    187,500
          June 30, 2000                                     187,500
          September 30, 2000                                250,000
          December 31, 2000                                 250,000
          March 31, 2001                                    250,000
          June 30, 2001                                     250,000
          September 30, 2001                                500,000
          December 31, 2001                                 500,000
          March 31, 2002                                    500,000

                  (b)  The  Company  hereby   unconditionally  agrees  that  any
then-outstanding Domestic Term Loans shall be due and payable on the Termination Date.

                  (c) The Company hereby agrees to pay interest on the unpaid principal amount of the Domestic Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 10.5.

                  2.4 Evidence of Debt. (a) Each Domestic Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Domestic Lender resulting from each Domestic Term Loan of such Domestic Lender from time to time, including the amounts of principal and interest payable and paid to such Domestic Lender from time to time under this Agreement.

                  (b) The Agent shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each Domestic Lender, in which shall be recorded (i) the amount of each Domestic Term Loan made hereunder and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Domestic Lender under the Domestic Term Loans and (iii) the amount of any sum received by the Agent from the Company in respect of principal of or interest on the Domestic Term Loans, and the amount of each Domestic Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Domestic Lender maintained pursuant to subsection 2.4(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Domestic Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Domestic Term Loan made to the Company by such Domestic Lender in accordance with the terms of this Agreement.

                  (d) The Company agrees that, upon the request to the Agent by any Domestic Lender, the Company will execute and deliver to such Domestic Lender a promissory note of the Company evidencing the Domestic Term Loan of such Domestic Lender, substantially in the form of Exhibit A-1, with appropriate insertions as to date and principal amount (a "Domestic Term Loan Note").

                  2.5 Use of Proceeds of Domestic Term Loans. The Domestic Term Loans shall be used on the Closing Date to finance the Recapitalization, including distributions to be made on the Closing Date as contemplated thereby, and to pay fees and expenses incurred in connection therewith and with the financings contemplated thereby.


                 SECTION 3. THE DOMESTIC REVOLVING CREDIT LOANS

                  3.1 Domestic Revolving Credit Loans. Subject to the terms and conditions hereof, each Domestic Lender severally agrees to make loans on a revolving credit basis ("Domestic Revolving Credit Loans") to the Company from time to time during the Commitment Period; provided, that no Domestic Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders would exceed the lesser of (i) the aggregate amount of the Domestic Revolving Credit Commitments and (ii) the Domestic Borrowing Base then in effect. Amounts borrowed by the Company under this subsection 3.1 may be repaid in whole or in part and, up to but excluding the last day of the Commitment Period, reborrowed, all in accordance with the terms and conditions hereof. The Domestic Revolving Credit Loans shall be made in Dollars and may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and set forth in the notice of borrowing or notice of conversion with respect thereto; provided, that (x) no Eurodollar Loan shall be made after the day that is one month prior to the Termination Date and (y) any Domestic Revolving Credit Loans to be made on the Closing Date shall be made entirely as ABR Loans.

                  3.2 Procedure for Domestic Revolving Credit Loan Borrowing. The Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., New York City time, three Business Days prior to the requested borrowing date, with respect to the part of the Domestic Revolving Credit Loans that are to be initially Eurodollar Loans or one Business Day prior to the requested borrowing date, otherwise) requesting that the Domestic Lenders make the Domestic Revolving Credit Loans specified in the notice of borrowing in respect thereof on the requested borrowing date. Each borrowing of Domestic Revolving Credit Loans shall be in an amount equal to (a) in the case of ABR Loans, (x) $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate undrawn amount of the Domestic Revolving Credit Commitments is less than $500,000, such lesser amount), (y) the principal amount of Refunded Domestic Swing Line Loans, if made pursuant to subsection 5.1(c), or (z) the amount set forth in subsection 4.5(c), if made pursuant thereto, and (b) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice of borrowing from the Company, the Agent shall promptly notify each Domestic Lender of receipt of such notice of borrowing. Subject to the terms and conditions hereof, each Domestic Lender will make the amount of its pro rata share of each borrowing of Domestic Revolving Credit Loans available to the Agent for the account of the Company at the office of the Agent specified in subsection 18.2 prior to 12:00 Noon, New York City time, on the borrowing date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Domestic Lenders and in like funds as received by the Agent.

                  3.3 Repayment of Domestic Revolving Credit Loans. (a) The Company hereby unconditionally promises to pay to the Agent, for the account of the Domestic Lenders, on the Termination Date all amounts owing on account of the Domestic Revolving Credit Loans.

                  (b) The Company hereby agrees to pay interest on the unpaid principal amount of the Domestic Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 10.5.

                  3.4 Evidence of Debt. (a) Each Domestic Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Domestic Lender resulting from each Domestic Revolving Credit Loan of such Domestic Lender from time to time, including the amounts of principal and interest payable and paid to such Domestic Lender from time to time under this Agreement.

                  (b) The Agent shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each Domestic Lender, in which shall be recorded (i) the amount of each Domestic Revolving Credit Loan made hereunder and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Domestic Lender under Domestic Revolving Credit Loans and
(iii) the amount of any sum received by the Agent from the Company in respect of principal of or interest on the Domestic Revolving Credit Loans, and the amount of each Domestic Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Domestic Lender maintained pursuant to subsection 3.4(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Domestic Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Domestic Revolving Credit Loans made to the Company by such Domestic Lender in accordance with the terms of this Agreement.

                  (d) The Company agrees that, upon the request to the Agent by any Domestic Lender, the Company will execute and deliver to such Domestic Lender a promissory note of the Company evidencing the Domestic Revolving Credit Loans of such Domestic Lender, substantially in the form of Exhibit A-2, with appropriate insertions as to date and principal amount (a "Domestic Revolving Credit Note").

                  3.5 Use of Proceeds of Domestic Revolving Credit Loans. The Domestic Revolving Credit Loans shall be used from time to time (a) to finance a portion of the Recapitalization and to pay fees, to refinance certain existing working capital Indebtedness and to pay expenses in connection therewith and with the financing thereof (provided that not more than $40,000,000 in aggregate principal amount of the Domestic Revolving Credit Loans shall be utilized for the purposes described in this clause (a)), (b) to finance closing and post-closing adjustments payable under the Recapitalization Documents related to adjustments in working capital and (c) for working capital and general corporate purposes of the Company and its Subsidiaries (except any purchase, lease or other acquisition of all or substantially all of the Capital Stock or assets of any entity (other than any Subsidiary) or any division thereof).


                    SECTION 4. LETTER OF CREDIT SUB-FACILITY

                  4.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue letters of credit for the account of the Company on any Business Day during the Commitment Period in such form as shall be reasonably acceptable to such Issuing Bank; provided that no Letter of Credit shall be issued if, after giving effect thereto (i) the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders would exceed the lesser of (A) the aggregate amount of the Domestic Revolving Credit Commitments or (B) the Domestic Borrowing Base then in effect or (ii) the aggregate amount of the L/C Obligations would exceed the L/C Commitment then in effect.

                  (b)  Each Letter of Credit shall:

                        (i) be denominated in Dollars and shall be either (A) a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, to provide credit support for workers' compensation, other insurance programs and other lawful corporate purposes (a "Standby Letter of Credit") or (B) a commercial letter of credit issued in respect of the purchase of goods and services in the ordinary course of business of the Company and its Subsidiaries (a "Commercial Letter of Credit"; together with the Standby Letters of Credit, the "Letters of Credit"); and

                       (ii) expire no later than the earlier of 365 days after its date of issuance and 5 Business Days prior to the Termination Date; provided that unless the relevant Issuing Bank notifies the Company not less than 30 days prior to the expiry of such Letter of Credit that such Issuing Bank is not willing to extend it, any such Letter of Credit may by its terms be automatically extended for periods of one year from the current or any future expiration date thereof (but not to any date which is later than 5 Business Days prior to the Termination
         Date).

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) No Issuing Bank shall at any time be obligated to issue a Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any Domestic Lender to exceed any limits imposed by, any applicable Requirement of Law.

                  4.2 Procedure for Issuance of Letters of Credit under this Agreement. The Company may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its office listed on
Schedule II or otherwise notified to the Company an Application therefor (with a copy to the Agent), completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request. Upon receipt by such Issuing Bank of any Application, and subject to the terms and conditions hereof, such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue the requested Letter of Credit earlier than five Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Company. Such Issuing Bank shall advise the Agent of the terms of the Letter of Credit on the date of issuance thereof and shall promptly thereafter furnish copies thereof and each amendment thereto to the Company and the Agent. The Agent shall, with the cooperation of the Issuing Banks and the Company, prepare and distribute to the Domestic Lenders a quarterly summary setting forth issuances, cancellations, extensions and changes in face amounts of Letters of Credit.

                  4.3 Fees, Commissions and Other Charges. (a) The Company shall pay to the Agent, for the account of the Domestic Lenders (including the relevant Issuing Bank) pro rata according to their respective Commitment Percentages of the Domestic Revolving Credit Commitments, a letter of credit commission with respect to each Letter of Credit, computed at a rate per annum equal to the then Applicable Margin for Eurodollar Loans on the daily average undrawn face amount of such Letter of Credit. Such commission shall be payable in arrears on the last day of each March, June, September and December to occur after the date of issuance of such Letter of Credit and on the expiration date of such Letter of Credit and shall be nonrefundable. On each date upon which the Company pays to the Agent letter of credit commissions pursuant to this subsection 4.3(a), the Company shall also pay to the relevant Issuing Bank a fronting fee with respect to each Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily average undrawn face amount of such Letter of Credit.

                  (b) In addition to the foregoing fees and commissions, the Company shall (i) pay or reimburse the relevant Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering such Letter of Credit and (ii) pay such Issuing Bank such other fees as shall be agreed by such Issuing Bank and the Company.

                  (c) The Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the Domestic Lenders all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

                  4.4 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such

Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Commitment Percentage of the Domestic Revolving Credit Commitments in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which the Company has not reimbursed such Issuing Bank to the full extent required by the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing
Bank's office listed in Schedule II or otherwise notified to such L/C Participant an amount equal to such L/C Participant's Commitment Percentage of the Domestic Revolving Credit Commitments times the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to subsection 4.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is not paid to such Issuing Bank on the date such payment is due from such L/C Participant, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 4.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the account party or otherwise, including by way of set-off or proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

                  (d) Notwithstanding the foregoing, no Domestic Lender shall be required to purchase a participating interest in an Issuing Bank's obligations and rights under a Letter of Credit if, prior to the issuance by such Issuing Bank of such Letter of Credit or increase by such Issuing Bank of the face amount of, or extension by such Issuing Bank of the expiration date of, such Letter of Credit, such Issuing Bank has received written notice from such Domestic Lender specifying that such Domestic Lender believes in good faith that an Event of Default has occurred and is continuing, describing the nature of such Event of Default and stating that, as a result thereof, such Domestic Lender shall cease to purchase such participating interests, except that (x) in the case of an increase in face amount, such Domestic Lender shall be required to purchase such participating interest to the extent of the face amount of such Letter of Credit prior to such Domestic Lender's written notice and (y) in the case of an extension of expiration date, such Domestic Lender shall be required to purchase such participating interest to the extent that such Letter of Credit is drawn prior to prior expiration date (without giving effect to such extension); provided that the obligation of such Domestic Lender to purchase such participating interests shall be reinstated upon the earlier to occur of
(i) the date upon which such Domestic Lender notifies such Issuing Bank that its prior notice has been withdrawn and (ii) the date upon which the Event of Default specified in such notice no longer is continuing (it being understood that, in the event that such Event of Default was not continuing at the time that such Issuing Bank received such notice, such Domestic Lender shall be obligated to purchase such participating interest promptly upon discovery that its good faith belief was erroneous).

                  4.5 Reimbursement Obligation. (a) The Company agrees to reimburse the relevant Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank on each date on which such Issuing Bank notifies the Company (with a copy to the Agent at its address listed in subsection 18.2) of the date and amount of a draft presented under such Letter of Credit and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment; provided that, if such Issuing Bank shall notify the Company of a drawing after 2:00 p.m., New York City time, on the date of any drawing under a Letter of Credit, the Company will not be required to reimburse such Issuing Bank until the next succeeding Business Day and, until such reimbursement is so required, the amount of such drawing shall be deemed to be a Domestic Revolving Credit Loan which is an ABR Loan hereunder in accordance with the provisions of paragraph (c) below. Each such payment shall be made to such Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                  (b) Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which is 2% above the rate payable with respect to ABR Loans from time to time.

                  (c) Each notice of a drawing under any Letter of Credit shall constitute a request by the Company for a borrowing pursuant to subsection 3.2 of Domestic Revolving Credit Loans which are ABR Loans in the amount of such drawing plus any amounts payable pursuant to subsection 4.5(a)(ii) in respect of such drawing. The borrowing date with respect to such borrowing shall be the date of such drawing.

                  4.6 Obligations Absolute. (a) The obligations of the Company under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.

                  (b) The Company hereby agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under subsection 4.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged; provided, that reliance upon such documents by such Issuing Bank shall not have constituted gross negligence or wilful misconduct of such Issuing Bank or (ii) any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Company or any Subsidiary against any beneficiary of such Letter of Credit or any such transferee.

                  (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

                  (d) The Company agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on the Company and shall not result in any liability of such Issuing Bank to the Company or any Subsidiary.

                  4.7 Letter of Credit Payments. If any draft shall be presented for payment to an Issuing Bank under any Letter of Credit issued by it, such Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of such Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in substantial conformity with such Letter of Credit.

                  4.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 4, the provisions of this Section 4 shall apply.


                         SECTION 5. AMOUNT AND TERMS OF
                        DOMESTIC SWING LINE SUB-FACILITY

                  5.1 Domestic Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Domestic Swing Line Lender agrees to make swing line loans (individually, a "Domestic Swing Line Loan"; collectively, the "Domestic Swing Line Loans") to the Company under the Domestic Revolving Credit
Commitments from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, provided that no Domestic Swing Line Loan shall be made if, after giving effect to the making of such Domestic Swing Line Loan and the simultaneous application of the proceeds thereof, the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders would exceed the lesser of (i) the aggregate amount of the Domestic Revolving Credit Commitments and (ii) the Domestic Borrowing Base then in effect. Amounts borrowed by the Company under this subsection 5.1 may be repaid in whole or in part and, up to but excluding the last day of the Commitment Period, reborrowed, all in accordance with the terms and conditions hereof. All Domestic Swing Line Loans shall be made in Dollars as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Domestic Swing Line Lender irrevocable notice (which notice must be received by the Domestic Swing Line Lender prior to 11:00 A.M., New York City time) on the requested borrowing date specifying the amount of each requested Domestic Swing Line Loan, which shall be in a minimum amount of $100,000 or a whole multiple thereof. The proceeds of each Domestic Swing Line Loan will be made available by the Domestic Swing Line Lender to the Company by crediting the account of the Company designated to the Domestic Swing Line Lender with such proceeds.

                  (b) The Company hereby unconditionally promises to pay to the Domestic Swing Line Lender on the Termination Date all amounts owing on account of the Domestic Swing Line Loans. The Domestic Swing Line Loans shall be evidenced by a promissory note of the Company substantially in the form of Exhibit A-6, with appropriate insertions (the "Domestic Swing Line Note"), payable to the order of the Domestic Swing Line Lender and representing the obligation of the Company to pay the aggregate unpaid principal amount of the Domestic Swing Line Loans, with interest thereon as prescribed in subsection
10.5. The Domestic Swing Line Lender is hereby authorized to record the borrowing date, the amount of each Domestic Swing Line Loan and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the Domestic Swing Line Note and, in the absence of manifest error, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Domestic Swing Line Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under such Note. The Domestic Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) bear interest for the period from the Closing Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 10.5.

                  (c) The Domestic Swing Line Lender, at any time in its sole and absolute discretion, may, on behalf of the Company (which hereby irrevocably directs the Domestic Swing Line Lender to act on its behalf), request each Domestic Lender, including Chemical, to make a Domestic Revolving Credit Loan in an amount equal to such Domestic Lender's Commitment Percentage of the Domestic Revolving Credit Commitments times the amount of the Domestic Swing Line Loans (the "Refunded Domestic Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (g) or (h) of Section 16 shall have occurred (in which event the procedures of paragraph (d) of this subsection 5.1 shall apply), each Domestic Lender shall make the proceeds of its Domestic Revolving Credit Loan available to the Domestic Swing Line Lender for its own account at the office specified for Chemical in subsection 18.2 prior to 11:00 A.M. (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Domestic Revolving Credit Loans shall be immediately applied to repay the Refunded Domestic Swing Line Loans. Notwithstanding anything to the contrary contained herein, the Domestic Swing Line Lender shall (unless any of the events described in paragraph (g) or (h) of Section 16 shall have occurred) request each Domestic Lender to make such a Domestic Revolving Credit Loan for the purpose of refunding outstanding Domestic Swing Line Loans not less frequently than every 15 days.

                  (d) If, prior to the making of a Domestic Revolving Credit Loan pursuant to paragraph (c) of subsection 5.1, one of the events described in paragraph (g) or (h) of Section 16 shall have occurred, each Domestic Lender will, on the date such Domestic Revolving Credit Loan was to have been made, purchase an undivided participating interest in the Refunded Domestic Swing Line Loans in an amount equal to its Commitment Percentage of the Domestic Revolving Credit Commitments times the aggregate amount of such Refunded Domestic Swing Line Loans. Each Domestic Lender will immediately transfer to the Domestic Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Domestic Swing Line Lender will deliver to such Domestic Lender a Domestic Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (e) Whenever, at any time after the Domestic Swing Line Lender has received from any Domestic Lender such Domestic Lender's participating interest in a Refunded Domestic Swing Line Loan pursuant to paragraph (d) above, the Domestic Swing Line Lender receives any payment on account thereof, the Domestic Swing Line Lender will distribute to such Domestic Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Domestic Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Domestic Swing Line Lender is required to be returned, such Domestic Lender will return to the Domestic Swing Line Lender any portion thereof previously distributed by the Domestic Swing Line Lender to it in like funds as such payment is required to be returned by the Domestic Swing Line Lender.

                  (f) Notwithstanding the foregoing, no Domestic Lender shall be required to make a Domestic Revolving Credit Loan to the Company for the purpose of refunding a Domestic Swing Line Loan pursuant to paragraph (c) above or to purchase a participating interest in a Domestic Swing Line Loan pursuant to paragraph (d) above if, prior to the making by the Domestic Swing Line Lender of such Domestic Swing Line Loan, the Domestic Swing Line Lender has received written notice from such Domestic Lender specifying that such Domestic Lender believes in good faith that an Event of Default has occurred and is continuing, describing the nature of such Event of Default and stating that, as a result thereof, such Domestic Lender shall cease to make such Domestic Revolving Credit Loans or purchase such participating interests, as the case may be; provided that the obligation of such Domestic Lender to make such Domestic Revolving Credit Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Domestic Lender notifies the Domestic Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Event of Default specified in such notice no longer is continuing (it being understood that, in the event that such Event of Default was not continuing at the time that the Domestic Swing Line Lender received such notice, such Domestic Lender shall be obligated to make its Domestic Revolving Credit Loan or purchase its participating interest in such Domestic Swing Line Loan promptly upon discovery that its good faith belief was erroneous).

                  5.2 Participations. Each Domestic Lender's obligation to make Domestic Revolving Credit Loans pursuant to paragraph (c) of subsection 5.1 or to purchase participating interests pursuant to paragraph (d) of subsection 5.1 shall (except to the extent expressly set forth in subsection 5.1(c), (d) or
(f)) be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Domestic Lender may have against the Domestic Swing Line Lender, the Company or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or any other failure to satisfy any condition precedent to borrowing under Section 12;
(c) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (d) any breach of this Agreement by the Company or any other Domestic Lender; (e) the amount of the Domestic Borrowing Base in effect on the date of such purchase; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  5.3 Use of Proceeds of Domestic Swing Line Loans. The proceeds of the Domestic Swing Line Loans hereunder shall be used by the Company for any purpose for which the proceeds of Domestic Revolving Credit Loans may be used.

                          SECTION 6. THE UK TERM LOANS

                  6.1 UK Term Loans. Subject to the terms and conditions hereof, each UK Lender severally agrees to make a term loan (a "UK Term Loan") to the UK Borrower on the Closing Date in an amount not to exceed each such UK Lender's UK Term Loan Commitment. The UK Term Loans shall be made in Pounds Sterling and may from time to time be (a) Domestic Sterling Loans, (b) Sterling Base Rate Loans or (c) a combination thereof, as determined by the UK Borrower in the initial notice of borrowing or in any notice of conversion with respect thereto.

                  6.2 Procedure for UK Term Loan Borrowing. The UK Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., London, England time, on the Closing Date) requesting that the UK Lenders make the UK Term Loans on the Closing Date. Upon receipt of any such notice of borrowing from the UK Borrower, the Agent shall promptly notify each UK Lender of receipt of such notice of borrowing and of such UK Lender's Commitment Percentage of the UK Term Loans to be made pursuant thereto. Each UK Lender will make the amount of its pro rata share of the borrowing of UK Term Loans available to the Agent for the account of the UK Borrower at the office of the Agent specified in subsection 18.2 prior to 12:00 Noon, London, England time, on the Closing Date in funds immediately available to the Agent. Such borrowing will then be transferred by the Agent to its principal office located in the City of New York and held by the Agent (on behalf of the UK Lenders) until such time as the Domestic Term Loans are borrowed on the Closing Date. At such time, the Agent shall transfer such amounts as actually have been received by it (and in like funds as received by it) in the manner directed by the UK Borrower. Notwithstanding anything to the contrary contained herein, the UK Term Loans initially shall be made as Sterling Base Rate Loans hereunder.

                  6.3 Amortization of UK Term Loans. (a) The UK Borrower hereby unconditionally promises to pay to the Agent, for the account of the UK Lenders, on each date set forth below the principal amount of the UK Term Loans set forth opposite such date:

                   Date                                       Amount
               -----------------                            -------------
               September 30, 1996                     (pound)  49,695.20
               December 31, 1996                               49,695.20
               March 31, 1997                                 115,995.47
               June 30, 1997                                  115,995.47
               September 30, 1997                              49,695.20
               December 31, 1997                               49,695.20
               March 31, 1998                                 115,995.47
               June 30, 1998                                  115,995.47
               September 30, 1998                             124,238.01
               December 31, 1998                              124,238.01
               March 31, 1999                                 124,238.01
               June 30, 1999                                  124,238.01
               September 30, 1999                             124,238.01
               December 30, 1999                              124,238.01
               March 30, 2000                                 124,238.01
               June 30, 2000                                  124,238.01

               September 30, 2000                             165,650.68
               December 31, 2000                              165,650.68
               March 31, 2001                                 165,650.68
               June 30, 2001                                  165,650.68
               September 30, 2001                             331,301.35
               December 31, 2001                              331,301.35
               March 31, 2002                                 331,301.34


                  (b) The UK Borrower hereby unconditionally agrees that any then-outstanding UK Term Loans shall be due and payable on the Termination Date.

                  (c) The UK Borrower hereby agrees to pay interest on the unpaid principal amount of the UK Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 10.5.

                  6.4 Evidence of Debt. (a) Each UK Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the UK Borrower to such UK Lender resulting from each UK Term Loan of such UK Lender from time to time, including the amounts of principal and interest payable and paid to such UK Lender from time to time under this Agreement.

                  (b) The Agent shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each UK Lender, in which shall be recorded (i) the amount of each UK Term Loan made hereunder and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each UK Lender under the UK Term Loans and (iii) the amount of any sum received by the Agent from the UK Borrower in respect of principal of or interest on the UK Term Loans, and the amount of each UK Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each UK Lender maintained pursuant to subsection 6.4(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the UK Borrower therein recorded; provided, however, that the failure of any UK Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the UK Borrower to repay (with applicable interest) the UK Term Loan made to the UK Borrower by such UK Lender in accordance with the terms of this Agreement.

                  (d) The UK Borrower agrees that, upon the request to the Agent by any UK Lender, the UK Borrower will execute and deliver to such UK Lender a promissory note of the UK Borrower evidencing the UK Term Loan of such UK Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to date and principal amount (a "UK Term Loan Note").

                  6.5 Use of Proceeds of UK Term Loans. The UK Term Loans shall be used on the Closing Date to refinance outstanding Indebtedness of the UK Borrower.

                    SECTION 7. THE UK REVOLVING CREDIT LOANS

                  7.1 UK Revolving Credit Loans. Subject to the terms and conditions hereof, each UK Lender severally agrees to make loans on a revolving credit basis ("UK Revolving Credit Loans") to the UK Borrower from time to time during the Commitment Period; provided, that no UK Revolving Credit Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, the aggregate outstanding principal amount of the UK Revolving Credit Loans would exceed the lesser of (i) the aggregate amount of UK Revolving Credit Commitments and (ii) the UK Borrowing Base then in effect. Amounts borrowed by the UK Borrower under this subsection 7.1 may be repaid in whole or in part and, up to but excluding the last day of the Commitment Period, reborrowed, all in accordance with the terms and conditions hereof. The UK Revolving Credit Loans shall be made in Pounds Sterling and may from time to time be (i) Domestic Sterling Loans, (ii) Sterling Base Rate Loans or (iii) a combination thereof, as determined by the UK Borrower and set forth in the notice of borrowing or notice of conversion with respect thereto; provided, that (x) no Domestic Sterling Loan shall be made after the day that is one month prior to the Termination Date and (y) any UK Revolving Credit Loans to be made on the Closing Date shall be made entirely as Sterling Base Rate Loans.

                  7.2 Procedure for UK Revolving Credit Loan Borrowing. (a) The UK Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., London, England time, three Business Days prior to the requested borrowing date, if all or any part of the UK Revolving Credit Loans are to be initially Domestic Sterling Loans or one Business Day prior to the requested borrowing date, otherwise) requesting that the UK Lenders make the UK Revolving Credit Loans specified in the notice of borrowing in respect thereof on the requested borrowing date. Each borrowing of UK Revolving Credit Loans shall be in an amount equal to (i) in the case of Sterling Base Rate Loans, (pound)350,000 or a whole multiple of (pound)100,000 in excess thereof (or, if the then aggregate undrawn amount of the UK Revolving Credit Commitments is less than (pound)350,000, such lesser amount) or the principal amount of Refunded UK Swing Line Loans, if made pursuant to subsection 8.1(a), and (ii) in the case of Domestic Sterling Loans, (pound)750,000 or a whole multiple of (pound)100,000 in excess thereof. Upon receipt of any such notice of borrowing from the UK Borrower, the Agent shall promptly notify each UK Lender of receipt of such notice of borrowing. Subject to the terms and conditions hereof, each UK Lender will make the amount of its pro rata share of each borrowing of UK Revolving Credit Loans available to the Agent for the account of the UK Borrower at the office of the Agent specified in subsection
18.2 prior to 12:00 Noon, London, England time, on the borrowing date requested by the UK Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the UK Borrower by the Agent crediting the account of the UK Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the UK Lenders and in like funds as received by the Agent.

                  (b) Notwithstanding the provisions of clause (a) of this subsection 7.2, the UK Revolving Credit Loans to be borrowed on the Closing Date shall be made by the UK Lenders upon same-day notice (which must be received by the Agent prior to 11:00 A.M., London, England time) on the Closing Date. Upon receipt by the Agent of the proceeds of such UK Revolving Credit Loans, the Agent shall transfer such proceeds to its principal office located in New York City and shall hold such proceeds (on behalf of the UK Lenders) until such time as the Domestic Term Loans are borrowed on the Closing Date. At such time, the Agent shall transfer such amounts as actually have been received by it (and in like funds as received by it) in the manner directed by the UK Borrower.

                  7.3 Repayment of UK Revolving Credit Loans. (a) The UK Borrower hereby unconditionally promises to pay to the Agent, for the account of the UK Lenders, on the Termination Date all amounts owing on account of the UK Revolving Credit Loans.

                  (b) The UK Borrower hereby agrees to pay interest on the unpaid principal amount of the UK Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 10.5.

                  7.4 Evidence of Debt. (a) Each UK Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the UK Borrower to such UK Lender resulting from each UK Revolving Credit Loan of such UK Lender from time to time, including the amounts of principal and interest payable and paid to such UK Lender from time to time under this Agreement.

                  (b) The Agent shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each UK Lender, in which shall be recorded (i) the amount of each UK Revolving Credit Loan made hereunder and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the UK Borrower to each UK Lender under the UK Revolving Credit Loans and (iii) the amount of any sum received by the Agent from the UK Borrowing in respect of principal of or interest on the UK Revolving Credit Loans, and the amount of each UK Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each UK Lender maintained pursuant to subsection 7.4(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the UK Borrower therein recorded; provided, however, that the failure of any UK Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the UK Borrower to repay (with applicable interest) the UK Revolving Credit Loans made to the UK Borrower by such UK Lender in accordance with the terms of this Agreement.

                  (d) The UK Borrower agrees that, upon the request to the Agent by any UK Lender, the UK Borrower will execute and deliver to such UK Lender a promissory note of the UK Borrower evidencing the UK Revolving Credit Loans of such UK Lender, substantially in the form of Exhibit A-4, with appropriate insertions as to date and principal amount (a "UK Revolving Credit Note").

                  7.5 Use of Proceeds of UK Revolving Credit Loans. The UK Revolving Credit Loans shall be used from time to time for working capital and other general corporate purposes of the UK Borrower and its Subsidiaries (other than to finance acquisitions).


                         SECTION 8. AMOUNT AND TERMS OF
                           UK SWING LINE SUB-FACILITY

                  8.1 UK Swing Line Commitments. (a) Subject to the terms and conditions hereof, the UK Swing Line Lender agrees to make swing line loans (individually, a "UK Swing Line Loan"; collectively, the "UK Swing Line Loans") to the UK Borrower under the UK Revolving Credit Commitments from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed (pound)2,000,000, provided that no UK Swing Line Loan shall be made if, after giving effect to the making of such UK Swing Line Loan and the simultaneous application of the proceeds thereof, the aggregate amount of the UK Revolving Credit Exposure of all the UK Lenders would exceed the lesser of (i) the aggregate amount of the UK Revolving Credit Commitments and
(ii) the UK Borrowing Base then in effect. Amounts borrowed by the UK Borrower under this subsection 8.1 may be repaid in whole or in part and, up to but excluding the last day of the Commitment Period, reborrowed, all in accordance with the terms and conditions hereof. All UK Swing Line Loans shall be made in Pounds Sterling as Sterling Base Rate Loans and shall not be entitled to be converted into Domestic Sterling Loans. The UK Borrower shall give the UK Swing Line Lender irrevocable notice (which notice must be received by the UK Swing Line Lender prior to 11:00 A.M., London time) on the requested borrowing date specifying the amount of each requested UK Swing Line Loan, which shall be in a minimum amount of (pound)50,000 or a whole multiple thereof. The proceeds of each UK Swing Line Loan will be made available by the UK Swing Line Lender to the UK Borrower by crediting the account of the UK Borrower designated to the UK Swing Line Lender with such proceeds.

                  (b) The UK Borrower hereby unconditionally promises to pay to the UK Swing Line Lender on the Termination Date all amounts owing on account of the UK Swing Line Loans. The UK Swing Line Loans shall be evidenced by a promissory note of the UK Borrower substantially in the form of Exhibit A-7, with appropriate insertions (the "UK Swing Line Note"), payable to the order of the UK Swing Line Lender and representing the obligation of the UK Borrower to pay the aggregate unpaid principal amount of the UK Swing Line Loans, with interest thereon as prescribed in subsection 10.5. The UK Swing Line Lender is hereby authorized to record the borrowing date, the amount of each UK Swing Line Loan and the date and amount of each payment or prepayment of principal thereof on the schedule annexed to and constituting a part of the UK Swing Line Note and, in the absence of manifest error, any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the UK Swing Line Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the UK Borrower hereunder or under such Note. The UK Swing Line Note shall (a) be dated the Closing Date, (b) be stated to mature on the Termination Date and (c) bear interest for the period from the Closing Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 10.5.

                  (c) The UK Swing Line Lender, at any time in its sole and absolute discretion, may, on behalf of the UK Borrower (which hereby irrevocably directs the UK Swing Line Lender to act on its behalf), request each UK Lender, including Chemical, to make a UK Revolving Credit Loan in an amount equal to such UK Lender's Commitment Percentage of the UK Revolving Credit Commitments times the amount of the UK Swing Line Loans (the "Refunded UK Swing Line Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (g) or (h) of Section 16 shall have occurred (in which event the procedures of paragraph (d) of this subsection 8.1 shall apply), each UK Lender shall make the proceeds of its UK Revolving Credit Loan available to the UK Swing Line Lender for its own account at the office in London specified for Chemical in subsection 18.2 prior to 11:00 A.M. (London time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such UK Revolving Credit Loans shall be immediately applied to repay the Refunded UK Swing Line Loans.

                  (d) If, prior to the making of a UK Revolving Credit Loan pursuant to paragraph (c) of subsection 8.1, one of the events described in paragraph (g) or (h) of Section 16 shall have occurred, each UK Lender will, on the date such UK Revolving Credit Loan was to have been made, purchase an undivided participating interest in the Refunded UK Swing Line Loans in an amount equal to its Commitment Percentage of the UK Revolving Credit Commitments times the aggregate amount of such Refunded UK Swing Line Loans. Each UK Lender will immediately transfer to the UK Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the UK Swing Line Lender will deliver to such UK Lender a UK Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (e) Whenever, at any time after the UK Swing Line Lender has received from any UK Lender such UK Lender's participating interest in a Refunded UK Swing Line Loan pursuant to paragraph (d) above, the UK Swing Line Lender receives any payment on account thereof, the UK Swing Line Lender will distribute to such UK Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such UK Lender's participating interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the UK Swing Line Lender is required to be returned, such UK Lender will return to the UK Swing Line Lender any portion thereof previously distributed by the UK Swing Line Lender to it in like funds as such payment is required to be returned by the UK Swing Line Lender.

                  (f) Notwithstanding the foregoing, no UK Lender shall be required to make a UK Revolving Credit Loan to the UK Borrower for the purpose of refunding a UK Swing Line Loan pursuant to paragraph (c) above or to purchase a participating interest in a UK Swing Line Loan pursuant to paragraph (d) above if, prior to the making by the UK Swing Line Lender of such UK Swing Line Loan, the UK Swing Line Lender has received written notice from such UK Lender specifying that such UK Lender believes in good faith that an Event of Default has occurred and is continuing, describing the nature of such Event of Default and stating that, as a result thereof, such UK Lender shall cease to make such UK Revolving Credit Loans or purchase such participating interests, as the case may be; provided that the obligation of such UK Lender to make such UK Revolving Credit Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such UK Lender notifies the UK Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Event of Default specified in such notice no longer is continuing (it being understood that, in the event that such Event of Default was not continuing at the time that the UK Swing Line Lender received such notice, such UK Lender shall be obligated to make its UK Revolving Credit Loan or purchase its participating interest in such UK Swing Line Loan promptly upon discovery that its good faith belief was erroneous).

                  8.2 Participations. Each UK Lender's obligation to make UK Revolving Credit Loans pursuant to paragraph (c) of subsection 8.1 or to purchase participating interests pursuant to paragraph (d) of subsection 8.1 shall (except to the extent expressly set forth in subsection 8.1(c), (d) or
(f)) be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such UK Lender may have against the UK Swing Line Lender, the UK Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or any other failure to satisfy any condition precedent to borrowing under Section 12;
(c) any adverse change in the condition (financial or otherwise) of the UK Borrower or any other Person; (d) any breach of this Agreement by the UK Borrower or any other UK Lender; (e) the amount of the UK Borrowing Base in effect on the date of such purchase; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  8.3 Use of Proceeds of UK Swing Line Loans. The proceeds of the UK Swing Line Loans hereunder shall be used by the UK Borrower for any purpose for which the proceeds of UK Revolving Credit Loans may be used.


                        SECTION 9. THE SUPPLEMENTAL LOANS

                  9.1 Supplemental Loans. (a) Subject to the terms and conditions hereof, each Secured Supplemental Lender severally agrees to make term loans ("Secured Supplemental Loans") to the Company on the Supplemental Closing Date in an amount not to exceed the Secured Supplemental Commitment of such Secured Supplemental Lender. The Secured Supplemental Loans shall be made in Dollars and may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or
(iii) a combination thereof, as determined by the Company and set forth in the notice of borrowing or notice of conversion with respect thereto; provided that the Secured Supplemental Loans to be made on the Supplemental Closing Date initially shall be made as ABR Loans and shall be converted to Eurodollar Loans as promptly as is practicable thereafter.

                  (b) Subject to the terms and conditions hereof, each Unsecured Supplemental Lender severally agrees to make term loans ("Unsecured Supplemental Loans") to the Company on the Supplemental Closing Date in an amount not to exceed the Unsecured Supplemental Commitment of such Unsecured Supplemental Lender. The Unsecured Supplemental Loans shall be made in Dollars and may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and set forth in the notice of borrowing or notice of conversion with respect thereto; provided that the Unsecured Supplemental Loans to be made on the Supplemental Closing Date initially shall be made as ABR Loans and shall be converted to Eurodollar Loans as promptly as is practicable thereafter.

                  9.2 Procedure for Supplemental Loan Borrowing. The Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 11:00 A.M., New York City time, on the Supplemental Closing Date) requesting that the Supplemental Lenders make the Supplemental Loans on the Supplemental Closing Date. Upon receipt of any such notice of borrowing from the Company, the Agent shall promptly notify each Supplemental Lender of receipt of such notice of borrowing and of such Supplemental Lender's Facility Percentage of the Secured Supplemental Loans and Unsecured Supplemental Loans to be made pursuant thereto. Each Supplemental Lender will make the amount of its pro rata share of the borrowing of the Secured Supplemental Loans and/or Unsecured Supplemental Loans (as applicable) available to the Agent for the account of the Company at the office of the Agent specified in subsection 18.2 prior to 12:00 Noon, New York City time, on the Supplemental Closing Date in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Supplemental Lenders and in like funds as received by the Agent.

                  9.3 Repayment of Supplemental Loans. The Company hereby unconditionally agrees that any then-outstanding Supplemental Loans shall be due and payable on June 30, 2001.

                  (a) The Company hereby agrees to pay interest on the unpaid principal amount of the Supplemental Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 10.5.

                  9.4 Evidence of Debt. (a) Each Supplemental Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Supplemental Lender resulting from each Secured Supplemental Loan and each Unsecured Supplemental Loan of such Supplemental Lender from time to time, including the amounts of principal and interest payable and paid to such Supplemental Lender from time to time under this Agreement.

                  (b) The Agent shall maintain the Register pursuant to subsection 18.6(d), and a subaccount therein for each Supplemental Lender, in which shall be recorded (i) the amount of each Secured Supplemental Loan made hereunder and each Interest Period (if any) applicable thereto, (ii) the amount of each Unsecured Supplemental Loan made hereunder and each Interest Period (if any) applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Supplemental Lender under the Supplemental Loans and (iii) the amount of any sum received by the Agent from the Company in respect of principal of or interest on the Supplemental Loans, and the amount of each Supplemental Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Supplemental Lender maintained pursuant to subsection 9.4(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Supplemental Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Supplemental Loans made to the Company by such Supplemental Lender in accordance with the terms of this Agreement.

                  (d) The Company agrees that, upon the request to the Agent by any Secured Supplemental Lender, the Company will execute and deliver to such Secured Supplemental Lender a promissory note of the Company evidencing the Secured Supplemental Loan of such Secured Supplemental Lender, substantially in the form of Exhibit A-5A, with appropriate insertions as to date and principal amount (a "Secured Supplemental Note").

                  (e) The Company agrees that, upon the request to the Agent by any Unsecured Supplemental Lender, the Company will execute and deliver to such Unsecured Supplemental Lender a promissory note of the Company evidencing the Unsecured Supplemental Loan of such Unsecured Supplemental Lender, substantially in the form of Exhibit A-5B, with appropriate insertions as to date and principal amount (an "Unsecured Supplemental Note").

                  9.5 Use of Proceeds of Supplemental Loans. The Supplemental Loans shall be used for general corporate purposes of the Company and its Subsidiaries.

                  9.6 Collateral for Supplemental Loans. (a) The Unsecured Supplemental Lenders hereby acknowledge and agree that, notwithstanding anything to the contrary contained in Guarantees or the Security Documents , the



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                                                                    58


Unsecured Supplemental Loans are intended to be unsecured and shall not benefit from the guarantees and security interests provided pursuant thereto.

                  (b) The parties hereto (including, without limitation, the Secured Supplemental Lenders) hereby acknowledge and agree that the Secured Supplemental Loans shall benefit from a first priority, perfected security interest in all Collateral, and shall benefit from all Guarantees, which secure or support (as the case may be) the obligations owing by the Company on account of the Domestic Loans. Notwithstanding the foregoing, the Lenders (including, without limitation, the Secured Supplemental Lenders) hereby irrevocably authorize and instruct the Agent to apply any proceeds derived from such Collateral and Guarantees, as follows:

            first,   to the payment of the Primary Obligations; and

           second, to the extent of any excess proceeds after application in accordance with clause first above, to the payment of principal and interest on account of the Secured Supplemental Loans.

The provisions of this subsection 9.6(b) constitute solely an intercreditor agreement among the Lenders and the Agent, and shall not affect the rights and interests of the Secured Supplemental Lenders with respect to the Company, its Subsidiaries and any other third parties.

                  (c) The Supplemental Lenders hereby agree that any payments (other than payments on account of the Unsecured Supplemental Loans under the Vestar Guarantee) received on account of the Supplemental Loans (whether from the Company, with the proceeds of Collateral, under any Guarantee, pursuant to any right of setoff or otherwise) prior to the indefeasible payment in full of the Primary Obligations which are then due and payable shall be held by the Supplemental Lenders in trust for the other Lenders and shall be promptly delivered to the Agent for ratable distribution to such other Lenders on account of the Primary Obligations (with any excess amounts being refunded to the Secured Supplemental Lenders after the indefeasible payment in full of the Primary Obligations).


             SECTION 10. CERTAIN PROVISIONS APPLICABLE TO THE LOANS
                              AND LETTERS OF CREDIT

                  10.1 Termination or Reduction of Commitments. The Company shall have the right, upon not less than five Business Days' notice to the Agent, to terminate any Commitments or, from time to time, to reduce the aggregate amount of any Commitment hereunder. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect.

                  10.2 Optional and Mandatory Prepayments. (a) Any Borrower may at any time and from time to time prepay any Loans (other than, to the extent that any other Loans are then outstanding, the Unsecured Supplemental Loans), in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Agent (in the case of Eurodollar Loans or Domestic Sterling Loans) or one Business Day's irrevocable notice to the Agent (in the case of ABR Loans or Sterling Base Rate Loans). Upon receipt of any such notice the Agent shall promptly notify each affected Lender thereof. If any such notice



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                                                                          59



is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection
10.13 and (except in the case of prepayments of the Domestic Revolving Credit Loans or the UK Revolving Credit Loans which are not accompanied by a permanent reduction of the Domestic Revolving Credit Commitments or the UK Revolving Credit Commitments, as the case may be) accrued interest to such date on the amount prepaid. Partial prepayments of the Domestic Term Loans and the UK Term Loans shall be applied pro rata to the remaining installments of principal thereof. Amounts prepaid on account of the Domestic Term Loans, the UK Term Loans and the Supplemental Loans may not be reborrowed. Partial prepayments under this subsection shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (in the case of Domestic Loans) or (pound)350,000 or a whole multiple of (pound)100,000 in excess thereof (in the case of UK Loans).

                  (b) As promptly as practicable following the occurrence of any Prepayment Event (and, in any event, within one Business Day following the receipt by the Company or any of its Subsidiaries of the Net Cash Proceeds therefrom), the Borrowers shall prepay the Loans (in the manner, and to the extent, specified by subsection 10.2(f)) by the amount equal to 100% of such Net Cash Proceeds.

                  (c) Within 90 days following the last day of each fiscal year of the Company and, in any event, not later than the date upon which the financial statements with respect to such fiscal year are delivered to the Agent pursuant to subsection 13.4(a) (commencing with the fiscal year ending December 31, 1997), the Borrowers shall prepay Loans (in the manner, and to the extent, specified by subsection 10.2(f)) by the amount equal to 50% of Excess Cash Flow for such fiscal year; provided, however, that no such prepayment shall be required to be so made if the Leverage Ratio (calculated in accordance with the provisions of subsection 14.16) on the last day of the fiscal year in respect of which such prepayment would otherwise be required was less than or equal to 3.00 to 1.00.

                  (d) If on any date (including any date on which a Domestic Borrowing Base Certificate is delivered pursuant to subsection 13.4(j)) the aggregate principal amount of the Domestic Revolving Credit Exposure on such date exceeds the lesser of the Domestic Revolving Credit Commitments then in effect and the then applicable Domestic Borrowing Base, the Company shall immediately (and without notice or demand) prepay the Domestic Swing Line Loans (and, to the extent necessary, the Domestic Revolving Credit Loans) by the amount equal to such excess.

                  (e) If on any date (including any date on which a UK Borrowing Base Certificate is delivered pursuant to subsection 13.4(j)) the UK Revolving Credit Exposure on such date exceeds the lesser of the UK Revolving Credit Commitments then in effect and the then applicable UK Borrowing Base, the UK Borrower shall immediately (and without notice or demand) prepay the UK Swing Line Loans (and, to the extent necessary, the UK Revolving Credit Loans) by the amount equal to such excess.

                  (f) All mandatory prepayments pursuant to subsections 10.2(b) and (c) shall be applied to the prepayment of the Domestic Term Loans, the UK Term Loans and the Secured Supplemental Loans (ratably between such Facilities and ratably among the remaining installments of principal of each thereof). In the event that any such amounts remain available for mandatory prepayments after payment of the Loans as set forth above in this clause (f), then:



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                                                                     60



                  (i) the Applicable Advance Rates shall thereafter be reduced (but not to less than the Basic Advance Rates) by the amount of such excess and the Domestic Revolving Credit Loans and the UK Revolving Credit Loans shall be repaid to the extent that they exceed the Domestic Borrowing Base or the UK Borrowing Base (as the case may be) then in effect; and

                  (ii) any such amounts remaining after application in accordance with clause (i) above shall be applied to the prepayment of the Unsecured Supplemental Loans (ratably among the remaining installments of principal thereof).

All mandatory prepayments pursuant to this subsection 10.2 shall be accompanied by payment of accrued interest through the date of such prepayment and any amounts payable under subsection 10.13. Amounts prepaid on account of the Domestic Term Loans, the UK Term Loans and the Supplemental Loans may not be reborrowed.

                  10.3 Conversion and Continuation Options. (a) Any Borrower may elect from time to time to convert its Eurodollar Loans to ABR Loans or Domestic Sterling Loans to Sterling Base Rate Loans (as applicable) by giving the Agent at least two Business Days' prior irrevocable notice of such election. Any Borrower may elect from time to time to convert its ABR Loans to Eurodollar Loans or Sterling Base Rate Loans to Domestic Sterling Loans (as applicable) by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans or Domestic Sterling Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each affected Lender thereof. ABR Loans and Sterling Base Rate Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan and no Sterling Base Rate Loan may be converted into a Domestic Sterling Loan when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a conversion is not appropriate, (ii) no ABR Loan may be converted into a Eurodollar Loan and no Sterling Base Rate Loan may be converted into a Domestic Sterling Loan after the date that is one month prior to the Termination Date (in the case of conversions of Domestic Revolving Credit Loans or UK Revolving Credit Loans) or to the date of the final installment of principal of the Domestic Term Loans, the UK Term Loans or the Supplemental Loans (in the case of conversions of Secured Supplemental Loans or Unsecured Supplemental Loans) and (iii) no Supplemental Loan which is a Eurodollar Loan may be converted to an ABR Loan at any time when (in accordance with the provisions of clause (4) of the proviso to the definition of the term "Interest Period" contained in subsection 1.1) such Supplemental Loan could be maintained as a Eurodollar Loan hereunder.

                  (b) Any Eurodollar Loans or Domestic Sterling Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans or Domestic Sterling Loans, as the case may be, provided that no Eurodollar Loan or Domestic Sterling Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date (in the case of continuations of Domestic Revolving Credit Loans or UK Revolving Credit Loans) or the date of the final installment of principal of the Domestic Term Loans, the UK Term Loans or the Supplemental Loans (in the case of continuations of Secured

Supplemental Loans and Unsecured Supplemental Loans) and provided, further, that if such Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans (in the case of Eurodollar Loans) or Sterling Base Rate Loans (in the case of Domestic Sterling Loans) on the last day of such then expiring Interest Period.

                  10.4 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Eurodollar Loans and Domestic Sterling Loans, and all selections of Interest Periods, shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans or Domestic Sterling Loans, as the case may be, comprising each Tranche shall be not less than $1,000,000 (in the case of Eurodollar Loans) and (pound)750,000 (in the case of Domestic Sterling Loans) and there shall not be more than 10 Tranches of Eurodollar Loans and 5 Tranches of Domestic Sterling Loans at any one time outstanding.

                  10.5 Interest Rates and Payment Dates for Loans. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBO Rate for such Interest Period plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each Domestic Sterling Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted Domestic Sterling Rate for such Interest Period plus the Applicable Margin.

                  (d) Each Sterling Base Rate Loan shall bear interest at a rate per annum equal to the Sterling Base Rate plus the Applicable Margin.

                  (e) If any Borrower shall default in the payment of the principal or interest on any Loan or any other amount becoming due hereunder or under any Security Document, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) at a rate per annum equal to (a) in the case of any Loan, the rate applicable to such Loan under subsection 10.5(a), (b), (c) or (d), as the case may be, plus 2% per annum and (b) in the case of any other amount owing (i) with respect to Domestic Loans, the rate that would be applicable to an ABR Loan under subsection 10.5(b) plus 2% per annum and (ii) with respect to UK Loans, the rate that would be applicable to a Sterling Base Rate Loan under subsection 10.5(d) plus 2% per annum.

                  (f) Interest on Loans shall be payable in arrears on each Interest Payment Date or as otherwise specified herein; provided, that interest accruing pursuant to paragraph (e) of this subsection shall be payable from time to time on demand.

                  10.6 Inability to Determine Interest Rate. If, prior to the date which is two Business Days prior to the first day of any Interest Period:

                  (a) the Agent shall have determined (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the LIBO Rate or Domestic Sterling Rate, as applicable, for such Interest Period, or

                  (b) the Agent shall have received notice from Lenders having Commitments comprising at least 25% of the aggregate amount of the affected Commitments that the LIBO Rate or the Domestic Sterling Rate, as applicable, determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the affected Lenders as soon as practicable thereafter. If such notice is given
(x) any Eurodollar Loans or Domestic Sterling Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans or Sterling Base Rate Loans, respectively, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans or Domestic Sterling Loans, as the case may be, shall be converted to or continued as ABR Loans or Sterling Base Rate Loans, respectively, and (z) any outstanding Eurodollar Loans or Domestic Sterling Loans, as the case may be, shall be converted, on the first day of such Interest Period, to ABR Loans or Sterling Base Rate Loans, respectively. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans or Domestic Sterling Loans, as the case may be, shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to Eurodollar Loans or Domestic Sterling Loans, as the case may be.

                  10.7 Commitment Fee; Other Fees. (a) The Company agrees to pay to the Agent, for the account of each Domestic Lender, a commitment fee for the period from and including the Closing Date to, but excluding, the Termination Date, computed for each day during such period at the rate per annum equal to the Applicable Margin for commitment fees then in effect on the amount equal to the average daily amount of the Available Domestic Revolving Credit Commitment of such Domestic Lender on such day. Such commitment fee shall be payable quarterly, in arrears, on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Domestic Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  (b) The UK Borrower agrees to pay to the Agent, for the account of each UK Lender, a commitment fee for the period from and including the Closing Date to, but excluding, the Termination Date, computed for each day during such period at the rate per annum equal to the Applicable Margin for commitment fees then in effect on the amount equal to the average daily amount of the Available UK Revolving Credit Commitment of such Lender on such day. Such commitment fee shall be payable quarterly, in arrears, on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the UK Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  (c) The Company agrees to pay to the Agent, for its own account, the fees in the amounts and on the dates agreed to by such parties in writing prior to the date of this Agreement.

                  (d) The Company agrees to pay to the Agent, for the account of each Lender, a utilization fee for each day upon which the Domestic Revolving



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                                                                     63



Credit Exposure exceeds the amount which would be available under the Domestic Borrowing Base if the Domestic Borrowing Base were determined using the Basic Advance Rates (i.e., without giving effect to any Increase Amount then in effect). Such utilization fee shall be in the amount equal to 1/4 of 1% per annum on the then outstanding amount of such Lender's Domestic Revolving Credit Exposure, UK Revolving Credit Exposure, Domestic Term Loans and UK Term Loans and shall be payable quarterly, in arrears, on the last day of each March, June, September and December. Nothing contained herein shall be deemed to permit the Domestic Revolving Credit Exposure at any date to exceed the Domestic Borrowing Base then in effect.

                  10.8 Computation of Interest and Fees. (a) Commitment fees, interest and Letter of Credit commissions shall be calculated on the basis of a 360-day year for the actual days elapsed; provided that (i) interest on ABR Loans which is determined by reference to the Prime Rate shall be calculated on the basis of a 365/366-day year for the actual days elapsed and (ii) interest on UK Loans shall be calculated on the basis of a 365-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the affected Lenders of each determination of an Adjusted LIBO Rate or a Domestic Sterling Rate. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. Any change in the Sterling Base Rate shall be effective as of the opening of business on the day in which such change is announced by Chemical Bank in London. The Agent shall as soon as practicable notify the Company and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the relevant Borrower and the affected Lenders in the absence of manifest error.

                  10.9 Pro Rata Treatment and Payments. (a) Each borrowing by a Borrower of Loans shall be made ratably by the Lenders holding the Commitments to provide such Facility of Loans in accordance with their respective Commitment Percentages thereof.

                  (b) Whenever any payment received by the Agent under this Agreement or any Note is insufficient to pay in full all amounts then due and payable to the Agent and the Lenders under this Agreement and the Notes:

                   (i If the Agent has not received a Payment Sharing Notice (or if the Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived pursuant to subsection 18.1 and by the Lenders holding the majority of the UK Revolving Credit Commitments), such payment shall be distributed pro rata according to the respective Commitment Percentages of the Lenders holding Commitments or Loans on account of which such payment was made.

                  (ii If the Agent has received a Payment Sharing Notice which remains in effect (or, if the Event of Default specified therein has been waived pursuant to subsection 18.1, but not by the Lenders holding the majority of the UK Revolving Credit Commitments), all payments received by the Agent under this Agreement or any Note shall be distributed by the Agent and applied by the Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the Agent under and in connection with this Agreement; second, to the payment of all expenses due and payable hereunder, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to the payment of fees due and payable under subsection 10.7, ratably among the Lenders in accordance with the Commitment Percentage of each Lender of the Commitments for which such payment is owed; fourth, to the payment of the interest accrued on all Loans and Notes and all commissions and fees set forth in subsection 4.3(a), regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest, commissions and fees owed to each Lender on account thereof; fifth, to the payment of the principal amount of all Loans and Notes, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender and sixth, to the payment of any other obligations owing hereunder, ratably among the Lenders in accordance with the aggregate amount owed to each Lender; and any balance shall be returned to the relevant Borrower.

                  (c) All payments (including prepayments) to be made by a Borrower on account of principal, Reimbursement Obligations, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent for the account of the applicable Lenders at the office of the Agent specified in subsection 18.2, or at such other location as the Agent may direct, on or prior to 12:00 Noon, local time at the location of such office, in lawful money of the currency in which the Commitments on account of which such amounts have been paid are denominated and in immediately available funds. The Agent shall distribute such payments in accordance with the provisions of subsection 10.9(a) or (b), as the case may be, promptly upon receipt in like funds as received.

                  (d) If any payment hereunder (other than payments on Eurodollar Loans or Domestic Sterling Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment hereunder on a Eurodollar Loan or a Domestic
Sterling Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the effect of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. If any payment of principal shall be extended under this paragraph (d), interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing date that such Lender will not make the amount which would constitute its Commitment Percentage of the borrowing to be made on such date available to the Agent, on such borrowing date the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as determined by the Agent times (ii) such amount times (iii) a fraction of which the numerator is the number of days from and including such borrowing date to the date on which such amount becomes immediately available to the Agent and of which the denominator is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within three Business Days after such borrowing date, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to ABR Loans, in the case of Domestic Loans, or Sterling Base Rate Loans, in the case of UK Loans, hereunder, within eight Business Days after demand, from the relevant Borrower.

                  (f) All payments and prepayments on account of Loans and fees hereunder on account of the Domestic Facilities shall be made in Dollars and all payments and prepayments on account of Loans and fees hereunder on account of the UK Facilities shall be made in Pounds Sterling.

                  10.10 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Domestic Sterling Loans, or to make or maintain extensions of credit to one or more Borrowers contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or Domestic Sterling Loans (as the case may be), continue Eurodollar Loans or Domestic Sterling Loans (as the case may be) as such, convert Loans to Eurodollar Loans or Domestic Sterling Loans (as the case may be) and maintain extensions of credit to such Borrowers shall forthwith be canceled to the extent necessary to remedy or prevent such illegality and such Lender's Loans then outstanding as Eurodollar Loans or Domestic Sterling Loans (as the case may be), if any, shall be converted automatically to ABR Loans or Sterling Base Rate Loans, respectively, on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan or Domestic Sterling Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 10.13.

                  10.11 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or any Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender or any Issuing Bank or any corporation controlling such Lender or such Issuing Bank or from which such Lender or such Issuing Bank obtains funding or credit to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan or Domestic Sterling Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Bank or such corporation in respect thereof (except for Non-Excluded Taxes covered by subsection 10.12 and changes in the rate of tax on the overall net income of such Lender or such Issuing Bank or such corporation);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank or from which such Lender or such Issuing Bank obtains funding or credit which in the case of Eurodollar Loans or Domestic Sterling Loans, as the case may be, is not otherwise included in the


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                                                                      66



         determination of the Adjusted LIBO Rate or Domestic Sterling Rate, as the case may be, hereunder or

                  (iii) shall impose on such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank or from which such Lender or such Issuing Bank obtains funding or credit any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or such Issuing Bank or such corporation, by an amount which such Lender or such Issuing Bank or such corporation deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Domestic Sterling Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall pay such Lender or such Issuing Bank any additional amounts necessary to compensate such Lender or such Issuing Bank for such increased cost or reduced amount receivable.

                  (b) If any Lender or any Issuing Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank or from which such Lender or such Issuing Bank obtains funding or credit with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such Issuing Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such Issuing Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such Issuing Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then, from time to time, the Company shall pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such reduction.

                  (c) In addition to, and without duplication of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this subsection 10.11, the Company agrees to pay to each Lender which requests compensation under this paragraph (c) by notice to the Company, on the last day of each Interest Period with respect to any Eurodollar Loan or Domestic Sterling Loan made by such Lender to the Company, at any time when such Lender shall be required to maintain reserves against "Eurocurrency Liabilities" under Regulation D of the Board (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States, the United Kingdom or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the Adjusted LIBO Rate or the Domestic Sterling Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such Eurodollar Loans or Domestic Sterling Loans), an additional amount (determined by such Lender's calculation or, if an accurate calculation is impracticable, estimate using such means of allocation as such Lender shall determine) equal to the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans or Domestic Sterling Loans, as the case may be.


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                                                                 67



                  (d) A certificate of each Lender or any Issuing Bank setting forth (x) such amount or amounts as shall be necessary to compensate such Lender or such Issuing Bank for amounts claimed by it in good faith pursuant to paragraph (a), (b) or (c) above, as the case may be, and (y) setting forth in reasonable detail an explanation of the basis for requesting such compensation and the calculation thereof, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay each Lender or such Issuing Bank the amount shown as due on any such certificate delivered to it within 20 days after its receipt of the same.

                  (e) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  10.12 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, net income taxes imposed on the Agent or such Lender (including, without limitation, each Lender in its capacity as the Issuing Bank), as the case may be, as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax and the Agent or such Lender (excluding a connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and such Lender for any incremental taxes, interest or penalties that may become payable by the Agent or such Lender as a result of any such failure. The agreements in this subsection 10.12(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) (i) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Company and the Agent on or before the date it becomes a Lender (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (y) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be. Each such Lender also agrees to deliver to the Company and the Agent (x) two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event (including, without limitation, a change in such


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                                                                    68



Lender's lending office) requiring a change in the most recent form previously delivered by it to the Company and the Agent, and (y) obtain such extensions of the time for filing and to renew such forms and certifications thereof as may reasonably be requested by the Company or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                  (ii)  In the event that:

                  (a) at the date of this Agreement, a Lender is not a Qualifying Lender; or

                  (b) a Lender ceases to be a Qualifying Lender, other than as a result of (i) the introduction of, suspension, withdrawal or cancellation of, or change in, or change in the official interpretation, administration or application of, any law or regulation having the force of law or any published practice or published concession of any relevant taxing authority in any jurisdiction with which that Lender has a connection, occurring after the date of this Agreement or (ii) the amendment, withdrawal, suspension, cancellation or termination of any applicable tax treaty with respect to that Lender occurring after the date of this Agreement;

then no Borrower who is resident in the United Kingdom will be liable to pay to such a Lender under subsection 10.12 any amount in respect of taxes levied or imposed by the United Kingdom or any taxing authority of or in the United Kingdom in excess of the amount it would have been obliged to pay if such Lender had been a Qualifying Lender.

                  10.13 Indemnity. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (but excluding any lost profits) which such Lender may sustain or incur as a consequence of (a) default by such Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan or Domestic Sterling Loan, (b) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Domestic Sterling Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by such Borrower in making any prepayment of Eurodollar Loans or Domestic Sterling Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a payment, prepayment or conversion of Eurodollar Loans or Domestic Sterling Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment or repayment of funds obtained by such Lender or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.



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                                                               69



                  10.14 Determinations. In making the determinations contemplated by subsections 10.11, 10.12 and 10.13, each Lender may make such estimates, assumptions, allocations and the like that such Lender in good faith determines to be appropriate. Upon request of the Company, each relevant Lender shall furnish to the Company, at any time after demand for payment of an amount under subsection 10.12(a) or 10.13, a certificate outlining in reasonable detail the computation of any amounts owing. Any certificate furnished by a Lender shall be binding and conclusive in the absence of manifest error.

                  10.15 Lock Box Accounts. Any amounts received from time to time in the Lock Box Accounts (as defined in the Lock Box Agreements) or otherwise paid in accordance with the requirements of subsection 14.21 shall be applied:

                     (a) in the case of  amounts  owing to the  Company  and its
                  Domestic Subsidiaries, to repay, first, any then outstanding Domestic Swing Line Loans, second, any then outstanding Domestic Revolving Credit Loans, third, to cash collateralize any then outstanding Domestic Letters of Credit, fourth, to prepay any then outstanding Domestic Term Loans and, fifth, to prepay and then outstanding Secured Supplemental Loans; and

                     (b) in the case of other amounts, to repay, first, any then outstanding UK Swing Line Loans, second, any then outstanding UK Revolving Credit Loans and, third, to cash collateralize any then outstanding UK Letters of Credit.

The Company hereby acknowledges and agrees that all fees and expenses incurred by the Agent, any Lender or the Company with regard to a Lock Box Agreement, the lock boxes established pursuant thereto and any concentration accounts established in connection therewith shall be the obligation of the Company.


                   SECTION 11. REPRESENTATIONS AND WARRANTIES

                  To induce the Agent and the  Lenders  (including  the  Issuing
Bank) to enter into this Agreement and to make the extensions of credit hereunder, each Borrower hereby represents and warrants to the Agent and each Lender that:

                  11.1 Organization; Powers. Such Borrower and each of the Subsidiaries (a) is a corporation or limited liability company which is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business and is in good standing in every juris diction where such qualification is required, except where the failure so to qualify or be in good standing would not result in a Material Adverse Effect, and (d) has the corporate or limited liability company (as the case may be) power and authority to execute, deliver and perform its obligations under each of the Recapitalization Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of such Borrower, to borrow hereunder.


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                                                                     70



                  11.2 Authorization. The execution, delivery and performance by each of such Borrower and the Subsidiaries of each of the Recapitalization Documents to which it is a party and the borrowings hereunder, the creation of the security interests contemplated thereby and the other transactions contemplated hereby and thereby (a) have been duly authorized by all requisite corporate or limited liability company (as the case may be) and, if required, stockholder or member action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, other than any law, statute, rule or regulation the violation of which will not result in a Material Adverse Effect, or of the certificate or articles of incorporation or limited liability company agreement or other constitutive documents or by-laws of such Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any material provision of any material indenture, agreement or other instrument to which such Borrower or any Subsidiary is a party or by which any of them or any of their property (including the Mortgaged Property) or assets is or may be bound, (ii) be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material obligation on the part of such Borrower or any Subsidiary under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien (other than any Lien created under the Security Documents) upon or with respect to any property or assets now owned or hereafter acquired by such Borrower or any Subsidiary.

                  11.3 Enforceability. This Agreement (or the Joinder Agreement to which it is a party, as the case may be) has been duly executed and delivered by such Borrower. This Agreement constitutes, and each other Recapitalization Document when executed and delivered by such Borrower and/or each of the Subsidiaries party thereto will constitute, a legal, valid and binding obligation of such Borrower and/or such Subsidiary enforceable against such Borrower and/or such Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  11.4 Approvals. (a) No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Recapitalization, except for (i) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (ii) recordation of the Company Mortgage and (iii) such others as have been made or obtained and are in full force and effect.

                  (b) No consent or authorization of any Person (other than any Governmental Authority) is required in connection with the Recapitalization, except such consents and authorizations (i) as have been obtained and are in full force and effect or (ii) the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

                  11.5 Financial Statements. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheets and statements of income and changes in financial condition (i) as of and for the fiscal years ended December 31, 1994, and December 31, 1995, audited by and accompanied by the opinion of Coopers & Lybrand LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended March 30, 1996, certified by its chief financial officer. Such financial statements present fairly the financial



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                                                                       71



condition and results of operations of the Company and its consolidated Subsidiaries as of such dates and for such periods and were prepared in accordance with GAAP applied on a consistent basis, except, in the case of unaudited statements, for normal year-end audit adjustments and the absence of notes. Such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the dates thereof which are required by GAAP to be so disclosed or which otherwise could have a Material Adverse Effect.

                  (b) The UK Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of income and changes in financial condition (i) as of and for the fiscal years ended December 31, 1994, and December 31, 1995, audited by and accompanied by the opinion of Coopers & Lybrand LLP, independent public accountants. Such financial state ments present fairly the financial condition and results of operations of the UK Borrower and its consolidated Subsidiaries as of such dates and for such periods and were prepared in accordance with generally accepted accounting principles as in effect in the United Kingdom on the date hereof applied on a consistent basis. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the UK Borrower and its consolidated Subsidiaries as of the dates thereof which are required by GAAP to be so disclosed or which otherwise could have a Material Adverse Effect.

                  (c) The Company has heretofore furnished to the Lenders unaudited pro forma consolidated balance sheets as of March 30, 1996, which were prepared giving effect to the Recapitalization as if it had occurred on such date. Such pro forma balance sheets have been prepared based on the assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum, are based on the most recent information available to the Company as of the date of delivery thereof, reflect all adjustments believed by management in good faith to be required to be made in order to give effect to the Recapitalization and present fairly on a pro forma basis the estimated consolidated financial position of the Company and its Subsidiaries as of March 30, 1996, assuming that the Recapitalization had actually occurred at March 30, 1996.

                  (d) The Company has heretofore furnished to the Lenders its unaudited pro forma consolidated statement of income for the period of 12 fiscal months ended on March 30, 1996, which was prepared giving effect to the Recapitalization as if it had occurred on the first day of such fiscal year. Such statement of income is based on the most reasonable information available to the Company as of the date of delivery thereof, reflects all adjustments believed by management in good faith to be required to be made in order to give effect to the Recapitalization and presents fairly on a pro forma basis the estimated results of operations of the Company and its consolidated Subsidiaries for the period of 12 fiscal months ended on March 30, 1996, assuming that the Recapitalization had actually occurred on the first day thereof.

                  11.6 No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, financial condition, contingent liabilities, or material agreements of the Company and the Subsidiaries, taken as a whole, since December 31, 1995 (it being understood that the Recapitalization, in itself, does not constitute such a material adverse change).



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                                                                   72



                  11.7 Title to Properties; Possession Under Leases. (a) Each of such Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), other than leasehold interests in retail store properties to the extent that the termination of such leasehold interests would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by subsection 14.2 (but with respect to any representation made as of the Closing Date, not including clauses (c), (l) and (n) thereof). No material portion of any Mortgaged Property shall be subject to any lease, license, sublease or other agreement granting to any person any right to use, occupy or enjoy the same.

                  (b) Except as set forth on Schedule V, such Borrower has not received any notice of, nor has any knowledge of, any pending or contemplated Condemnation proceeding (as defined in subsection 8.18(b)) affecting the Mortgaged Property or any sale or disposition thereof in lieu of condemnation.

                  (c) Except as set forth on Schedule V, such Borrower is not obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

                  11.8 Subsidiaries. Schedule XI sets forth as of the Closing Date a list of all Subsidiaries of the Company and the percentage ownership interest of the Company therein.

                  11.9 Litigation; Compliance with Laws. (a) Except as set forth on Schedule VI, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of such Borrower, threatened against or affecting such Borrower or any Subsidiary or any business, property, assets or rights of any such Person (i) that involve any Recapitalization Document or the Recapitalization or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely deter mined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) None of such Borrower nor any of its Subsidiaries (i) nor any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently operated violate, any law, rule, regulation or statute (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or (ii) is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where (in the case of clauses (i) and (ii)) such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  (c) To the extent required by applicable law in the jurisdiction in which the Mortgaged Property is located, certificates of occupancy and permits are in effect for the Mortgaged Property as currently constructed.

                  11.10 Agreements. (a) Neither such Borrower nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate or limited liability company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.



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                                                                    73

                  (b) Neither such Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

                  11.11 Federal Reserve Regulations. (a) Neither such Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or any Letter of Credit has been or will be used by such Borrower or any of its Subsidiaries, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U and X.

                  11.12 Investment Company Act; Public Utility Holding Company Act. Neither such Borrower nor any Subsidiary (a) is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) is a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  11.13 Tax Returns. Such Borrower and each of its Subsidiaries has filed or caused to be filed all Federal tax returns and material state and local tax returns required to have been filed by it or with respect to it and has paid or accrued or caused to be paid or accrued all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except taxes that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP. Such Borrower and each of its Subsidiaries has filed or made adequate provision in accordance with GAAP on its books for any material taxes payable by it in connection with the Recapitalization (including any such taxes payable in respect of indemnities). No tax Lien has been filed and, to the knowledge of such Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

                  11.14 No Material Misstatements. No written information, report, financial statement, exhibit or schedule furnished by or on behalf of such Borrower to the Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto when taken as a whole, as of the date such information, report, financial statement, exhibit or schedule was furnished, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided, however, that, (a) to the extent any such information was based


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upon or constituted a forecast or projection, such Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable and (b) as to information that is specified as having been supplied by third parties (other than Affiliates of the Company), such Borrower represents only that it is not aware of any material misstatement therein or material omission therefrom.

                  11.15 Employee Benefit Plans. The Company, each of its Subsidiaries and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions that would be used in a termination of such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, on a Form 5500 reporting basis. None of the Company, any of its Subsidiaries or any ERISA Affiliate has incurred any Withdrawal Liability in an amount that could reasonably be expected to result in a Material Adverse Effect. None of the Company, any of its Subsidiaries or any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  11.16  Environmental   Matters.  (a)  The  properties  now  or
formerly  owned  or  operated  by  such  Borrower  and  its  Subsidiaries   (the
"Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could give rise to liability under, Environmental Laws resulting from any Release of Hazardous Materials during such Borrower's or its Subsidiaries' ownership or operation of the Properties or, to the knowledge of such Borrower, at any other time, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (b) The Properties and all operations of such Borrower and its Subsidiaries are in compliance, and, to the extent that such Borrower or any of its Subsidiaries owned or operated such Properties in the past three years, in the last three years have been in compliance, with all Environmental Laws and all Environmental Permits and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) During the time of such Borrower's or its Subsidiaries' ownership or operation of the Properties and, to the knowledge of such Borrower, at any other time, there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of such Borrower or its Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and none of the Properties currently owned or operated by such Borrower and its Subsidiaries are listed on the Federal National Priorities List (under CERCLA and as defined pursuant to Environmental Law).



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                                                                     75



                  (d) Neither such Borrower nor any of its Subsidiaries has received any Environmental Claim in connection with the Properties or the operations of such Borrower or its Subsidiaries or with regard to any Person whose liabilities for environmental matters such Borrower or its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do such Borrower or any of its Subsidiaries have reason to believe that any such notice will be received or is being threatened.

                     (e) Hazardous Materials have not been transported from the Properties by such
Borrower or any of its Subsidiaries or, to the knowledge of such Borrower, any other party, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law that would constitute a Material Adverse Effect, nor have such Borrower or any of its Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  11.17 Insurance. Schedule X sets forth a true, complete and correct description of all material insurance maintained by the Company for itself and its Subsidiaries as of the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Company and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  11.18 Solvency. Immediately after the consummation of the Recapitalization and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans (a) the fair salable value of the assets of the Company on a consolidated basis will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Company on a consolidated basis as they mature, (b) the assets of the Company on a consolidated basis will not constitute unreasonably small capital to carry out its businesses as conducted or as proposed to be conducted, including the capital needs of the Company on a consolidated basis (taking into account, in each case, the particular capital requirements of the businesses conducted by the Company and the projected capital requirements and capital availability of such businesses), and (c) the Company does not intend to, nor does it believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its obligations).

                  11.19 Labor Matters. Except as set forth on Schedule VII, as of the Closing Date, there are no strikes pending or threatened against such Borrower or any Subsidiary. Neither the hours worked and payments made to employees nor the Company and the Subsidiaries have been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from such Borrower or any of its Subsidiaries, or for which any claim may be made against such Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or, to the extent required under GAAP, accrued as a liability on the books of such Borrower or any of its


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                                                                     76



Subsidiaries, except to the extent that failure to make such payment or accrual could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  11.20 Capitalization. As of the Closing Date and after giving effect to the Recapitalization, the authorized capital stock of the Company shall consist of approximately $7,700,000 of common membership interests and approximately $62,000,000 of preferred membership interests. Set forth on
Schedule XIII is a list of every Person that, as of the Closing Date (and after giving effect to the consummation of the Recapitalization), shall own of record membership interests of the Company, together with the Dollar amount of membership interests so owned.

                  11.21 Security Documents. (a) Each Pledge Agreement is effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement) and proceeds thereof and, when such Collateral is delivered to the Agent, and/or the appropriate filings have been made in each case as set forth in such Pledge Agreement, such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person.

                  (b) Each of the Security Agreements is effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (as defined in each Security Agreement) and proceeds thereof and, when financing statements in appropriate form are filed in the offices specified on Schedule IX, the Subsidiaries Trademark Security Agreement and the Subsidiaries Patent Security Agreement are filed with and recorded by the United States Patent and Trademark Office, the appropriate filings are made and recorded with the UK Register of Patents and the UK Register of Trademarks and the UK Debenture is registered with the English Companies Registry and (where applicable) the UK Land Registry, and/or, if required under such Security Agreement, such Collateral is delivered to the Agent. Each of the Security Agreements shall constitute a fully perfected (to the extent governed by the laws of the United States or the United Kingdom) Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person (other than Persons who have delivered releases to the Agent on or prior to the Closing Date of any prior security interests held by such Persons), other than with respect to the rights of Persons pursuant to Liens expressly permitted by subsection 14.2.

                  (c) The Company Mortgage is effective to create in favor of the Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable Lien on all of the right, title and interest of the Company and its Subsidiaries in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Company Mortgage is filed in the land records of City of Bridgeport, Connecticut, the Company Mortgage shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Company and its Subsidiaries in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by subsection 14.2.



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                                                                   77



                  (d) Each Lock-Box Agreement is effective to create in favor of the Agent, for the ratable benefit of the Agent and the Lenders, a perfected first Lien on, and security interest in, all right, title and interest of the Company or its Subsidiary (as the case may be) party thereto in the proceeds of accounts receivable and in all other monies received in any lock box established pursuant to any Lock Box Agreement. The Company and each of its Subsidiaries has notified the account debtors in respect of each Account to make all payments in respect of such Accounts through the lock boxes established pursuant to the Lock Box Agreement. Notwithstanding the foregoing, the representations and warranties contained in this subsection 11.21(d) shall be made by the Company only from and after March 31, 1998.

                  (e) For purposes of this subsection 11.21, the term "Lenders" shall not include the Unsecured Supplemental Lenders.

                  11.22 Location of Real Property and Leased Premises. (a) Part A of Schedule VIII lists completely and correctly as of the Closing Date all real property owned by the Company and the Subsidiaries and the addresses (including, without limitation, the counties in which such real property is located) thereof. The Company and the Subsidiaries own in fee all the real property set forth on Part A of Schedule VIII.

                  (b) Part B of Schedule VIII lists  completely and correctly as of the Closing Date all real property leased by the Company and the Subsidiaries, and the addresses (including, without limitation, the counties in which such real property is located) and names of the owners of such leasehold interests. The Company and its Subsidiaries have valid leases in all the real property set forth on Part B of Schedule VIII.

                  11.23   Recapitalization.   As  of  the  Closing  Date,   each
Recapitalization Document (other than any Loan Document) is in full force and effect in accordance with its terms.

                  11.24 Regulation H. The Mortgaged Property is not located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.


                        SECTION 12. CONDITIONS PRECEDENT

The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

                  12.1 Each Extension of Credit. On the date of each extension of credit hereunder:

                     (a) Notice of Borrowing. The Agent shall have received a notice of such borrowing as required by subsection 2.2, 3.2, 5.1, 6.2, 7.2, 8.2 or 9.2 (as the case may be) or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Agent shall have received a notice requesting the issuance of such Letter of Credit as required by subsection 4.2.


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                                                              78



                     (b) Representations and Warranties. Each representation and warranty set forth in Section 11 shall be true and correct in all material respects on and as of the date of such extension of credit with the same effect as though made on and as of such date, except to the extent such representation and warranty expressly relate to an earlier date.

                     (c) No Default. At the time of and immediately after the making of such extension of credit, no Event of Default or Default shall have occurred and be continuing.

Each borrowing of Loans and issuance of a Letter of Credit hereunder (including, without limitation, the extensions of credit to be made on the Closing Date) shall be deemed to constitute a representation and warranty by the relevant Borrower on the date of such borrowing or issuance as to the matters specified in paragraphs (b) and (c) above. Continuations and conversions of outstanding borrowings pursuant to subsection 10.3 shall not be deemed to be borrowings for the purpose of this Section 12.1.

                  12.2  Initial Extensions of Credit.  On the Closing Date:

                     (a)  Loan Documents.  The Agent shall have received:

                     (i) counterparts of this Agreement, duly executed and delivered by the Company, the UK Borrower, the Issuing Bank, the Agent and each Lender (with a counterpart for each Lender);

                     (ii) each of the Pledge Agreements, each executed and delivered by a duly authorized officer of the party thereto;

                     (iii) each of the  Guarantees,  each executed and delivered by a duly authorized officer of the party thereto;

                     (iv) each of the  Security  Agreements,  each  executed and delivered by a duly authorized officer of the party thereto;

                     (v) the Company Mortgage,  executed and delivered by a duly authorized officer of the Company; and

                     (vi) the Domestic  Swing Line Note,  the UK Swing Line Note
                  and for the account of each Lender that has so requested, such Notes as shall have been requested by such Lender, each duly executed and delivered by a duly authorized officer of the Borrower which is the maker thereof.

                     (b) Legal Opinions. The Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) Kirkland & Ellis, counsel for the Company and each of its Domestic Subsidiaries, in form and substance reasonably satisfactory to the Agent, (ii) Howes Percival, special counsel in the United Kingdom to the UK Borrower, in form and substance reasonably satisfactory to the Agent and (iii) local counsel to the Company and its Subsidiaries described in Schedule XII hereto, in form and substance reasonably satisfactory to the Agent. Each such legal opinion shall


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                                                                79



         be (x) dated the Closing Date, (y) addressed to the Issuing Bank, the Agent and the Lenders, and (z) covering such matters relating to the Recapitalization Documents and the Recapitalization as the Agent shall reasonably request; the Company and the UK Borrower hereby instruct such counsel to deliver such opinions.

                     (c) Legal Matters Generally. All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the Recapitalization Documents shall be satisfactory to the Agent, to the Lenders, to the Issuing Bank and to Simpson Thacher & Bartlett, counsel for the Agent.

                     (d) Corporate Documents. The Agent shall have received (i) a copy of the certificate or articles of incorporation (or other analogous organizational document), including all amendments thereto, of the Company, each other Borrower and each Domestic Subsidiary of the Company, certified as of a recent date by the Secretary of State of the state of its organization (or, in the case of the UK Borrower, by a Responsible Officer thereof), and a certificate as to the good standing of the Company and each of its Domestic Subsidiaries as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Borrower and each Domestic Subsidiary of the Company dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company agreement (or other analogous governing document) of such Borrower or Domestic Subsidiary, as the case may be, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or Management Committee (or, if applicable, other analogous governing body) of such Borrower or Domestic Subsidiary, as the case may be, authorizing the execution, delivery and performance of the Recapitalization Documents to which such Person is a party and, in the case of a Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other analogous organizational document) of such Borrower or such Domestic Subsidiary, as the case may be, have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and signature of each officer of the Borrower or such Domestic Subsidiary executing any material Recapitalization Document or any other document delivered in connection herewith on behalf of such Borrower or Domestic Subsidiary, as the case may be; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Agent, the Lenders, the Issuing Bank or Simpson Thacher & Bartlett, counsel for the Agent, may reasonably request.

                     (e) Fees. The Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company and its Subsidiaries hereunder or under any other Loan Document.



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                                                                   80



                     (f) Capital Stock. All the outstanding Capital Stock of the Company and each Domestic Subsidiary and 65% of the outstanding Capital Stock of each Foreign Subsidiary that is owned directly by the Company or any Domestic Subsidiary shall have been duly and validly pledged under a Pledge Agreement to the Agent for the ratable benefit of the Lenders (other than the Unsecured Supplemental Lenders) and certificates representing such Capital Stock, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Agent (or, in the case of the Company or any Subsidiary with respect to which ownership interests are evidenced by book entry, other evidence of the perfection of and action to perfect such security interests as required by such Pledge Agreement shall have been delivered and taken).

                     (g) Financing Statements. Each document (including each Uniform Commercial Code financing statement) required by law or the relevant Security Document or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Lenders (other than the Unsecured Supplemental Lenders) a valid, legal and perfected (to the extent such perfection is governed by the laws of the United States or the United Kingdom), first- priority security interest in and Lien on the collateral (subject to any Lien expressly permitted by subsection 14.2 and the relevant Security Document) described in each Security Document shall have been delivered to the Agent for filing and such other actions as are necessary to cause the Liens granted under each Security Document in favor of the Agent to be perfected (to the extent such perfection is governed by the laws of the United States or the United Kingdom), first-priority security interests (subject to any Lien expressly permitted by subsection 14.2 and the relevant Security Document) shall have been taken.

                     (h) Termination of Existing Credit Facilities. The Agent shall have received evidence reasonably satisfactory to it of (x) the termination of the (i) the Loan and Security Agreement dated as of August 12, 1992 by and between Remington Products Company, a Delaware general partnership ("RPC"), and The Provident Bank, (ii) the Loan and Security Agreement dated as of August 12, 1992 by and between RPC and People's Bank, and (iii) the Accounts Financing Agreement [Security Agreement] dated August 12, 1996 between RPC and Congress Financial Corporation (New England) and Accounts Financing Agreement [Security Agreement] dated December 24, 1993 between Remington Consumer Products Limited and Congress Financial Corporation (New England), in all cases as heretofore amended, supplemented or otherwise modified, (y) the release of all Liens created or maintained thereby and (z) the discharge of all the obligations of the Company and its Subsidiaries thereunder.

                     (i) Lien Search. The Agent shall have received the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Company and its Domestic Subsidiaries in the States (or other jurisdictions) in which are located the chief executive offices of such Persons or any offices of such Persons in which records have been kept relating to Accounts and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to clause (g) of this subsection 12.2, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory


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                                                                 81



         to the Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under subsection 14.2 and the relevant Security Documents or have been released.

                     (j) Mortgage. (i) The Company Mortgage shall have been filed and recorded in the land records of City of Bridgeport, Connecticut (or a lender's title insurance commitment, in form and substance reasonably acceptable to the Agent, insuring the Lien of such Security Document as a first Lien on such Mortgaged Property (subject to any Lien listed on Schedule B of any related lender's title insurance policy delivered to the Agent prior to the Closing Date) shall have been received by the Agent) and, in connection therewith,
         (ii) the Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Agent and the Lenders, insuring the Company Mortgage as a valid first lien on the Mortgaged Property, free of Liens other than those listed on Schedule B of any related lender's title insurance policy or commitment delivered to the Agent prior to the Closing Date, together with such abstracts, appraisals and legal opinions as may be reasonably requested by the Agent or the Lenders.

                     (k) Insurance. The Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by subsection 13.2 and the applicable provisions of the Security Documents, which certificate (and the information referenced therein) shall be in form and substance reasonably satisfactory to the Agent.

                     (l) Recapitalization. The Recapitalization shall have been consummated or shall be consummated simultaneously with the first borrowing hereunder in accordance with applicable law and on terms reasonably satisfactory to the Lenders. The Agent shall have received a certificate of a Responsible Officer of the Company certifying that the aggregate amount of fees and expenses (other than fees and expenses which reduce amounts which are otherwise payable to the Members or partners of the Company (or its predecessor) in connection with the Recapitalization) paid and payable by the Company and its Subsidiaries in connection with the Recapitalization and the financing thereof are not expected to exceed $15,000,000.

                     (m) Other Indebtedness. After giving effect to the Recapitalization, the Company and its Subsidiaries shall have no outstanding Indebtedness other than (i) the Loans and (ii) other Indebtedness permitted pursuant to subsection 14.1.

                     (n) Environmental Review. The Lenders shall have received (and shall be entitled to rely upon) an environmental review in form and substance reasonably satisfactory to the Agent performed by Strata Environmental.

                     (o) Capitalization. The Company shall have (i) received, concurrently with the making of the initial Loans on the Closing Date, not less than $129,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Indebtedness and (ii) equity of not less than $69,000,000 (including, without limitation, $35,000,000 in equity from existing shareholders and $850,000 in equity from senior management of the Company).


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                                                                       82



                     (p) Consulting Report. The Lenders shall have received a copy of a consulting report prepared for Vestar by Corporate Decisions, Inc. and the contents of such report shall be in form and substance satisfactory to the Lenders.

                     (q) Borrowing Base Audits. The Agent shall have received the results of an audit of the inventory and accounts receivable of the Company and its Subsidiaries and of the UK Borrower, and such report shall be in form and substance satisfactory to the Agent.

                     (r) No Consents. All requisite Governmental Authorities and third parties (other than any landlords with respect to retail store properties) shall have approved or consented to the Recapitalization to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or would have a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated hereby, including the Recapitalization.

                     (s) Borrowing Base Certificates. The Agent shall have received a Domestic Borrowing Base Certificate and a UK Borrowing Base Certificate. Each such Borrowing Base Certificate shall (i) be dated the Closing Date, (ii) reflect the relevant Borrowing Base as of April 30, 1996 and (iii) be signed by a Responsible Officer of the Company.


                        SECTION 13. AFFIRMATIVE COVENANTS

                  The Company covenants and agrees with each Lender (including the Issuing Bank) that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

                  13.1 Existence; Businesses and Properties. (a) The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under subsection 14.6.

                  (b) The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is currently conducted and operated; comply in all material respects with all material applicable laws, rules, regulations and statutes (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  13.2 Insurance. (a) The Company will, and will cause each of the Subsidiaries to, keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of established repute in the same general area engaged in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it or the use of any products sold by it; and maintain such other insurance as may be required by law.

                  (b) The Company will, and will cause each of its Domestic Subsidiaries to, cause all such policies to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance satisfactory to the Agent, which endorsement shall provide that, from and after the Closing Date, (i) the insurance carrier shall give the Agent at least 30 days' (or, in the case of non-payment of premiums, 10 days') prior notice of termination of such policies and (ii) if the insurance carrier shall have received written notice from the Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Company or any of its Domestic Subsidiaries under such policies directly to the Agent.

                  (c) If at any time the area in which the Premises (as defined in the Company Mortgage) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency, the Company will, and will cause each of the Subsidiaries to, obtain flood insurance in such total amount as the Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in said Flood Disaster Protection Act of 1973, as it may be amended from time to time.

                  13.3 Obligations and Taxes. The Company will, and will cause each of the Subsidiaries to, pay its Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and govern mental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.



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                                                           84



                  13.4 Financial Statements, Reports, etc.. The Company will furnish to the Agent and each Lender:

                     (a) within 105 days after the end of each fiscal year, its consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows for such fiscal year and the results of its operations and the operations of its
         Subsidiaries during such year, setting forth in each case in comparative form the figures for the previous year, audited (in the case of the consolidated financial statements) by Coopers & Lybrand LLP or other independent public accountants of recognized national standing reasonably acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied;

                     (b) within 45 days (or, in the case of the first fiscal quarter to end following the Closing Date, 60 days) after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding fiscal period of the previous year (or, in the case of the consolidated balance sheet, the last day of the relevant fiscal period during such prior year) and the figures for such periods in the Company's budget previously furnished to the Lenders, all certified by one of its Responsible Officers (in his or her capacity as such) as fairly presenting the financial condition and results of operations of the Company on a consolidated and consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of notes;

                     (c) within 105 days after the end of each fiscal year, the consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows of the UK Borrower for such fiscal year and the results of its operations and the operations of its Subsidiaries during such year, setting forth in each case in comparative form the figures for the previous year;

                     (d) within 45 days (or, in the case of the first fiscal quarter to end following the Closing Date, 60 days) after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated and consolidating balance sheets and related statements of operations, stockholders' equity and cash flows of the UK Borrower showing the financial condition of the UK Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding fiscal period of the previous year (or, in the case of the consolidated balance sheet, the last day of the relevant fiscal period during such prior year), all certified by one of its Responsible Officers (in his or her capacity as such) as fairly presenting the financial condition and results of operations of the UK Borrower on a consolidated and consolidating basis in accordance with generally accepted accounting principles as in effect from time to time in the United Kingdom, subject to normal year-end audit adjustments and the absence of notes;

                     (e) concurrently with any delivery of any such financial statements contemplated by clause (a) through (d) hereof, a certificate of a Responsible Officer of the Company or the UK Borrower, as appropriate (in his or her capacity as such) (and, in the case of any financial statements being delivered under paragraph (a) above, a certificate of the opining accounting firm, which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations), (i) certifying that it has no actual knowledge of the occurrence of any Event of Default or Default or, if it has knowledge of any Event of Default or Default, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Agent demonstrating (A) compliance with the covenants contained in subsections 14.12 through 14.16 and 14.23 and
         (B) the Leverage Ratio then in effect for purposes of determining the Applicable Margin;

                     (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its members or shareholders, as the case may be;

                     (g) promptly following the preparation thereof, copies of each management letter prepared by the Company's auditors for distribution to the Management Committee of the Company (together with any response thereto prepared by the Company);

                     (h) as soon as available, and in any event no later than 95 days after the end of each fiscal year, the budget of the Company for the then-current fiscal year (together with the assumptions utilized in establishing such budget), with such budget and assumptions to be in form and substance reasonably satisfactory to the Agent and certified by a Responsible Officer of the Company (in his or her capacity as such) as representing the Company's most reasonable good faith estimate of its budget for such fiscal year;

                     (i) upon the earlier of (i) 105 days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 1997) and (ii) the date on which the financial statements with respect to such period are delivered pursuant to paragraph (a) above, a certificate of a Responsible Officer of the Company setting forth, in detail satisfactory to the Agent, the calculation and amount of Excess Cash Flow, if any, for such period;

                     (j) on each "delivery date" for the relevant "reporting date," deliver to the Administrative Agent each of (i) a Domestic Borrowing Base Certificate, setting forth the Domestic Borrowing Base as of the relevant reporting date, (ii) a UK Borrowing Base Certificate, setting forth the UK Borrowing Base as of the relevant reporting date, (iii) any applicable supporting documentation described in Schedule XIV with respect to such Domestic and UK Borrowing Base Certificates and (iv) a certificate listing each Lender Hedging Agreement (as defined in the Company Pledge Agreement) then in effect and the notional amount, currency and tenor with respect thereto, duly completed and signed by a Responsible Officer of the Company (in his or her capacity as such); for purposes of this clause (j), the term:

                           (x) "reporting  date" shall mean each of (i) the last
                     day of each calendar month, (ii) the fifteenth day of each of each calendar month during the period from September of 1998 through January 1999, (iii) the fifteenth day of each calendar month during the period from September 1999 through January 2000 and (iv) any other time when the Agent notifies the Company that it reasonably believes that the then-existing Domestic Borrowing Base or UK Borrowing Base (as the case may be) is materially inaccurate; and

                           (y) "delivery date" shall mean fifteen days after the
                     corresponding reporting date (or, to the extent that the relevant Borrowing Base Certificate is being delivered pursuant to clause (x)(iv) above, ten days after the date upon which the notice described therein is delivered);

         provided that, for purposes of completing any Borrowing Base Certificate delivered pursuant to clause (x)(ii) or (x)(iii) above, the relevant Borrowing Base shall be calculated based upon a reasonable, good faith estimate by the Company of its Eligible Domestic Inventory and Eligible Domestic Accounts or the UK Borrower of its Eligible UK Inventory and Eligible UK Accounts (as the case may be) on the relevant reporting date;

                     (k) promptly, such information with respect to accounts payable, inventory purchases, accounts receivable and similar matters with respect to the Company and its Subsidiaries as the Agent reasonably may request at any time and from time to time; and

                     (l) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company and its Subsidiaries, or compliance with the terms of any Loan Document, as any Lender may reasonably request.

                     (m) as soon as  available,  and in any event not later than
         30 days after the end of each month occurring during each fiscal year (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer certifying that (i) such financial statements are fairly stated in all material respects (subject to normal year-end audit adjustments) and
         (ii) such Responsible Officer has no actual knowledge of the occurrence of any Event of Default or Default or, if s/he has knowledge of any Event of Default or Default, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and

                     (n) as soon as available, and in any event not later than 30 days after the end of each month occurring during each fiscal year (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the UK Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer certifying that (i) such financial statements are fairly stated in all material respects (subject to normal year-end audit adjustments) and
         (ii) such Responsible Officer has no actual knowledge of the occurrence of any Event of Default or Default or, if s/he has knowledge of any Event of Default or Default, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto.

                  13.5 Litigation and Other Notices. The Company will, and will cause each of the Subsidiaries to, furnish to the Agent and each Lender prompt written notice of the occurrence of the following:

                     (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                     (b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Subsidiary or Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                     (c)  any  development   that  has  resulted  in,  or  could
         reasonably be expected to result in, a Material Adverse Effect.

                  13.6 ERISA. The Company will, and will cause each of the Subsidiaries to, (a) comply with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except where the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect, and (b) furnish to the Agent (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Company either knows or has a reasonable basis to know that any Reportable Event has occurred, that alone or together with any other Reportable Event could reasonably be expected to result in liability, of the Company, any Subsidiary or any ERISA Affiliate to the PBGC, a statement of a Responsible Officer of the Company (in his or her capacity as such) setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Company, any Subsidiary or any ERISA Affiliate receives from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, (iii) within 20 Business Days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Responsible Officer of the Company setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Company, any Subsidiary or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Company, any Subsidiary or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; provided, however, that no such notice will be required under this subsection 13.6 unless the event, when aggregated with all other events occurring at the same time, could be reasonably expected to result in liability in an amount that would exceed $5,000,000.

                  13.7 Maintaining Records; Access to Properties and Inspections. (a) The Company will, and will cause each of the Subsidiaries to, maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender to visit and inspect the financial records and the properties of the Company or any Subsidiary at reasonable times and upon reasonable notice and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by any Lender to discuss the affairs, finances, properties and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor.

                  (b) The Company will, and will cause each of its Subsidiaries to, permit the Agent or any third party designated by the Agent to conduct (upon notice to a Responsible Officer of the Company and at the sole expense of the Company) an audit and/or collateral examination of the accounts receivable and inventories of the Company and its Subsidiaries, and of the Domestic Borrowing Base and UK Borrowing Base, at such times as the Agent or the Required Lenders reasonably shall require.

                  13.8 Use of Proceeds. The Company will, and will cause each of the Subsidiaries to, use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in subsections 2.5, 3.5, 4.1, 5.3, 6.5, 7.5, 8.3 or 9.5 (as appropriate).

                  13.9 Compliance with Environmental Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company will, and will cause each of the Subsidiaries to, comply, and use its reasonable best efforts to cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required by any Governmental Authority in accordance with Environmental Laws; provided, however, that neither the Company nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  13.10 Preparation of Environmental Reports. If a Default caused by reason of a breach of subsection 11.16 or 13.9 shall have occurred and be continuing, the Company will, and will cause each of the Subsidiaries to, at the request of the Required Lenders through the Agent,


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provide to the Lenders within 45 days after such request,  at the expense of the
Company, an environmental site assessment report for the Properties (which are the subject of such default) prepared by an environmental consulting firm reasonably acceptable to the Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

                  13.11 Further Assurances. The Company will, and will cause each of the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Required Lenders or the Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents.

                  13.12 Additional Guarantees. The Company will, and will cause each of the Domestic Subsidiaries to, execute and deliver to the Agent a Subsidiaries Guarantee with respect to each Domestic Subsidiary of the Company which is acquired, created or otherwise becomes such a Domestic Subsidiary after the date hereof. Each such Subsidiaries Guarantee shall be accompanied by such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agent and are in form and substance reasonably satisfactory to the Agent.

                  13.13 Additional Stock Pledges. (a) The Company will, and will cause each of its Subsidiaries to, pledge to the Agent 100% of the issued and outstanding Capital Stock or other equity interests (other than directors' qualifying shares) of each Domestic Subsidiary of the Company which has not previously been pledged hereunder. Such pledge shall be granted pursuant to a Pledge Agreement substantially in the form of Exhibit C-1 or D-2, as the case may be.

                  (b) The Company will, and will cause each of its Domestic Subsidiaries to, pledge (or grant analogous security interests) to the Agent in accordance with the laws of the jurisdiction of organization of the issuer thereof 65% (rounded downward to eliminate any fraction of a share) of the issued and outstanding shares of each class of capital stock or other ownership interests entitled to vote (within the meaning of Treasury Regulations ss.1.956-2(c)(2)) ("Voting Stock") and 100% of the issued and outstanding shares of each class of capital stock or other ownership interests not entitled to vote (within the meaning of such Regulation) ("NonVoting Stock") of each first-tier Foreign Subsidiary from time to time of the Company which (in each case) is owned of record by the Company or any Domestic Subsidiary of the Company and which has not previously been pledged hereunder. Each such pledge shall be granted pursuant to a Pledge Agreement in such form as (x) may be reasonably required in order to perfect a security interest in the Pledged Stock delivered thereto as defined therein under the laws of the jurisdiction in which the issuer of such Pledged Stock is organized and (y) is in form and substance reasonably satisfactory to the Agent.

                  (c) The Company will, and will cause each of the Domestic Subsidiaries to, execute and deliver each Pledge Agreement required to be executed and delivered pursuant to this subsection 13.13 promptly following the organization, acquisition or identification of any


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                                                                   90



such Subsidiary or first-tier Foreign Subsidiary. Each such Pledge Agreement shall be accompanied by (i) share certificates evidencing the Pledged Stock thereunder (to the extent that such Pledged Stock is certificated) as defined therein, together with an undated stock power for each such share certificate (duly executed in blank and delivered by a duly authorized officer of the Pledgor of the Pledged Stock represented by such certificate), (ii) in the case of the pledge of capital stock or other ownership interests of any Foreign Subsidiary, evidence of the taking of all such other actions as may be necessary or appropriate for the perfection and first priority of such pledge and (iii) in the case of any Subsidiary, such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agent and shall otherwise be in form and substance reasonably satisfactory to the Agent.

                  (d) [RESERVED].

                  (e) In the event that there shall be a change in law that substantially eliminates the adverse tax consequences to the Company or any of its Subsidiaries that would have resulted on the date hereof from the pledge of more than 66-2/3% of the Voting Stock of any Foreign Subsidiary, the Company will, and will cause each of its Subsidiaries to, (i) pledge such additional amount of shares of such Voting Stock (with respect to each Foreign Subsidiary the Voting Stock of which then is pledged hereunder) and (ii) notwithstanding the provisions of subsection 13.13(b) and (c), pledge the maximum amount of shares of such Voting Stock (with respect to each Foreign Subsidiary the Voting Stock of which is pledged thereafter), in each case which can be so pledged without the incurrence of adverse tax consequences and take or cause to be taken such further action as the Agent may reasonably request (including, without limitation, the delivery of legal opinions) in order to perfect its security interest in such stock; provided that the foregoing requirement shall be limited to the extent that such pledge (x) is not permitted under applicable law, (y) would violate any agreements then in effect which relate to Indebtedness permitted hereunder or (z) would reasonably be expected to have material adverse consequences to the Company or its Subsidiaries.

                  13.14 Additional Security Agreements. (a) The Company will cause each of its Domestic Subsidiaries which has not previously done so to execute and deliver to the Agent a Subsidiary Security Agreement and to take such other action as reasonably shall be necessary or as the Agent reasonably shall request to grant to the Agent a first priority perfected (to the extent required in such Security Agreement) security interest in all Collateral described in such Security Agreement (subject to any Liens permitted to encumber such Collateral pursuant to subsection 14.2). Each such Security Agreement shall be accompanied by such evidence of the taking of all actions as may be necessary or appropriate for the perfection (to the extent required in such Security Agreement) and first priority of such security interest (including, without limitation, the filing of any necessary Uniform Commercial Code financing statements) and such resolutions, incumbency certificates and legal opinions as are reasonably requested by the Agent, all of which shall be in form and substance reasonably satisfactory to the Agent.

                  (b) [RESERVED].

                  13.15 Rate Protection Agreements. If, at any time and from time to time, at least 50% of the aggregate principal amount of the Indebtedness for borrowed money of the Company and its Subsidiaries does not bear interest at a fixed rate and the Agent or the Required Lenders


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                                                                 91



so request, the Company will (within 90 days thereafter) enter into (and thereafter maintain in effect for a period of at least three years following such date or, if shorter, through the Termination Date) Rate Protection Agreements providing for interest rate protection on terms reasonably acceptable to the Agent, to the extent necessary to cause at least 50% of such Indebtedness to bear interest at a fixed rate.

                  13.16 Material Contracts. The Company will, and will cause each of the Subsidiaries to, maintain in full force and effect (including exercising any available renewal option), and without amendment or modification, all its material contracts unless the failure so to maintain such contracts or to exercise any renewal option (or the amendments or modifications thereto), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  13.17 Surveys and Zoning. The Company will, and will cause each of the Subsidiaries to, within 60 days after the Closing Date, furnish the Agent with (a) an as-built survey of the Mortgaged Property, in form and substance satisfactory to the Agent and (b) endorsements to the title policies required by subsection 12.2(j) providing access, survey, comprehensive (Restrictions, Encroachments and Minerals), tax lot and contiguity coverage.

                  13.18 Cash Management System. Within 30 days following the Closing Date, the Company will, and will cause each of its Domestic Subsidiaries to, cause substantially all of its accounts receivable to be paid by the relevant account debtor directly into a lock-box which is subject to a Lock-Box Agreement.

                  13.19 Patents, Trademarks and Copyrights. The Company will and will cause each of its Domestic Subsidiaries to (a) use best efforts to register with the United States Patent and Trademark Office or the United States Copyright Office, as the case may be, all of its or their right, title and interest in each material Patent, Trademark and Copyright (as each such term is or may be defined in the Security Agreements) used in its or their business in the United States which is so registerable under applicable law, (b) report each such filing and registration to the Agent within fifteen Business Days after the last day of the fiscal quarter in which such filing occurs and (c) promptly upon request by the Agent, execute and deliver any and all agreements, instruments, documents, and papers (each of which shall be in form and substance reasonably satisfactory to the Agent) as may be necessary or as the Agent may reasonably request to grant (to the extent possible) to the Agent, for the benefit of the Lenders (other than the Unsecured Supplemental Lenders), a perfected, first priority security interest therein and in any goodwill and general intangibles relating thereto or represented thereby.

                  13.20 Covenants of Other Borrowers. Each Borrower other than the Company covenants and agrees with each Lender (including the Issuing Bank) that it shall abide by the covenants of the Company set forth in this Section 13 to the extent the Company has covenanted to cause it to take or to refrain from taking any action.




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                                                                      92



                         SECTION 14. NEGATIVE COVENANTS

                  The Company covenants and agrees with each Lender (including the Issuing Bank) that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Company will not, and will not cause or permit any of the Subsidiaries to:

                  14.1 Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                     (a) Indebtedness existing on the Closing Date and set forth on Schedule III (and any extensions, renewals or replacements of such Indebtedness so long as the principal amount of such Indebtedness is not increased);

                     (b)  Indebtedness created under any Loan Document;

                     (c) Senior Subordinated Indebtedness issued on or prior to the Closing Date not in excess of $130,000,000 in aggregate principal amount;

                     (d) Indebtedness  consisting of purchase money Indebtedness incurred in the ordinary course of business after the Closing Date to finance Capital Expenditures permitted under subsection 14.13; provided, however, that (i) the aggregate amount of Specified Obligation Usage (after giving effect to the incurrence of such Indebtedness) does not exceed $10,000,000 at any one time outstanding and (ii) such Indebtedness is incurred by no later than 90 days after the making of the Capital Expenditures financed thereby;

                     (e)   Indebtedness   in  respect  of  Sale  and   Leaseback
         Transactions permitted under subsection 14.4;

                     (f) Indebtedness in respect of Capital Lease Obligations permitted under subsection 14.12;

                     (g) in the case of the Company, Indebtedness in respect of Rate Protection Agreements;

                     (h) Indebtedness (other than (i) inter-company payables in the ordinary course of business and (ii) inter-company loans of the proceeds of Excluded Equity Investments) of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided that, after giving effect to the incurrence of any such Indebtedness, the amount equal to the sum of:

                     (x) the aggregate principal amount of all such Indebtedness owing by Foreign Subsidiaries to the Company and its Domestic Subsidiaries permitted pursuant to this clause (h); and

                     (y) the  aggregate  principal  amount  of  Indebtedness  of
                  Foreign Subsidiaries in respect of which the Company or any Domestic Subsidiary has incurred Guarantee Obligations which are permitted pursuant to subsection 14.3(c); and

                     (z) the aggregate  amount of all investments in and capital contributions to all Foreign Subsidiaries since the Closing Date permitted pursuant to subsection 14.5(e) (net of the aggregate amount of any dividends and distributions paid by such Foreign Subsidiaries to the Company and its Domestic Subsidiaries);

         shall not, in the aggregate, exceed the amount equal to (i) with respect to the UK Borrower, $7,500,000 at any one time outstanding and
         (ii) with respect to all other Foreign Subsidiaries in the aggregate, the amount at any one time outstanding equal to the Subsidiary Debt Basket Amount then in effect;

                     (i) short-term Indebtedness of Foreign Subsidiaries of the Company (other than the UK Borrower) for working capital purposes; provided that, after giving effect to the incurrence of any such Indebtedness, the aggregate principal amount of all such Indebtedness of all Foreign Subsidiaries (other than the UK Borrower) shall not exceed $22,500,000 at any one time outstanding;

                     (j)  [omitted];

                     (k) Indebtedness of the Company to former employees on account of the obligation of the Company to pay for Capital Stock which was re-purchased by the Company upon termination of employment of such employees; provided that the aggregate principal amount of Indebtedness outstanding under this paragraph (k) shall not exceed $1,000,000 at any one time outstanding; and

                     (l)  in  the   case  of  the   Company,   other   unsecured
         Indebtedness in a principal amount at any time outstanding not in excess of $5,000,000.

                  14.2 Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                     (a) Liens on property or assets of the Company and its Subsidiaries existing on the Closing Date and set forth on Schedule IV or on Schedule B to any lender's title insurance policy delivered to the Agent in accordance with subsection 12.2(j) prior to the Closing Date (and any extension, renewal or replacement of such Liens); provided, however, that such Liens shall secure only those obligations that they secure on the Closing Date;

                     (b)  any Lien created under the Loan Documents;

                     (c) any Lien existing on any property or asset prior to the acquisition thereof (including, without limitation, by way of the acquisition of the Capital Stock of the entity owning such property or asset) by the Company or any Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisi tion, and (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary; provided, further, that no such Lien shall encumber any Accounts or Inventory which are included in the calculation of the Domestic Borrowing Base or the UK Borrowing Base;

                     (d) Liens for taxes, assessments or governmental charges not yet due and payable or that are being contested in compliance with subsection 13.3;

                     (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or, if a portion thereof is due and payable, that are being contested in compliance with subsection 13.3; provided that no such Liens on account of amounts which are due and payable shall encumber any Accounts or Inventory which are included in the calculation of the Domestic Borrowing Base or the UK Borrowing Base;

                     (f) pledges and  deposits  made in the  ordinary  course of
         business  in  compliance  with  workmen's  compensation,   unemployment
         insurance and other social security laws or regulations;

                     (g) pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                     (h) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any Subsidiary; provided, however, that (i) such security interests secure Indebtedness permitted by subsection 14.1, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, by no later than 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 85% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Company or any Subsidiary;

                     (i)  Liens  incurred  in  connection   with  Capital  Lease
         Obligations permitted under subsection 14.12;

                     (j)  Liens  incurred  in  connection   with  any  Sale  and
         Leaseback Transaction permitted under subsection 14.4;

                     (k) Liens on properties and assets of Foreign Subsidiaries (other than the UK Borrower) which secure Indebtedness permitted pursuant to subsection 14.1(i);

                     (l) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances that do not materially impair the current use or (in the case of the Mortgaged Property) the value of the property subject thereto;

                     (m) Liens arising from precautionary filing of Uniform Commercial Code financing statements regarding leases; and

                     (n) judgement Liens relating to judgements not giving rise to an Event of Default.

                  14.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations incurred after the date hereof in an aggregate amount not to exceed $500,000 at any one time outstanding;

                  (b) guarantees made in the ordinary course of its business by the Company of obligations of any of its Subsidiaries (other than guarantees of trade payables and Indebtedness for borrowed money) which obligations are otherwise permitted under this Agreement;

                  (c) guarantees made in the ordinary course of its business by the Company of Indebtedness and trade payables of any of its Foreign Subsidiaries; provided that, after giving effect to the incurrence of such guarantee, the amount equal to the sum of:

                     (x) the  aggregate  principal  amount  of the  Indebtedness owing by Foreign Subsidiaries to the Company and its Domestic Subsidiaries permitted pursuant to subsection 14.1(h); and

                     (y) the  aggregate  principal  amount of  Indebtedness  and trade payables guaranteed by the Company permitted pursuant to this clause (c); and

                     (z) the aggregate  amount of all investments in and capital contributions to all Foreign Subsidiaries since the Closing Date permitted pursuant to subsection 14.5(e) (net of the aggregate amount of any dividends and distributions paid by such Foreign Subsidiaries to the Company and its Domestic Subsidiaries);

         shall not, in the aggregate, exceed the amount equal to (i) with respect to the UK Borrower, $7,500,000 at any one time outstanding and
         (ii) with respect to all other Foreign Subsidiaries in the aggregate, the amount at any one time outstanding equal to the Subsidiary Debt Basket Amount then in effect; and

                  (d)  the   guarantee  set  forth  in  subsection  15  and  the
Subsidiaries Guarantees.

                  14.4 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction"), except Sale and Leaseback Transactions entered into by the Company to finance the acquisition of equipment and other property so long as (a) the aggregate amount of Specified Obligation Usage (after giving effect to the consummation of such Sale and Leaseback Transaction) does not exceed $10,000,000 at any one time outstanding and (b) such Sale and Leaseback
Transaction occurs within 360 days after the acquisition of such equipment or other property.

                  14.5 Investments, Loans and Advances. Purchase, hold or acquire any Capital Stock, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, or incur any Guarantee Obligation in respect of Indebtedness of, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any part of the assets of, any other Person, except:

                  (a) investments by the Company and the Subsidiaries existing on the Closing Date in the Capital Stock of the Subsidiaries;

                     (b)  Permitted Investments;

                    (c) pledges and deposits permitted under subsection 14.2(g);

                     (d) loans and advances to employees of the Company or any of its Subsidiaries for (i) travel, entertainment and relocation expenses in the ordinary course of business in an aggregate principal amount outstanding at any one time not to exceed $2,000,000 or (ii) the purpose of financing the purchase by such employees of equity interests in the Company in an aggregate principal amount outstanding at any one time not to exceed $1,000,000; provided that no loan or advance contemplated by clause (ii) above shall be permitted to be made during such time as any Default or Event of Default has occurred and is continuing;

                     (e) loans and advances by the Company to any Subsidiary to the extent permitted by subsection 14.1 and investments in and capital contributions to any Subsidiary; provided that, after giving effect to the incurrence of any such Indebtedness and the making of such investments and capital contributions, the amount equal to the sum of
         (x) the aggregate principal amount of all such Indebtedness of all Foreign Subsidiaries incurred which is permitted pursuant to subsection 14.1(i), (y) the aggregate principal amount of such Indebtedness of Foreign Subsidiaries in respect of which the Company or any Domestic Subsidiary has incurred Guarantee Obligations which are permitted pursuant to subsection 14.3(c) and (y) the aggregate amount of all investments in and capital contributions to all Foreign Subsidiaries since the Closing Date which are permitted pursuant to this clause (e) (net of the aggregate amount of any dividends and distributions paid by such Foreign Subsidiaries to the Company and its Domestic Subsidiaries) shall not exceed the Subsidiary Debt Basket Amount then in effect;

                     (f) any purchase, lease or other acquisition (any such acquisition and each other acquisition which is approved by the Required Lenders, a "Permitted Acquisition")
         for which the aggregate consideration (other than consideration in the form of equity interests in the Company and cash consideration which constitutes the proceeds of Excluded Equity Investments) payable (with non-cash consideration being valued at its fair market value) by the Company and the Subsidiaries, in the aggregate with all such consideration paid or payable for all other Permitted Acquisitions under this clause (f) since the Closing Date, does not exceed $30,000,000; provided, however, that (i) at the time of and immediately after giving effect to such Permitted Acquisition no Default or Event of Default shall have occurred and be continuing and (ii) the Agent shall have received the officer's certificate referenced in subsection 12.3(d) hereof; and

                     (g)  investments,  loans  and  advances  made to  Remington
         Licensing Corporation to fund expenses incurred in intellectual property litigation and the maintenance of intellectual property rights.

                  14.6 Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, assign, lease, sublease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired) or any Capital Stock of any Subsidiary; provided, however, that the foregoing shall not prohibit:

                     (a)  sales of Permitted Investments for cash;

                     (b) sales, transfers and other dispositions of used or surplus equipment, vehicles and other assets in the ordinary course of business (to the extent that the Borrowers shall have complied with the provisions of subsection 10.2);

                     (c) Sale and Leaseback Transactions permitted by subsection 14.4;

                     (d) sales of inventory in the ordinary course of business (including, without limitation, sales of inventory on an arm's-length basis to Foreign Subsidiaries of the Company in the ordinary course of business);

                     (e) sales, transfers and other dispositions by a Subsidiary to the Company or to any other Subsidiary that is a Guarantor and is a party to all applicable Security Documents;

                     (f) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof in the ordinary course of business; provided that, at the date of such sale or discount, such accounts receivable are not included in the calculation of the Domestic Borrowing Base or the UK Borrowing Base then in effect;

                     (g) the merger of any Subsidiary with the Company or any other Subsidiary; provided, however, that (A) at the time of and immediately after giving effect to any such merger no Default or Event of Default shall have occurred, (B) the Company shall be the surviving corporation of any merger involving the Company, (C) no Foreign Subsidiary may merge with a Domestic Subsidiary unless the Domestic



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                                                                     98



         Subsidiary shall be the surviving corporation in such merger, (D) no Foreign Subsidiary any Capital Stock of which is pledged under a Pledge Agreement may merge with another Subsidiary any Capital Stock of which is not so pledged unless such first Foreign Subsidiary shall be the surviving corporation in such merger, (E) no Domestic Subsidiary may merge with another Subsidiary unless the surviving corporation in such merger is a Guarantor and (F) no Borrower may merge with a Subsidiary which is not a Borrower unless such Borrower is the surviving corporation in such merger; and

                     (h) the merger of the Company with and into any newly created corporation; provided that (i) such corporation is a "C" corporation, (ii) the Capital Stock of such corporation is, at the time of such merger, owned (beneficially and of record) by the same Persons and in the same proportion by each such Person as is the Capital Stock of the Company immediately prior to the creation of such corporation (after giving effect to the conversion of preferred interests into common interests), (iii) such corporation has no material assets (other than its equity interest in the Company) or material liabilities prior to such merger, (iv) the Agent holds a first priority, perfected security interest in the Capital Stock of such corporation (other than any shares owned by Persons who have not pledged their equity interests in the Company), (v) such corporation agrees, in writing, to assume the obligations of the Company hereunder, (vi) such merger is effected in contemplation of an initial public offering of the Capital Stock of such corporation or the owner of 100% of the Capital Stock of such corporation and such initial public offering is consummated as promptly as is practicable (and, in any event, within 30 Business Days) following such merger and (vii) at the time of and immediately after giving effect to such merger no Default or Event of Default shall have occurred.

                  14.7 Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that (a) any Subsidiary may declare and pay dividends or make other distributions to the Company or to a Guarantor; (b) the Company may effect the Recapitalization; (c) the Company may repurchase up to $1,000,000 of common interests from employees (and their permitted transferees) pursuant to the Management Subscription Agreements; (d) during such time as the Company is treated as a partnership for United States federal income tax purposes, the Company may make distributions to members from time to time in the amount equal to the amount of distributions contemplated to be made pursuant to Section 5.5 of the LLC Agreement of the Company (as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 14.11(a)); provided that such dividends or distributions may not be paid more than 10 days prior to the date upon which quarterly estimated tax payments or annual tax payments (as applicable) are owed by corporate Members pursuant to the Code.

                  14.8 Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have


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                                                                   99



occurred and be continuing, the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided, however, that this subsection 14.8 shall not restrict:

                  (i) any transaction  expressly  permitted by subsection  14.5,
         14.6 or 14.7;

                  (ii)  the consummation of the Recapitalization;

                  (iii) the payment to Vestar of its investment banking advisory fees in connection with the Recapitalization;

                  (v) the payment of amounts owing to Vestar pursuant to the Vestar Management Agreement or to RPI pursuant to the RPI Consulting Agreement; provided that (i) such amounts shall not be paid more than 3 Business Days prior to the date when due under the Vestar Management Agreement or the RPI Consulting Agreement, as the case may be, and (ii) during such time as any Event of Default is continuing under subsection 16(b) or (c), such payments shall not exceed $500,000 per annum to each of Vestar and RPI; provided that amounts in excess thereof may accrue (without interest) and be paid upon the cure or waiver of such Event of Default; and

                  (vi)  any  license  agreements  between  the  Company  and its
         Subsidiaries   pursuant   to  which   any  such   Subsidiary   licenses
         intellectual property of the Company and/or any of its Subsidiaries.

                  14.9 Business of Company and Subsidiaries. Engage at any time in any business which is not the same as, or similar, ancillary, complementary or related to, the business in which the Company and its Subsidiaries are engaged on the Closing Date.

                  14.10 Limitations on Certain Debt Payments and Interest Payments. (a) Optionally prepay, repurchase or redeem or otherwise defease or segregate funds with respect to any Indebtedness for borrowed money of the Company (including the Senior Subordinated Indebtedness), other than Indebtedness under this Agreement; or (b) make any payment on account of the Senior Subordinated Indebtedness (other than as permitted by the Indenture with respect thereto).

                  14.11 Amendment of Certain Documents; Certain Agreements. (a) Permit any termination of, or any amendment or modification that, in the reasonable judgment of the Agent, is adverse in any material respect to the Lenders to, (i) the LLC Agreement of the Company (other than in connection with a transaction contemplated by subsection 14.6(h)), (ii) the By-laws of the Company, (iii) any Recapitalization Document (other than, subject to subsection 18.1, a Loan Document) or (iv) any Rate Protection Agreement.

                  (b) Without the prior written consent of the Required Lenders, amend, supplement or otherwise modify the terms of (i) the Vestar Management Agreement or the RPI Consulting Agreement in any manner which could reasonably be expected to be adverse to the rights or interests of the Agent or the Lenders or (ii) the Senior Subordinated Indebtedness.

                  (c) Permit any Subsidiary to enter into any indenture, agreement or other instrument that restricts the ability of such Subsidiary to pay dividends or make distributions on its Capital Stock, other than any provisions of any document, instrument or agreement governing Indebtedness for borrowed money of Foreign Subsidiaries of the Company.

                  14.12 Limitation on Capital Lease Obligations. Create or suffer to exist any Capital Lease Obligation, except Capital Lease Obligations incurred by the Company to finance the acquisition of equipment and other property, so long as (a) the aggregate amount of Specified Obligation Usage (after giving effect to the incurrence of such Capital Lease Obligations) does not exceed $10,000,000 at any one time outstanding, (b) not more than $1,500,000 of such Capital Lease Obligation at one time shall at the time of its incurrence, have an average life to maturity which is shorter than the average life to maturity of the Domestic Term Loans outstanding at such time and (c) none of the related leases shall contain financial covenants.

                  14.13 Capital Expenditures. Make or permit to be made Capital Expenditures in excess of $8,000,000 (or, with respect to the period from Closing Date through December 31, 1996, $6,600,000) in the aggregate during any fiscal year of the Company; provided, however, that any unused amount of Capital Expenditures permitted to be made during a fiscal year may be carried over to the next fiscal year only (but not to any subsequent year thereafter) and shall be deemed to be the last Capital Expenditures made during such next fiscal year.

                  14.14 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth opposite such period:

                       Period                                       Ratio
                    -------------                                ------------
                 04/01/99 -  12/30/99                             0.70 to 1.0
                 12/31/99 -  12/30/00                             0.85 to 1.0
                 12/31/00 -  06/29/01                             1.00 to 1.0
                 06/30/01 -  thereafter                           1.05 to 1.0

; provided that, for purposes of determining compliance with the provisions of this subsection 14.14, (x) the EBITDA for such period of four fiscal quarters of any Person acquired by the Company during such period shall be included in the EBITDA of the Company, on a pro forma basis as if the same had occurred on the first day of such period and (y) the Fixed Charges for such period of such Person shall be included in the Fixed Charges of the Company, on such a pro forma basis, as if such Person had been acquired on the first day of such period.

                  14.15 Interest Expense Coverage Ratio. Permit the Interest Expense Coverage Ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending during any period set forth below to be less than the ratio set forth opposite such period:

                      Period                                       Ratio
                    ---------------                              -----------
                03/31/99 -  12/30/99                             1.00 to 1.0
                12/31/99 -  12/30/00                             1.25 to 1.0
                12/31/00 -  06/29/01                             1.50 to 1.0
                06/30/01 -  thereafter                           1.70 to 1.0

; provided that, for purposes of determining compliance with the provisions of this subsection 14.15, (x) the EBITDA for such period of four fiscal quarters of any Person acquired by the Company during such period shall be included in the EBITDA of the Company, on a pro forma basis as if the same had occurred on the first day of such period and (y) the Cash Interest Expense for such period of such Person shall be included in the Cash Interest Expense of the Company, on such a pro forma basis, as if such Person had been acquired on the first day of such period.

                  14.16(a) Leverage Ratio. Permit the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending during any period set forth below to be in excess of the ratio set forth opposite such period:

                      Period                                       Ratio
                  -----------------                              -----------
                06/30/99 -  12/30/99                             9.00 to 1.0
                12/31/99 -  12/30/00                             8.00 to 1.0
                12/31/00 -  06/29/01                             6.50 to 1.0
                06/30/01 -  thereafter                           4.50 to 1.0

; provided that, for purposes of determining compliance with the provisions of this subsection 14.16, (x) the EBITDA for such period of four fiscal quarters of any Person acquired by the Company during such period shall be included in the EBITDA of the Company, on a pro forma basis as if the same had occurred on the first day of such period and (y) the Included Indebtedness for such period of such Person shall be included in the Included Indebtedness of the Company, on such a pro forma basis, as if such Person had been acquired on the first day of such period.

                  14.16(b) Senior Leverage Ratio. Permit the Senior Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of any fiscal quarter ending during any period set forth below to be in excess of the ratio set forth opposite such period:


                       Period                                         Ratio
                    --------------                               -----------
                03/31/99 -  12/30/99                             3.20 to 1.0
                12/31/99 -  thereafter                           3.00 to 1.0

                  14.17 Landlord Lien Waivers. Permit more than $250,000 of Inventory to be held at any location (other than at any of the Company's retail stores) which is not owned by the Company or any of its Subsidiaries, unless the owner (and, to the extent that the operator thereof would be entitled to a warehouseman's or similar Lien on such Inventory by operation of law, such operator) of such location has executed and delivered to the Agent a Landlord's Lien Waiver, substantially in the form of Exhibit E.

                  14.18 Limitation on Preferred Equity. Incur, create, assume or permit to exist any preferred stock or other analogous equity interests, other than any such preferred stock or equity interest which does not provide for the payment of a cash dividend or distribution during such time as the Commitments remain in effect or any L/C Obligation is outstanding or amount is owing hereunder.

                  14.19 Matters Relating to Remington Rand Corporation. Permit Remington Rand Corporation to have any material assets (other than its equity interests in Remington Corporation, L.L.C.) or liabilities (other than its guarantee of the obligations hereunder and on account of the Senior Subordinated Indebtedness), or to conduct any meaningful business, other than its ownership of Remington Corporation, L.L.C.

                  14.20 Covenants of Other Borrowers. Each Borrower other than the Company covenants and agrees with each Lender (including the Issuing Bank) that it shall abide by the covenants of the Company set forth in this Section 14 to the extent the Company has covenanted to cause it to take or to refrain from taking any action.

                  14.21 Payments in Respect of Accounts. The Company shall not, nor shall it permit any of its Subsidiaries organized under the laws of the United States or the United Kingdom to, instruct or otherwise permit any Person obligated under any of the Accounts (as defined in the Security Agreements) to remit any payment (whether by check, wire transfer or otherwise) to any account other than a Lock Box Account (as defined in the Lock Box Agreement) established by the Agent pursuant to a Lock Box Agreement, other than, in the case of amounts owing to the UK Borrower and its Subsidiaries, payments which are made through an alternate means which (in the reasonable judgment of the Agent) (a) enables the Agent to maintain a perfected, first priority security interest in such payments and the proceeds thereof and (b) provides for the application of such proceeds in the same manner as payments deposited in a Lock Box Account. The Company hereby agrees that it shall not, and shall not permit any of its Subsidiaries to, cause or permit any amounts which are not Collateral to be deposited in the Lock Box Accounts (as defined in the Lock-Box Agreement).

                  14.22 Bank Accounts. The Company shall not, nor shall it permit any of its Subsidiaries to, establish or maintain, or permit to be established or maintained, any bank accounts in the name of, or for the benefit of, the Company or any of its Domestic Subsidiaries, other than (x) bank accounts established or maintained with a Bank, (y) other bank accounts containing operating funds required to cover substantially immediate payment obligations (including, without limitation, payroll obligations) and (z) other operating bank accounts which are debited on a daily basis so that they do not contain any material overnight deposits.

                  14.23 Asset Coverage. The aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis (other than the Senior Subordinated Indebtedness) shall not exceed at any date the amount equal to 75% of the aggregate book value of all cash, Permitted Investments, accounts receivable, inventory and property, plant and equipment reflected in accordance with GAAP on the balance sheet of the Company most recently delivered by the Company pursuant to subsection 13.4(a) or (b).


                              SECTION 15. GUARANTEE

                  15.1 Guarantee. In order to induce the Lenders, the Issuing Banks, the Co- Documentation Agents and the Agent to execute and deliver this Agreement and to make the extensions of credit hereunder, and in consideration thereof:

                  (a) The Company hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Subsidiary Obligations. The Company further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Section 15. Without limiting the generality of the foregoing, the Company's liability shall extend to all amounts that constitute part of the Subsidiary Obligations and would be owed by the UK Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the UK Borrower. This Guarantee shall remain in full force and effect until the Commitments have terminated, no L/C Obligations are outstanding and all amounts owing under this Agreement have been paid in full, notwithstanding that from time to time prior thereto the UK Borrower may be free from any obligations hereunder.

                  (b) The Company agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability under this Section 15, it will notify the Agent or such Lender in writing that such payment is made under this
         Section 15 for such purpose. No payment or payments made by the UK Borrower or any other Person or received or collected by the Agent or any Lender from the UK Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Subsidiary Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Company hereunder which shall remain obligated hereunder, notwithstanding any such payment or payments (other than payments made by or received or collected from the Company in respect of the Subsidiary Obligations) until the date upon which all amounts owing under this Agreement have been paid in full.

                  15.2 Right of Set-Off. Upon the occurrence and continuance of any Event of Default, the Agent and each Lender are hereby irrevocably authorized by the Company at any time and from time to time without notice to the Company, any such notice being hereby waived by the Company, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Lender to or for the credit or the account of the Company, or any part thereof in such amounts as the Agent or such Lender may elect, on account of the liabilities of the Company hereunder and claims of every nature and description of the Agent or such Lender against the Company, in any currency, whether arising hereunder or any other Loan Document or otherwise, as the Agent or such Lender may elect, whether or not the Agent or such Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Agent and each Lender shall notify the Company promptly of any such set-off made by it and the application made by it of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Lender under this subsection are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Lender may have.

                  15.3 No Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application of funds of the Company by the Agent or any Lender, the Company shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the UK Borrower or against any collateral security or guarantee or right of offset held by the Agent or any Lender for the payment of the Subsidiary Obligations, nor shall the Company seek or be entitled to seek any contribution or reimbursement from the UK Borrower in respect of payments made by the Company hereunder, until the Commitments have terminated, no L/C Obligations are outstanding and all amounts owing to the Agent and the Lenders by the UK Borrower have been paid in full. If any amount shall be paid to the Company on account of such subrogation rights at any time when the Commitments have not terminated, any L/C Obligations are outstanding or all amounts owing hereunder shall not have been paid in full, such amount shall be held by the Company in trust for the Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Agent in the exact form received by the Company (duly indorsed by the Company to the Agent, if required), to be applied against the Subsidiary Obligations, whether matured or unmatured, in such order as the Agent may determine.

                  15.4 Amendments, etc. The Company shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Company, and without notice to or further assent by the Company, any demand for payment of any of the Subsidiary Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, and any of the Subsidiary Obligations continued, and the Subsidiary Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, and this Agreement, any other Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Required Lenders or the Lenders, as the case may be, may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Subsidiary Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Subsidiary Obligations or pursuant to this Section 15 or any property subject thereto.

                  15.5 Guarantee Absolute and Unconditional. The Company waives any and all notice of the creation, renewal, extension or accrual of any of the

Subsidiary Obligations and notice of or proof of reliance by the Agent or any Lender upon the guarantees contained in this Section 15 or acceptance of the guarantee provisions of this Section 15; the Subsidiary Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the guarantees contained in this Section 15; and all dealings between the UK Borrower or the Company, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantees contained in this Section 15. The Company waives (to the extent permitted by law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the UK
Borrower or the Company with respect to the Subsidiary Obligations. The guarantees contained in this Section 15 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement, any other Loan Document or any of the documents executed in connection therewith, any of the Subsidiary Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense (including, without limitation, any statute of limitations), set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the UK Borrower against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the UK Borrower or the Company) which constitutes, or might be construed to constitute, an equitable or legal discharge of the UK Borrower for the Subsidiary Obligations, or of the Company under the guarantees contained in this Section 15, in bankruptcy or in any other instance. When the Agent or any Lender is pursuing its rights and remedies hereunder against the Company, the Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the UK Borrower or any other Person or against any collateral security or guarantee for the Subsidiary Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the UK Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the UK Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Company of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Lenders against the Company.

                  15.6 Reinstatement.  Each of the guarantees  contained in this
Section 15 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Subsidiary Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the UK Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the UK Borrower or any substantial part of their respective property, or otherwise, all as though such payments had not been made.

                  15.7 Payments. The Company hereby agrees that the amounts payable by the Company hereunder will be paid to the Agent without set-off or counterclaim in Dollars or, with respect to the UK Loans, Pounds Sterling at the office of the Agent specified in subsection 18.2 or at such other office as the Agent shall designate in writing to the Company.



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                                                                   106



                          SECTION 16. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                           (a) any representation or warranty made or deemed made in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                           (b) default shall be made in the payment of any principal of any Loan or reimbursement with respect to any
         Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for payment thereof or by acceleration thereof or otherwise;

                           (c) default shall be made in the payment of any interest on any Loan or Reimbursement Obligation or any fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                           (d) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in subsection 13.1(a), 13.4, 13.5 or 13.8 or in
         Section 14;

                           (e) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Agent or any Lender to the Company;

                           (f) the Company or any Subsidiary shall (i) fail to pay any amount of principal or interest due in respect of any Indebtedness having a principal amount in excess of $5,000,000, when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

                           (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership, administration or similar law or any analogous law of a foreign jurisdiction, (ii) the appointment of a liquidator, receiver,


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                                                             107



         administrative receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or a Subsidiary or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                           (h) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership, administration or similar law or any analogous law of a foreign jurisdiction, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner (but within 60 days in any event), any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a liquidator, receiver, administrative receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iv) file an answer admit ting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability, or fail generally, or deemed by any law to be unable, to pay its debts as they become due, (vii) be deemed by United Kingdom law to be insolvent or (viii) take any action for the purpose of effecting any of the foregoing;

                           (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by insurance) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment;

                           (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that could reasonably be expected to result in liability of the Company, any Subsidiary or any ERISA Affiliate to the PBGC or to a Plan and, within 30 days after the reporting of any such Reportable Event to the Agent or after the receipt by the Agent of the statement required pursuant to subsection 13.6(b)(iii), the Agent shall have notified the Company in writing that
         (i) the Required Lenders have reasonably determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States district court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans or give notice of its intention to do so; and, in connection with any of the events set forth in this paragraph (j), the liability that the

         Company, its Subsidiaries and its ERISA Affiliates could be reasonably expected to incur would have a Material Adverse Effect;

                           (k) (i) the  Company,  any  Subsidiary  or any  ERISA
         Affiliate shall have been notified by the sponsor of a Multiemployer Plan (or otherwise shall know or have a reasonable basis to believe) that it has incurred Withdrawal Liability to such Multiemployer Plan,
         (ii) the Company, such Subsidiary or such ERISA Affiliate shall not have reasonable grounds for contesting such Withdrawal Liability or shall not in fact contest such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with unsatisfied Withdrawal Liabilities (determined as of the date or dates of such notification), could be reasonably expected to have a Material Adverse Effect;

                           (l) the Company, any Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan (or otherwise shall know or have a reasonable basis to believe) that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of the ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Company, the Subsidiaries and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount that could be reasonably expected to have a Material Adverse Effect;

                           (m) there shall have occurred a Change in Control;

                           (n) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Company or any Subsidiary not to be, a valid, perfected, first priority (except as otherwise expressly provided in the Credit Agreement or such Security Document) security interest in the securities, assets or properties covered thereby (other than a security interest in securities, assets or properties having, in the aggregate, a fair market value not in excess of $100,000), except to the extent that any such loss of perfection or priority results from the failure of the Agent to maintain possession of certificates representing securities pledged under a Pledge Agreement;

                           (o) any Loan Document (including, without limitation, the guarantees contained in Section 15 hereof) shall not be for any reason, or shall be asserted by the Company or any Subsidiary not to be, in full force and effect and enforceable in all mate rial respects in accordance with its terms;

                           (p) the Subsidiary Obligations or the guarantees thereof pursuant to Section 15 hereof or the Obligations (as defined in the Subsidiaries Guarantee) or any Subsidiaries Guarantee shall cease to constitute, or shall be asserted by the Company or any Guarantor not to constitute, senior indebtedness under the subordination provisions of any subordinated Indebtedness of the Company or such subordination provisions shall be


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                                                                    109



         invalidated or otherwise cease to be a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms; or

                           (q) any material provision of any Subsidiaries Guarantee or of Section 15 hereof shall cease to be in full force and effect and enforceable in accordance with its terms for any reason whatsoever or the Company or any Guarantor shall contest or deny in writing the validity or enforceability of any of its obligations under any such Guarantee or the obligations guaranteed thereby shall cease to be entitled to the material benefits of any other Loan Document for any reason whatsoever;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate forthwith any or all of the Commitments and (ii) declare any or all of the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to any Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrowers accrued hereunder (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and under any other Loan Document, shall automatically become due and payable.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Company hereby grants to the Agent, for the benefit of the Issuing Bank and the L/C
Participants, a security interest in such cash collateral to secure all obligations of the Company under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company. The Company shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

                  Except as expressly provided in this Section 16, presentment, demand, protest or all other notice of any kind are hereby expressly waived by each Borrower.


                              SECTION 17. THE AGENT

                  17.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Neither any Co- Documentation Agent nor any Issuing Bank shall have any duties or responsibilities hereunder or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against either Co-Documentation Agent or any Issuing Bank.

                  17.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  17.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or
(ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company or any other Person to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company and its Subsidiaries.

                  17.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation


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                                                                    111



believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or (if required) the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or (if required) the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  17.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or (if required) the Lenders ; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  17.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.


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                                                                  112



                  17.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent the Company is obligated and fails to make reimbursement in respect thereof and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, to the extent that the relevant Commitments have then been terminated, according to their respective Commitment Percentages thereof immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  17.8 Agent in Its Individual Capacity. To the extent not otherwise prohibited by the terms hereof (including Section 14), the Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Loans made by it, and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  17.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Company), shall succeed to the rights, powers and duties of the Agent hereunder. Effective upon such appointment and approval, the term "Agent" shall mean such successor agent, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                            SECTION 18. MISCELLANEOUS

                  18.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with


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                                                                    113



the Company (on behalf of the Borrowers) written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or
(b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) reduce the amount or extend the scheduled date of maturity of any Loan or of payment of any installment thereof or the ultimate expiration date of the Letter of Credit facility, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Lender's Commitment or amend the provisions of subsection 10.9, in each case without the consent of each Lender directly affected thereby;

                  (ii) (a) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or (b) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents or (c) release any significant Collateral or guarantee obligations, in each case without the written consent of all the Lenders;

                  (iii) amend, modify or waive any mandatory prepayment owing to the Domestic Lenders, the UK Lenders, the Secured Supplemental Lenders or the Unsecured Supplemental Lenders without the written consent of the Domestic Lenders, the UK Lenders, the Secured Supplemental Lenders or the Unsecured Supplemental Lenders, as the case may be;

                  (iv) amend, modify or waive any provision of Section 5 without the written consent of the Domestic Swing Line Lender or any provision of Section 8 without the written consent of the UK Swing Line Lender;

                  (v) amend, modify or waive any provision of Section 4 without the written consent of each Issuing Bank directly affected thereby;

                  (vi) amend, modify or waive any provision of Section 17 without the written consent of the then Agent; or

                  (vii)  increase the principal  amount of the Loans and Letters of Credit which constitute Primary Obligations (other than through borrowings of Loans and issuances of Letters of Credit under the Domestic Revolving Credit Commitments and the UK Revolving Credit Commitments in effect on the Supplemental Closing Date), without the written consent of each Secured Supplemental Lender (it being understood that nothing contained in this clause (vii) shall be deemed to restrict the right of the Agent to adjust the Domestic Borrowing Base and the UK Borrowing Base pursuant to the authority granted in the definition of each such term contained in subsection 1.1 hereof).



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                                                                       114



Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  The Lenders hereby agree that the Agent may, in its discretion, waive the provisions of subsection 12.2(f) with respect (and only with respect) to the pledge of Capital Stock of any Foreign Subsidiary; provided that the Company shall be required and hereby agrees to comply with such provisions by no later than June 30, 1996 and that failure to so comply shall be deemed an Event of Default hereunder.

                  18.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by certified or registered mail, five days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed (y) as follows in the case of the Company, the UK Borrower and the Agent and (z) as set forth in Schedule II, in the case of the other parties hereto, or (in each such case) to such other address as may be hereafter notified by the respective parties hereto:

             The Company:           Remington Products Company, L.L.C.
                                    60 Main Street
                                    Bridgeport, Connecticut  06604
                                    Attention:  Al Castaldi
                                    Fax:  203/332-4655

                                    with a copy to:

                                    Attention:  Allen Lipson, Esq.
                                    Fax:  203/366-7707

         The UK Borrower:           Remington Consumer Products Limited
                                    Watermans House
                                    Watermans Court
                                    Kingsbury Crescent
                                    The Causeway
                                    Staines
                                    Middlesex TW18 3DA
                                    England
                                    Attention:  Chief Financial Officer
                                    Fax:  011-44-1784-411412



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                                                                     115



             The Agent:    with respect to UK Loans:

                                    Chemical Bank
                                    Trinity Tower
                                    9 Thomas More Street
                                    London, England  E19YT
                                    Attention:  Patricia Wallace
                                    Fax:  011-44-171-777-4757

                           with respect to other matters:

                                    Chemical Bank
                                    270 Park Avenue
                                    New York, New York  10017
                                    Attention: Kathryn Duncan
                                    Fax: 212/972-0009

                           in each case with a copy to:

                                    Chemical Bank Agency Services Group
                                    140 East 45th Street
                                    New York, New York  10017
                                    Attention: Janet Belden
                                    Fax: 212/552-5658

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsection 2.2, 3.2, 4.2, 5.1(a), 6.2, 7.2, 8.1(a), 9.2, 10.1, 10.2,
10.3 or 10.9 shall not be effective until received.

                  18.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  18.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  18.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agent,
(c) to pay, indemnify, and hold each Lender and the Agent harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the Properties (all the foregoing in this paragraph (d), collectively, the "indemnified liabilities"), provided that the Company shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising solely from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  18.6 Successors and Assigns;  Participations  and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Each Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 18.1. Each Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant in any Loans owing by it or Commitments available to it shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection
18.7 as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 10.11, 10.12 and 10.13, with respect to its participation in the Commitments and the Loans outstanding from time to time, provided, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Company (on its own behalf and, to the extent applicable, as agent for any affected Borrower) and the Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Agent) and delivered to the Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to any Lender or any affiliate thereof, or an additional bank or financial institution, the aggregate principal amount of Loans, L/C Obligations and Commitments being assigned is not less than $5,000,000 (or such lesser amount as may be agreed to by the Company and the Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph
(e) of this subsection, the consent of the Company shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by any Borrower, for any assignment which occurs at any time when any of the events described in subsection 16(b),
(c), (g) or (h) shall have occurred and be continuing. Notwithstanding anything to the contrary contained herein, (x) any assignment by a Domestic Lender of any Commitment or Loan held by it shall be accompanied by an assignment to the same Assignee of a ratable share of each other Commitment and Loan which it holds as a Domestic Lender, (y) any assignment by a UK Lender of any Commitment or Loan held by it shall be accompanied by an assignment to the same Assignee of a ratable share of each other Commitment and Loan which it holds as a UK Lender; for purposes of clarification, it is understood and agreed that any Supplemental Lender who holds both Secured Supplemental Loans and Unsecured Supplemental Loans need not assign such Loans ratably.

                  (d) The Agent, on behalf of the Company, shall maintain at the address of the Agent referred to in subsection 18.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Agent) together with payment to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and
(ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Company and (to the extent applicable) any other affected Borrowers.

                  (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 18.17, any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of any Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Borrower in connection with such Lender's credit evaluation of any Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  18.7 Adjustments; Set-off. (a) On the date of occurrence of any Event of Default specified in subsection 16(g) or (h), each Lender (other than the Supplemental Lenders) shall be deemed (solely as an inter-creditor matter and without any obligation on the part of any Borrower) to have purchased an interest in the obligations owing to each other Lender (other than the Supplemental Lenders) (and, to the extent necessary after giving effect to any actual recoveries on such obligations, shall actually fund such purchase) such that, after giving effect to all such purchases or deemed purchases, each such Lender is owed (directly or through such purchase or deemed purchase) its Commitment Percentage (calculated with respect to all Commitments) of the Domestic Term Loans, the UK Term Loans, the Domestic Revolving Credit Loans (including, without limitation, reimbursement obligations in respect of any outstanding Domestic Swing Line Loans), the UK Revolving Credit Loans (including, without limitation, reimbursement obligations in respect of any outstanding UK Swing Line Loans), the L/C Obligations and all amounts owing in respect thereof, but in the case of Domestic Swing Line Loans, UK Swing Line Loans and L/C Obligations excluding those with respect to which such Lender is not required to make Domestic Revolving Credit Loans or UK Revolving Credit Loans, as the case may be, or purchase participating interests pursuant to subsection 5.1(f), 8.1(f) or 4.4(d), respectively. Each Lender hereby acknowledges and agrees that its agreement contained in this subsection 18.7(a) shall be irrevocable and unconditional.

                  (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of any of its Loans or Reimbursement Obligations owing to it under any Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or Reimbursement Obligations, as the case may be, of the same Facility owing to it under such Commitment or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's similar Loans or Reimbursement Obligations of the same Facility, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders which hold such Commitment of the same Facility; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion.

                  (c) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the affected Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  18.8 Mortgaged Property Casualty and Condemnation. (a) Notwithstanding any other provision of this Agreement or the Security Documents, the Agent is authorized, at its option (for the benefit of the Lenders, other than the Unsecured Supplemental Lenders), to collect and receive, to the extent payable to the Company or any of its Subsidiaries, all insurance proceeds, damages, claims and rights of action under any insurance policies with respect to any casualty or other insured damage ("Casualty") to any portion of any Mortgaged Property (collectively, "Insurance Proceeds"), unless the amount of the related Insurance Proceeds is less than $10,000,000 and an Event of Default shall not have occurred and be continuing. The Company agrees to notify the Agent, in writing, promptly after the Company or any Subsidiary obtains notice or knowledge of any Casualty to a Mortgaged Property, which notice shall set forth a description of such Casualty and the Company's good faith estimate of the amount of related damages. The Company agrees, subject to the foregoing limitations, to, and to cause each Subsidiary to, endorse and transfer or cause to be endorsed or transferred any Insurance Proceeds received by it or any of its Subsidiaries to the Agent.

                            (b) The Company  will  notify the Agent  immediately
upon obtaining knowledge of the institution of any action or proceeding for the taking of any Mortgaged Property, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner (a "Condemnation"). No settlement or compromise of any claim in connection with any such action or proceeding shall be made without the consent of the Agent, which consent shall not be unreasonably withheld. The Agent is authorized, at its option (for the benefit of the Unsecured Supplemental Lenders), to collect and receive all proceeds of any such Condemnation (in each case, the "Condemnation Proceeds") unless the amount of the Condemnation Proceeds is less than $10,000,000 and an Event of Default shall not have occurred and be continuing.
The Company agrees to execute or cause to be executed such further assignments of any Condemnation Proceeds required to be received by the Agent as the Agent may reasonably require.

                            (c)  In  the  event  of a  Condemnation  of  all  or
substantially all of any Mortgaged Property (which determination shall be made by the Agent in its reasonable discre tion), unless the Company shall have notified the Agent in writing promptly after such Condemnation that it intends to replace the related Mortgaged Property (and no Default or Event of Default shall have occurred and be continuing at the time of such election), the Agent may deem such event to be a Prepayment Event, and shall apply the Condemnation Proceeds received as a result of such Condemnation (less the reasonable costs, if any, incurred by the Agent or the Company in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees, other charges and disbursements (the Lenders having agreed to reimburse the Company from such Condemnation Proceeds such costs incurred by the Company)) to prepay obligations outstanding under this Agreement to the extent required under subsection 10.2, with any remaining Condemnation Proceeds being returned to the Company. If the Company shall elect to replace a Mortgaged Property as contemplated above, (i) the replacement property shall be of utility comparable to that of the replaced Mortgaged Property and (ii) the insufficiency of any Condemnation Proceeds to defray the entire expense of the related location, acquisition and replacement of such replacement property shall in no way relieve the Company of its obligation to complete the construction or acquisition of any replacement property if the Company shall have made such election and shall have acquired the related real property. Any condemnation of substantially all of a Mortgaged Property is referred to herein as a "`substantially all' Condemnation".

                            (d)  In  the  event  of  any   Condemnation  of  the
Mortgaged Property, or any part thereof (other than a total or "substantially all" Condemnation described in paragraph (c) above and subject to the provisions of paragraph (f) below), the Agent shall apply the Condemnation Proceeds (to the extent it receives such proceeds), first, in the case of a partial

Condemnation, to the repair or restoration of any integrated structure subject to such Condemnation and, second, shall apply the remainder of such Condemnation Proceeds (less the reasonable costs, if any, incurred by the Agent and the Company in the recovery of such Condemnation Proceeds, including reasonable attorneys' fees (the Lender having agreed to reimburse the Company from such Condemnation Proceeds such costs incurred by the Company)) to prepay obligations outstanding under this Agreement to the extent required under subsection 10.2, with any remaining Condemnation Proceeds being returned to the Company.

                            (e) In the event of any Casualty of the improvements
of any Mortgaged Property and so long as no Default or Event of Default has occurred and is continuing, the Company shall have the option to either:

                           (i) restore the Mortgaged Property to a condition substantially similar to its condition immediately prior to such Casualty and to invest the balance, if any, of any Insurance Proceeds in equipment, vehicles or other assets used in the Company's principal lines of business within 180 days after the receipt thereof, provided, however, that the Company, pending such reinvestment, promptly deposits such excess Insurance Proceeds in a cash collateral account established with (or otherwise reasonably satisfactory to) the Agent for the benefit of the Lenders (other than the Unsecured Supplemental Lenders), or

                           (ii) direct the Agent to apply the related Insurance Proceeds to prepay obligations outstanding under this Agreement to the extent required under subsection 10.2, with any remaining Insurance Proceeds being returned to the Company.

It is understood that any excess Insurance Proceeds that are not reinvested in the Company's existing lines of business as contemplated above will be applied to prepay obligations out standing under this Agreement to the extent required under subsection 10.2.

                  If required to do so, the Company shall make the election contemplated by the immediately preceding paragraph by notifying the Agent promptly after the later to occur of (A) 30 days after the Company and its insurance carrier reach a final determination of the amount of any Insurance Proceeds and (B) 60 days after the occurrence of the Casualty. If the Company shall be required or shall elect to restore the Mortgaged Property, the insufficiency of any Insurance Proceeds or Condemnation Proceeds to defray the entire expense of such restoration shall in no way relieve the Company of such obligation to so restore if it is so required or once such election has been made. In the event the Company shall be required to restore or shall notify the Agent of its election to restore, the Company shall diligently and continuously prosecute the restoration of the Mortgaged Property to completion. In the circumstance where the Company shall be required to restore or shall so elect to restore and no Event of Default has occurred and is continuing the Company shall not be required to comply with the requirements of paragraph (f) below in connection with such restoration (except as required by clauses (f)(ii)(A) and (B)), so long as the cost of such restoration shall be less than $500,000. In the event of a Casualty where the Company is required to make the election set forth above and the Company either shall fail to notify the Agent of its election within the period set forth above or shall elect not to restore the Mortgaged Property, the Agent shall (after being reimbursed for all reasonable costs of recovery of such Insurance Proceeds including reasonable attorneys' fees and after reimbursing the Company for all such reasonable costs incurred by the Company) apply such

Insurance Proceeds to prepay obligations outstanding under this Agreement to the extent required under subsection 10.2. In addition, upon such prepayment, the Company shall be obligated to place the remaining portion, if any, of the Mortgaged Property in a safe condition that is otherwise in compliance with the requirements of applicable Governmental Authorities and the provisions of this Agreement and the Company Mortgage.

                            (f) Except as  otherwise  specifically  provided  in
this subsection 18.8, all Insurance Proceeds and all Condemnation Proceeds recovered by the Agent (i) are to be applied to the restoration of the applicable Mortgaged Property (or, if permitted in the event of a total or "substantially all" Condemnation as contemplated in paragraph (c) above, to the location, acquisition and construction of a replacement for the applicable Mortgaged Property) (less the reasonable cost, if any, to the Agent of such recovery and of paying out such proceeds, including reasonable (x) attorneys' fees, (y) other charges and (z) disbursements and costs allocable to inspecting the Work (as defined below)), (ii) shall be applied by the Agent to the payment of the cost of restoring or replacing the Mortgaged Property so damaged, destroyed or taken or of the portion or portions of the Mortgaged Property not so taken (the "Work") and (iii) shall be paid out from time to time to the Company as and to the extent the Work (including the location and acquisition of any replacement of any Mortgaged Property) progresses (as certified by the Company) for the payment thereof, but subject to each of the following conditions:

                           (A) the Company must promptly commence the restoration process or the location, acquisition and replacement process (in the case of a total or "substantially all" Condemnation) in connection with the Mortgaged Property;

                           (B) upon completion  thereof,  the improvements shall
         (I) be in compliance with all requirements of applicable Governmental Authorities such that all representations or warranties of the Company relating to the compliance of such Mortgaged Property with applicable laws, rules or regulations in this Agreement or the Security Documents will be correct in all respects and (II) be at least equal in value and general utility to the improvements that were on such Mortgaged
         Property (or that were on the Mortgaged Property that has been replaced, if applicable) prior to the Casualty or Condemnation, and in the case of a Condemnation, subject to the affect of such Condemnation;

                           (C) there shall be no Default or Event of Default that has occurred and is continuing; and

                           (D) after  commencing  the Work,  the  Company  shall
         continue  to  perform  the  Work   diligently  and  in  good  faith  to
         completion.

Upon completion of the Work and payment in full therefor, the Agent will disburse to the Company the amount of any Insurance Proceeds or Condemnation Proceeds then or thereafter in the hands of the Agent on account of the Casualty or Condemnation that necessitated such Work to be applied (x) to prepay obligations outstanding under this Agreement to the extent required under subsection 10.2, with any excess being returned to the Company, or (y) to be reinvested in the Company's principal lines of business within 180 days after the receipt thereof; provided, however, that the Company, pending such reinvestment, promptly deposits such amounts in a cash collateral account established with the Agent for the benefit of the Lenders (other than the Unsecured Supplemental Lenders).

                            (g)  Notwithstanding  any other  provisions  of this
subsection 18.8, if the Company shall have elected to replace a Mortgaged Property in connection with a total or "sub stantially all" Condemnation as contemplated in paragraph (c) above, all Condemnation Proceeds held by the Agent in connection therewith shall be applied to prepay obligations outstanding under this Agreement to the extent required under subsection 10.2 if (i) the Company notifies the Agent that it does not intend to replace the related Mortgaged Property, (ii) an officer of the Company shall not have notified the Agent in writing that the Company has acquired or has entered into a binding contract to acquire land upon which it will construct the replacement property within six months after the related Condemnation or (iii) the Company shall have not notified the Agent and the Agent in writing that it has begun construction of the replacement structures within one year after the related Condemnation. Any funds not required to be applied in accordance with subsection 10.2 shall be returned to the Company.

                            (h) Nothing in this  subsection  18.8 shall  prevent
the Agent from applying at any time all or any part of the Insurance Proceeds or Condemnation Proceeds to the curing of any Event of Default under this Agreement.

                  18.9 Matters Relating to Certain Borrowers. (a) The UK Borrower shall at all times maintain in New York, New York a Person acting as agent to receive on its behalf and on behalf of its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding described in subsection 18.14(a) in any New York State or Federal court described in subsection 18.14(a). Such process agent initially shall be Allen Lipson, Esq. with an address at c/o Remington Products Company, L.L.C., 60 Main Street, Bridgeport, Connecticut 06604; the UK Borrower shall provide prompt written notice to the Agent of any change in such process agent or any change of address thereof.

                  (b) The obligations of the Company under any Note due to any party hereto or any other amount owing hereunder shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be) may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party or such holder (as the case may be) in Dollars, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party of such holder (as the case may be) against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be) agrees to remit to the Company such excess.

                  (c) The obligations of the UK Borrower under any Note due to any party hereto or any other amount owing hereunder shall, notwithstanding any judgment in a currency (the "judgment currency") other than Pounds Sterling, be discharged only to the extent that on the Business Day following receipt by such party or such holder (as the case may be) of any sum adjudged to be so due in the judgment currency such party or such holder (as the case may be)
may in accordance with normal banking procedures purchase Pounds Sterling with the judgment currency; if the amount of Pounds Sterling so purchased is less than the sum originally due to such party or such holder (as the case may be) in Pounds Sterling, the UK Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party of such holder (as the case may be) against such loss, and if the amount of Pounds Sterling so purchased exceeds the sum originally due to any party to this Agreement or any holder of Notes (as the case may be), such party or such holder (as the case may be) agrees to remit to the UK Borrower such excess.

                  (d) Notwithstanding anything to the contrary contained herein, the UK Borrower's liability hereunder and under the other Loan Documents shall be limited to the UK Loans, interest thereon and fees and other amounts directly relating thereto. The UK Borrower shall have no obligation hereunder with respect to the payment of any amounts owing with respect to the Domestic Loans or the Letters of Credit.

                  18.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

                  18.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  18.12 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  18.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  18.14 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof and, in the case of the UK Borrower, to the jurisdiction of the English courts;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 18.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  18.15 Acknowledgements. Each Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on one hand, and any Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among any Borrower and the Lenders.

                  18.16 WAIVERS OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  18.17 Confidentiality. Each Lender agrees to keep confidential any written or oral non-public information (a) provided to it by or on behalf of the Company or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Company or any of its Subsidiaries; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, Affiliates, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

REMINGTON PRODUCTS COMPANY, L.L.C.


By:
   Title:

REMINGTON CONSUMER PRODUCTS
         LIMITED


By:
   Title:

CHEMICAL BANK, as Administrative Agent, as a
Lender and as (or on behalf of) the Issuing Bank


By:
   Title:

BANQUE NATIONALE DE PARIS, as a Co-
Documentation Agent and as a Lender


By:
   Title:

FLEET NATIONAL BANK, as a Co-
Documentation Agent and as a Lender


By:
   Title:

CORESTATES BANK, N.A.


By:
   Title:

THE FIRST NATIONAL BANK OF BOSTON


By:
   Title:

FIRST UNION BANK OF CONNECTICUT


By:
   Title:

HELLER FINANCIAL, INC.


By:
   Title:

PEOPLE'S BANK


By:
   Title:

PNC BANK, NATIONAL ASSOCIATION


By:
   Title:

THE PROVIDENT BANK


By:
   Title:

                                   SCHEDULE I


                                   COMMITMENTS


                                      Domestic       Domestic                             UK Revolving    Secured        Unsecured
                                      Term Loan   Revolving Credit     UK Term Loan        Credit         Supplemental  Supplemental
Lender                              Commitments     Commitments        Commitments         Commitments      Loans          Loans
-------------------------           -----------    -------------  ----------------- -------------------  ------------   -----------

Chemical Bank                       $531,417.00    $5,314,171.00  (pound)790,605.60 (pound)3,162,422.47       ---            ---
Banque Nationale de Paris            442,847.00     4,428,475.00         658,838.46        2,635,352.50       ---            ---
Fleet National Bank                  442,847.00     4,428,475.00         658,838.46        2,635,352.50       ---            ---
Corestates Bank, N.A.                454,546.00     4,545,455.00         301,182.75        1,204,731.65       ---            ---
The First National Bank of Boston    454,546.00     4,545,455.00         301,182.75        1,204,731.65    7,500,000     7,500,000
First Union Bank of Connecticut      454,546.00     4,545,455.00         301,182.75        1,204,731.65       ---            ---
Heller Financial, Inc.               588,235.00     5,882,353.00             --                  --           ---            ---
People's Bank                        588,235.00     5,882,353.00             --                  --           ---            ---
PNC Bank. National Association       454,546.00     4,545,455.00         301,182.75        1,204,731.65       ---            ---
The Provident Bank                   588,235.00     5,882,353.00             ---                ---           ---            ---
                                     -----------    ------------      --------------      ---------------  ----------    ----------
                                  $5,000,000.00   $50,000,000.00 (pound)3,313,013.52 (pound)13,252,054.07  $7,500,000    $7,500,000


                                                               SCHEDULE II

                               ADDRESS FOR NOTICES

BANQUE NATIONALE DE PARIS
499 Park Avenue
New York, New York  10022
Attention: Richard Cushing
Telephone: 212-418-8246
Telecopier: 212-418-8269

THE CHASE MANHATTAN BANK
(f/k/a CHEMICAL BANK)
270 Park Avenue
New York, New York  10017
Attention:  Kathryn A. Duncan
Telephone:  212-270-5808
Telecopier:  212-972-0009

FIRST UNION NATIONAL BANK (as
successor by merger with CORESTATES
BANK, N.A.)
1339 Chestnut Street
Philadelphia, Pennsylvania  19107
Attention: Don Mishler
Telephone: 215-786-4132
Telecopier: 215-973-6680

BANK BOSTON, N.A. (f/k/a THE FIRST
NATIONAL BANK OF BOSTON)
100 Federal Street, MS 01-09-06
Boston, Massachusetts   02110
Attention: Connie Moore
Telephone: 617-434-9383
Telecopier: 617-434-6241

FIRST UNION NATIONAL BANK (f/k/a
FIRST UNION BANK OF CONNECTICUT)
1339 Chestnut Street
Philadelphia, Pennsylvania  19107
Attention: Don Mishler
Telephone: 215-786-4132
Telecopier: 215-973-6680


FLEET NATIONAL BANK
One Federal Street
MA/OF/D03J
Boston, Massachusetts  02109
Attention: Stephen M. Curran
Telephone: 617-346-0709
Telecopier: 617-346-4806

HELLER FINANCIAL, INC.
500 West Monroe Street
Chicago, Illinois  60661
Attention: Robert Reeg
Telephone: 312-441-6855
Telecopier: 312-331-7367

PEOPLE'S BANK
Bridgeport Center
850 Main Street
Bridgeport, Connecticut  06604-4913
Attention: Michael Rosso
Telephone: 203-338-3246
Telecopier: 203-338-4781

PNC BANK, NATIONAL
         ASSOCIATION
345 Park Avenue
29th Floor
New York, New York  10154
Attention: Tomas R. Colwell
Telephone: 212-409-3725
Telecopier: 212-309-3737

THE PROVIDENT BANK
One East Fourth Street
Mail Stop 216A
Cincinnati, Ohio  45202
Attention: Kevin Ward
Telephone: 513-345-7255
Telecopier: 513-579-2858

                                                                ANNEX I



                       REMINGTON PRODUCTS COMPANY, L.L.C.
                       REMINGTON CONSUMER PRODUCTS LIMITED









                                US$85,000,000.00
                             UK(pound)16,565,067.59

                         CREDIT AND GUARANTEE AGREEMENT

                                  May 23, 1996









                               FLEET NATIONAL BANK
                                       and
                           BANQUE NATIONALE DE PARIS,
                           AS CO-DOCUMENTATION AGENTS,




                                 CHEMICAL BANK,
                             AS ADMINISTRATIVE AGENT

                                TABLE OF CONTENTS

                                                                          Page
                                                                         -----
SECTION 1.  DEFINITIONS                                                     1
 1.1   Defined Terms                                                        1
 1.2   Other Definitional Provisions                                       40

SECTION 2.  THE DOMESTIC TERM LOANS                                        41
 2.1   Domestic Term Loans                                                 41
 2.2   Procedure for Domestic Term Loan Borrowing                          41
 2.3   Amortization of Domestic Term Loans                                 41
 2.4   Evidence of Debt                                                    42
 2.5   Use of Proceeds of Domestic Term Loans                              43

SECTION 3.  THE DOMESTIC REVOLVING CREDIT LOANS                            43
 3.1   Domestic Revolving Credit Loans                                     43
 3.2   Procedure for Domestic Revolving Credit Loan Borrowing              43
 3.3   Repayment of Domestic Revolving Credit Loans                        44
 3.4   Evidence of Debt                                                    44
 3.5   Use of Proceeds of Domestic Revolving Credit Loans                  44

SECTION 4.  LETTER OF CREDIT SUB-FACILITY                                  45
 4.2   Procedure for Issuance of Letters of Credit under this Agreement    45
 4.3   Fees, Commissions and Other Charges                                 46
 4.4   L/C Participations                                                  46
 4.5   Reimbursement Obligation                                            48
 4.6   Obligations Absolute                                                48
 4.7   Letter of Credit Payments                                           49
 4.8   Application                                                         49

SECTION 5.  AMOUNT AND TERMS OF
 DOMESTIC SWING LINE SUB-FACILITY                                          49
 5.1   Domestic Swing Line Commitments                                     49
 5.2   Participations                                                      51
 5.3   Use of Proceeds of Domestic Swing Line Loans                        52

SECTION 6.  THE UK TERM LOANS                                              52
 6.1   UK Term Loans                                                       52
 6.2   Procedure for UK Term Loan Borrowing                                52
 6.3   Amortization of UK Term Loans                                       52
 6.4   Evidence of Debt                                                    53
 6.5   Use of Proceeds of UK Term Loans                                    54

SECTION 7.  THE UK REVOLVING CREDIT LOANS                                  54
 7.1   UK Revolving Credit Loans                                           54

 7.2   Procedure for UK Revolving Credit Loan Borrowing                    54
 7.3   Repayment of UK Revolving Credit Loans                              55
 7.4   Evidence of Debt                                                    55
 7.5   Use of Proceeds of UK Revolving Credit Loans                        56

SECTION 8.  AMOUNT AND TERMS OF
 UK SWING LINE SUB-FACILITY                                                56
 8.1   UK Swing Line Commitments                                           56
 8.2   Participations                                                      58
 8.3   Use of Proceeds of UK Swing Line Loans                              58

SECTION 9.  THE SUPPLEMENTAL LOANS                                         58
 9.1   Supplemental Loans                                                  58
 9.2   Procedure for Supplemental Loan Borrowing                           59
 9.3   Repayment of Supplemental Loans                                     59
 9.4   Evidence of Debt                                                    59
 9.5   Use of Proceeds of Supplemental Loans                               60
 9.6   Collateral for Supplemental Loans                                   60

SECTION 10.  CERTAIN PROVISIONS APPLICABLE TO THE LOANS
 AND LETTERS OF CREDIT                                                     61
 10.1  Termination or Reduction of Commitments                             61
 10.2  Optional and Mandatory Prepayments                                  61
 10.3  Conversion and Continuation Options                                 62
 10.4  Minimum Amounts of Tranches                                         63
 10.5  Interest Rates and Payment Dates for Loans                          63
 10.6  Inability to Determine Interest Rate                                64
 10.7  Commitment Fee; Other Fees                                          65
 10.8  Computation of Interest and Fees                                    65
 10.9  Pro Rata Treatment and Payments                                     66
 10.10 Illegality                                                          67
 10.11 Requirements of Law                                                 68
 10.12 Taxes                                                               70
 10.13 Indemnity                                                           71
 10.14 Determinations                                                      71

11.  REPRESENTATIONS AND WARRANTIES                                        72
 11.1  Organization; Powers                                                72
 11.2  Authorization                                                       72
 11.3  Enforceability                                                      73
 11.4  Approvals                                                           73
 11.5  Financial Statements                                                73
 11.6  No Material Adverse Change                                          74
 11.7  Title to Properties; Possession Under Leases                        75
 11.8  Subsidiaries                                                        75


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 11.9   Litigation; Compliance with Laws                                   75
 11.10  Agreements                                                         76
 11.11  Federal Reserve Regulations                                        76
 11.12  Investment Company Act; Public Utility Holding Company Act         76
 11.13  Tax Returns                                                        76
 11.14  No Material Misstatements                                          76
 11.15  Employee Benefit Plans                                             77
 11.16  Environmental Matters                                              77
 11.17  Insurance                                                          78
 11.18  Solvency                                                           78
 11.19  Labor Matters                                                      79
 11.20  Capitalization                                                     79
 11.21  Security Documents                                                 79
 11.22  Location of Real Property and Leased Premises                      80
 11.23  Recapitalization                                                   80
 11.24  Regulation H                                                       80

SECTION 12.  CONDITIONS PRECEDENT                                          81
 12.1  Each Extension of Credit                                            81
 12.2  Initial Extensions of Credit                                        81

SECTION 13.  AFFIRMATIVE COVENANTS                                         86
 13.1   Existence; Businesses and Properties                               86
 13.2   Insurance                                                          86
 13.3   Obligations and Taxes                                              87
 13.4   Financial Statements, Reports, etc                                 87
 13.5   Litigation and Other Notices                                       91
 13.6   ERISA                                                              91
 13.7   Maintaining Records; Access to Properties and Inspections          92
 13.8   Use of Proceeds                                                    92
 13.9   Compliance with Environmental Laws                                 92
 13.10  Preparation of Environmental Reports                               92
 13.11  Further Assurances                                                 92
 13.12  Additional Guarantees                                              93
 13.13  Additional Stock Pledges                                           93
 13.14  Additional Security Agreements                                     94
 13.15  Rate Protection Agreements                                         94
 13.16  Material Contracts                                                 95
 13.17  Surveys and Zoning                                                 95
 13.18  Cash Management System                                             95
 13.19  Patents, Trademarks and Copyrights                                 95
 13.20  Covenants of Other Borrowers                                       95

SECTION 14.  NEGATIVE COVENANTS                                            95
 14.1  Indebtedness                                                        96


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 14.2  Liens                                                               97
 14.3  Limitation on Guarantee Obligations                                 99
 14.4  Sale and Leaseback Transactions                                     100
 14.5  Investments, Loans and Advances                                     100
 14.6  Mergers, Consolidations and Sales of Assets                         101
 14.7  Dividends and Distributions                                         102
 14.8  Transactions with Affiliates                                        103
 14.9  Business of Company and Subsidiaries                                103
 14.10 Limitations on Certain Debt Payments and Interest Payments          103
 14.11 Amendment of Certain Documents; Certain Agreements                  104
 14.12 Limitation on Capital Lease Obligations                             104
 14.13 Capital Expenditures                                                104
 14.14 Fixed Charge Coverage Ratio                                         104
 14.15 Interest Expense Coverage Ratio                                     105
 14.16(a)  Leverage Ratio                                                  105
 14.16(b)  Senior Leverage Ratio                                           106
 14.17 Landlord Lien Waivers                                               106
 14.18 Limitation on Preferred Equity                                      106
 14.19 Matters Relating to Remington Rand Corporation                      106
 14.20 Covenants of Other Borrowers                                        106

SECTION 15.  GUARANTEE                                                     107
 15.1  Guarantee                                                           107
 15.2  Right of Set-Off                                                    108
 15.3  No Subrogation                                                      108
 15.4  Amendments, etc                                                     108
 15.5  Guarantee Absolute and Unconditional                                109
 15.6  Reinstatement                                                       110
 15.7  Payments                                                            110

SECTION 16.  EVENTS OF DEFAULT                                             110

SECTION 17.  THE AGENT                                                     114
 17.1   Appointment                                                        114
 17.2   Delegation of Duties                                               114
 17.3   Exculpatory Provisions                                             115
 17.4   Reliance by Agent                                                  115
 17.5   Notice of Default                                                  115
 17.6   Non-Reliance on Agent and Other Lenders                            116
 17.7   Indemnification                                                    116
 17.8   Agent in Its Individual Capacity                                   117
 17.9   Successor Agent                                                    117

SECTION 18.  MISCELLANEOUS                                                 117
 18.1   Amendments and Waivers                                             117


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 18.2   Notices                                                            118
 18.3   No Waiver; Cumulative Remedies                                     120
 18.4   Survival of Representations and Warranties                         120
 18.5   Payment of Expenses and Taxes                                      120
 18.6   Successors and Assigns; Participations and Assignments             121
 18.7   Adjustments; Set-off                                               123
 18.8   Mortgaged Property Casualty and Condemnation                       124
 18.9   Matters Relating to Certain Borrowers                              128
 18.10  Counterparts                                                       129
 18.11  Severability                                                       129
 18.12  Integration                                                        129
 18.13  GOVERNING LAW    `                                                 129
 18.14  Submission To Jurisdiction; Waivers                                129
 18.15  Acknowledgements                                                   130
 18.16  WAIVERS OF JURY TRIAL                                              130
 18.17  Confidentiality                                                    131

SCHEDULES

Schedule I           Commitments
Schedule II          Addresses for Notices
Schedule III         Indebtedness
Schedule IV          Liens
Schedule V           Title Exceptions and Condemnation Proceedings
Schedule VI          Litigation
Schedule VII         Labor Matters
Schedule VIII        Real Property (Owned and Leased)
Schedule IX          UCC Filing Offices
Schedule X           Insurance
Schedule XI          Subsidiaries
Schedule XII         Local Counsel
Schedule XIII        Shareholders
Schedule XIV         Borrowing Base Materials
Schedule XV          Recapitalization Documents
Schedule XVI         MLA Cost


EXHIBITS

Exhibit A-1          Form of Domestic Term Loan Note
Exhibit A-2          Form of Domestic Revolving Credit Note
Exhibit A-3          Form of UK Term Loan Note
Exhibit A-4          Form of UK Revolving Credit Note
Exhibit A-5A         Form of Unsecured Supplemental Loan Note
Exhibit A-5B         Form of Secured Supplemental Loan Note


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Exhibit A-6          Form of Domestic Swing Line Note
Exhibit A-7          Form of UK Swing Line Note
Exhibit B            Form of Members Limited Recourse Pledge Agreement
Exhibit C-1          Form of Company Pledge Agreement
Exhibit C-2          Form of Company Security Agreement
Exhibit D-1          Form of Subsidiaries Guarantee
Exhibit D-2          Form of Subsidiaries Pledge Agreement
Exhibit D-3          Form of Subsidiaries Security Agreement
Exhibit D-4          Form of Subsidiaries Trademark Security Agreement
Exhibit D-5          Form of Subsidiaries Patent Security Agreement
Exhibit E            Form of Landlord's Lien Waiver
Exhibit F            INTENTIONALLY OMITTED
Exhibit G            Form of Lock Box Agreement
Exhibit H            Form of Assignment and Acceptance
Exhibit I-1          Form of Domestic Borrowing Base Certificate
Exhibit I-2          Form of UK Borrowing Base Certificate
Exhibit J-1          Form of Domestic Swing Line Loan Participation Certificate
Exhibit J-2          Form of UK Swing Line Loan Participation Certificate



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